UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MEDTRONIC PUBLIC LIMITED COMPANY

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Proxy Statement AND NOTICE OF 2015 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Friday, December 11, 2015, at 9 a.m. Local Time

Dublin, Ireland

NOTICE OF ANNUAL GENERAL MEETING

MEETING AGENDA:

1.	Electing, by separate resolutions, the 13 director nominees named in the proxy statement to hold office until the 2016 Annual General Meeting of the Company;

2.	Ratifying the re-appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal year 2016 and authorizing the Board of Directors, acting through the Audit Committee, to set its remuneration;

3.	Advisory approval of the Company’s executive compensation;

4.	Advisory approval of the frequency of Say-on-Pay votes;

5.	To receive and consider the Company’s Irish Statutory Accounts for the fiscal year ended April 24, 2015 and the reports of the directors and auditors thereon and to review the affairs of the Company; and

6.	Transacting any other business that may properly come before the meeting.

Proposals 1 to 4 above are ordinary resolutions requiring a simple majority of the votes cast at the meeting. All proposals are more fully described in this proxy statement. There is no requirement under Irish law that Medtronic’s Irish Statutory Accounts for the fiscal year ended April 24, 2015 or the directors’ and auditor’s reports thereon be approved by the shareholders, and no such approval will be sought at the annual general meeting.

By order of the Board of Directors,

Bradley E. Lerman

Senior Vice President, General Counsel and Company Secretary

August 1, 2015

YOUR VOTE IS IMPORTANT. WE ENCOURAGE YOU TO VOTE.

If possible, please vote your shares using the toll-free telephone number or Internet instructions found in the Notice. Alternatively, you may request a printed copy of the proxy materials and mark, sign, date and mail your proxy form to the Company’s registered office in the postage-paid envelope that will be provided. Voting by any of these methods will not limit your right to vote in person at the annual general meeting.

Under New York Stock Exchange rules, if you hold your shares in “street” name through a brokerage account, your broker will NOT be able to vote your shares on non-routine matters being considered at the annual general meeting unless you have given instructions to your broker prior to the meeting on how to vote your shares. Proposals 1, 3 and 4 are not considered routine matters under New York Stock Exchange rules. This means that you must give specific voting instructions to your broker on how to vote your shares so that your vote can be counted.

Date:	Friday, December 11, 2015

Time:	9:00 a.m. local time

Location:	Conrad Dublin Hotel Earlsfort Terrace Dublin 2, Ireland

Record date: Shareholders of record at the close of business on October 12, 2015 are entitled to vote at the meeting.

Online proxy delivery and voting: As permitted by the Securities and Exchange Commission, we are making this proxy statement, the Company’s annual report to shareholders and our Irish statutory accounts available to our shareholders electronically via the Internet. We believe electronic delivery expedites your receipt of materials, reduces the environmental impact of our annual general meeting and reduces costs significantly. The Notice Regarding Internet Availability of Proxy Materials (the “Notice”) contains instructions on how you can access the proxy materials and how to vote online. If you received the Notice by mail, you will not receive a printed copy of the proxy materials unless you request one in accordance with the instructions provided in the Notice. The Notice has been mailed to shareholders on or about October 22, 2015 and provides instructions on how you may access and review the proxy materials on the Internet and how to vote.

Admission to the Annual General Meeting: If you wish to attend the Annual General Meeting, you must be a shareholder on the record date and request an admission ticket in advance by visiting www.proxyvote.com and following the instructions provided (you will need the 12 digit number included on your proxy card, voter instruction form or notice), or bring proof of ownership of ordinary shares to the meeting. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be held on December 11, 2015: This proxy statement, the Company’s 2015 Annual Report to Shareholders and our Irish Statutory Accounts for the year ended April 24, 2015 are available at www.proxyvote.com.

PROXY SUMMARY

This summary highlights information described in more detail elsewhere in this proxy statement. It does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

2015 Annual General Meeting of Shareholders

Date and Time:	Friday, December 11, 2015, at 9:00 a.m. (Local Time)

Place:	Conrad Dublin Hotel Earlsfort Terrace Dublin 2, Ireland

Commence Mail Date:	October 22, 2015

Record Date:	October 12, 2015

Advance Voting Methods and Deadlines

Method	Instruction			Deadline

Internet	†	Go to http://www.proxyvote.com and follow the instructions (have your proxy card or internet notice in hand when you access the website)	Internet and telephone voting are available 24 hours a day, seven days a week up to these deadlines:
			†	Shares Held Through the Medtronic Puerto Rico Employees’ Savings and Investment Plan – 11:59 p.m., Eastern Standard Time, on December 8, 2015
			†	Registered Shareholders or Beneficial Owners – 11:59 p.m., Eastern Standard Time, on December 10, 2015

Telephone	†	Dial 1-800-690-6903 and following the instructions (have your proxy card or internet notice in hand when you call)

Mail	†	Mark your selections on the enclosed proxy card	Return promptly to ensure it is received before the date of the Annual General Meeting
	†	Date and sign your name exactly as it appears on proxy card
	†	Promptly mail the proxy card in the enclosed postage-paid envelope

Questions and Answers About Attending our Annual General Meeting and Voting

We encourage you to review the questions and answers about our annual general meeting and voting beginning on page 1 to learn more about the rules and procedures surrounding the proxy and annual general meeting process, as well as the business to be conducted at our Annual General Meeting. If you plan to attend the Annual General Meeting in person, we direct your attention to the information following “Admission to the Meeting” on page 2.

If you wish to attend the Annual General Meeting, you must request an admission ticket in advance.

Your vote is important! Please cast your vote and play a part in the future of Medtronic.

Voting Matters and Board Recommendations

Proposal		Board Recommendation	For More Information
Proposal 1 —	To elect, by separate resolutions, the thirteen director nominees named in the proxy statement to hold office until the 2016 Annual General Meeting of the Company	“FOR” all nominees	Page 3
Proposal 2 —	To ratify the re-appointment of PricewaterhouseCoopers LLP as Medtronic’s independent auditor for fiscal year 2016 and authorize the Board of Directors, acting through the Audit Committee, to set its remuneration	“FOR”	Page 66
Proposal 3 —	To approve, in a non-binding advisory vote, named executive officer compensation (a “Say-on-Pay” vote)	“FOR”	Page 67
Proposal 4 —	To approve, in a non-binding advisory vote, the frequency of Say-on-Pay votes	“FOR”	Page 68

Director Nominees

You are being asked to vote, by separate resolutions, on the election of the following 13 Directors. Each Director nominee is elected annually by a majority of votes cast. Detailed information about each Director’s background, skill sets and areas of expertise can be found beginning on page 3.

					Committee Memberships					Other Current Public Boards
Name	Age*	Director Since	Principal Position	Indep.	AC	CC	FC	NCGC	QTC
Richard H. Anderson	60	2002	Chief Executive Officer of Delta Air Lines, Inc.	Y		M		C		1
Craig Arnold	55	2015	Vice Chairman and Chief Operating Officer of Industrial Sector of Eaton Corporation	Y		M		M		0
Scott C. Donnelly	53	2013	Chairman, President and Chief Executive Officer of Textron, Inc.	Y	M	M			M	1
Randall Hogan, III	59	2015	Chairman & Chief Executive Officer of Pentair plc	Y	M		M			1
Omar Ishrak	59	2011	Chairman and Chief Executive Officer of Medtronic plc	N						0
Shirley Ann Jackson, Ph.D.	68	2002	President of Rensselaer Polytechnic Institute	Y	C			M		3
Michael O. Leavitt	64	2011	Founder and Chairman of Leavitt Partners	Y			M		M	1
James T. Lenehan	66	2007	Financial Consultant and retired Vice Chairman and President of Johnson & Johnson	Y			M		C	0
Elizabeth Nabel, M.D.	63	2014	President of Brigham & Women’s Healthcare	Y				M	M	0
Denise M. O’Leary	57	2000	Private Venture Capital Investor	Y		M	M			2
Kendall J. Powell	61	2007	Chairman and Chief Executive Officer of General Mills, Inc.	Y	M	C		M		1
Robert C. Pozen	68	2004	Former Chairman of MFS Investment Management	Y	M		C			1
Preetha Reddy	57	2012	Executive Vice Chairperson of Apollo Hospitals Enterprise Limited	Y			M		M	0

*Age is as of the date the Proxy Statement was filed with the SEC.

AC: Audit Committee CC: Compensation Committee FC: Finance Committee	NCGC: Nominating and Corporate Governance Committee QTC: Quality and Technology Committee	C: Chair M: Member

Performance Highlights

On January 26, 2015, Medtronic plc acquired Covidien plc, a public limited company organized under the laws of Ireland (Covidien), and Medtronic, Inc., a Minnesota corporation (Medtronic). In connection with the transaction, Medtronic, Inc. and Covidien were combined under and became subsidiaries of Medtronic plc, a public limited company organized under the laws of Ireland (Medtronic).

Medtronic is the global leader in medical technology – alleviating pain, restoring health, and extending life for millions of people around the world. Fiscal year 2015 was a transformational year for Medtronic, with the announcement of the Covidien acquisition in the first quarter and subsequent closing of the transaction in the fourth quarter. During fiscal year 2015, we delivered consistent and dependable revenue growth across all four of our groups: Cardiac and Vascular, Minimally Invasive Therapies, Restorative Therapies, and Diabetes. This was a result of our continued focus on our three strategies: Therapy Innovation, Globalization, and Economic Value. Fiscal year 2015 was a strong year for therapy innovation at Medtronic, with all four groups launching meaningful innovations, including those that make advances into new disease areas, innovate on our existing market leading technologies, or enhance our diagnostic, therapy, and monitoring products with key wrap-around programs. We continue to focus on addressing the evolving needs of our customers regarding delivery system efficiency and more integrated, connected care models for patients around the world. We feel we are well positioned to demonstrate the role medical technology and related services can play in improving healthcare system efficiency and care integration in key disease states, and to serve as a key partner and collaborator with the healthcare systems, payers, and governments who are working to deliver better patient outcomes at lower costs.

Ultimately, our fiscal year 2015 results reflect the dedication and passion of over 92,000 full-time equivalent employees collaborating with our partners in healthcare to deliver therapies and services to millions of patients around the globe to fulfill our Mission. A few of our most notable performance highlights include the following:

➤	We closed the acquisition of Covidien on January 26, 2015 to create the industry leading Global Medical Device company.

➤	We achieved revenue of $20.3 billion and cash flows from operations of $4.9 billion.

•	Grew topline revenues by 6% year-over year on a constant currency basis.(1)

•	Grew earnings per share by 6% year-over-year.(1)

➤	Medtronic’s stock price increased by 33.3% during Fiscal Year 2015 (add appropriate qualifiers/disclaimers).

➤	We returned $3.3 Billion, over 50 percent of our free cash flow, to shareholders through dividends and share repurchases and increased our dividend for the 37th consecutive year.

➤	We began the integration of Covidien, embarking on our goal of delivering a minimum of $850 million in cost synergies by the end of fiscal year 2018.

➤

We had robust growth in the second year of our Cath Lab Managed Services business, ending the year with 50 long-term agreements with hospital systems to manage their cath labs, which collectively represent $1.1 billion in revenue over the life of these contracts.

➤

Our Cardiac Rhythm & Heart Failure division grew 5 percent, driven in part by the robust growth of our Reveal LINQ® Insertable Cardiac Monitor (ICM) System, which is used for the diagnosis from unexplained syncope, atrial fibrillation, and cryptogenic stroke.

➤

We experienced strong customer adoption in CE Mark countries for our CoreValve® Evolut® R next-generation self-expanding transcatheter aortic valve system, which features an option to recapture and reposition the valve during the procedure and a differentiated 14-French equivalent delivery catheter allowing access to smaller anatomies.

➤	We received FDA approval and launched our IN.PACT® Admiral® drug-coated balloon in the United States, which drove solid fourth quarter growth in our Aortic & Peripheral Vascular division.

(1)	Revenue growth rate on a comparable, constant currency basis and diluted EPS are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in Appendix A of this proxy statement.

➤

We saw strong adoption of our Solitaire™ FR revascularization device in our Neurovascular division following the presentation of four meaningful clinical trials at the International Stroke Conference in February, and subsequent publication of three of these studies in the New England Journal of Medicine. These studies provided evidence that the standard of care for the treatment of stroke should be changed to include stent thrombectomy as a primary treatment in addition to IV tPA.

➤

We began the launch in select international countries of the MiniMed® 640G System in our Diabetes group, which features a new insulin pump design, the Enhanced Enlite™ continuous glucose monitoring sensor, and SmartGuard™ technology, which can automatically suspend insulin delivery when sensor glucose levels are predicted to approach a low limit and then resume insulin delivery once levels recover.

Executive Compensation Philosophy, Goals and Principles

Our compensation programs are designed to align the interests of our NEOs with those of our shareholders. We provide market competitive programs that enable us to attract and retain highly talented individuals with pay linked to the attainment of short-and long-term performance goals according to the following principles:

➤	We attract and retain talented executives by providing market competitive total direct compensation consisting of base salary, annual cash incentives, and long-term cash and equity incentives.

➤

We attempt to calibrate all elements of total direct compensation at the market median, with a +/- 15% range developed for base salary and annual incentives, and a +/- 20% range for long-term incentives and total direct compensation.

➤	We couple competitive total direct compensation with comprehensive benefits to support retirement, health and wellness, and other life events.

➤	We emphasize pay for performance by basing at least 75% of total direct compensation on short-term and long-term financial incentives with a heavy emphasis on long-term performance.

➤

Short-term and long-term incentives align executives with shareholders by using annual and three-year performance measures that drive shareholder value. Short-term and long-term incentive goals are derived from our Board-approved annual operating plan and Board-approved long-term strategic guidance provided to investors, respectively.

➤

We also emphasize a culture of quality through the executives’ annual incentive plan. Payouts are reduced if a quality compliance performance threshold is not achieved. The modifier cannot increase payouts under the annual incentive plan. The quality modifier is based on maintaining quality standards that prevent U.S. Food and Drug Administration inspection observations and warning letters. The modifier is designed not to impede proactive quality actions such as product recalls and complaint handling procedures.

➤	We hold an annual advisory vote regarding named executive officer compensation. Last year, 95.65% of votes cast were in favor of the Medtronic, Inc. say-on-pay resolution.

For additional information, see the CD&A and Executive Compensation sections of this Proxy Statement.

Corporate Governance Highlights

Strong Lead Independent Director SEE PAGE 11	Annual Board and Committee Evaluation Processes SEE PAGE 12	Robust Risk Management Program SEE PAGE 11
Stock Ownership Guidelines for Named Executive Officers and Directors SEE PAGES 20 AND 43	Annual Board of Director Elections and Majority Voting for Directors SEE PAGE 3	Regular Executive Sessions of Independent Directors SEE PAGE 11

Maintain High Ethical Standards Through Written Policies and Actions (Includes Codes of

Conduct, U.S. Patient Privacy Principles, Political Contribution Policy, and Policies Regarding

Environmental, Health and Safety and the Use of Animals)

SEE PAGE 21 AND OUR INVESTOR RELATIONS WEBSITE

PROXY STATEMENT

Medtronic plc

Registered Address—

20 on Hatch, Lower Hatch Street

Dublin 2, Ireland

This proxy statement, the accompanying proxy form, Medtronic’s annual report for the year ended April 24, 2015, and our Irish Statutory Accounts for the year ended April 24, 2015 will be made available or sent to shareholders commencing on or about October 22, 2015.

Throughout this proxy statement, all references to our Board of Directors (or its committees) or officers for periods prior to January 26, 2015, are references to the Board of Directors (or its committees) or officers, respectively, of Medtronic, Inc., our predecessor. Similarly, all references to the Company for such periods refer to Medtronic, Inc.

Voting by Proxy

Shareholders of the Company who are entitled to attend and vote at the Annual General Meeting are entitled to appoint a proxy or proxies to attend and vote at the Annual General Meeting on their behalf. A proxy is not required to be a shareholder of the Company.

Proxy Solicitation

Medtronic’s Board of Directors solicits your proxy for use at the 2015 annual general meeting of shareholders and any adjournments or postponements of the meeting.

In addition to soliciting proxies over the Internet and through the mail, certain persons may solicit proxies in person or by telephone or fax. Medtronic has retained The Proxy Advisory Group, LLC, 18 East 41st Street, Suite 2000, New York, New York 10017, to assist in the solicitation of proxies, primarily from brokers, banks and other nominees, for a fee of $15,000, plus reasonable out-of-pocket expenses. Brokerage firms, nominees, custodians and fiduciaries may be asked to forward proxy soliciting material to the beneficial shareholders. All reasonable soliciting costs will be borne by Medtronic.

How Proxies will be Voted

The individuals named in the enclosed form of proxy have advised the Board of their intention to vote at the meeting in accordance with instructions on all proxy forms submitted by shareholders and, where no contrary instruction is indicated on the proxy form, as follows: for the election by separate resolution of the individuals nominated to serve as directors, for the ratification of PricewaterhouseCoopers LLP as independent auditor for fiscal year 2016 and authorizing Board of Directors, through the Audit Committee, to set its remuneration, for advisory approval of the Company’s executive compensation, and for an annual (one year) Say-on-Pay frequency vote.

You may revoke a proxy by submitting a later-dated proxy, by notifying Medtronic by fax, email, letter sent to Medtronic’s registered office, or other verifiable communication before the meeting, or by revoking it at the meeting. All properly executed or transmitted proxies not revoked will be voted at the meeting.

Voting at the Meeting

Each Medtronic shareholder of record at the close of business on October 12, 2015 is entitled to one vote for each share then held. As of July 17, 2015, 1,414,188,681 Medtronic ordinary shares (par value US $0.0001 each) were outstanding and entitled to vote.

At the 2015 annual general meeting, the inspector of election appointed by the Board of Directors for the meeting will determine the presence of a quorum and tabulate the results of shareholder voting. As provided by the Company’s Articles of Association, one or more shareholders present in person or by proxy holding not less than a majority of

Medtronic Proxy Statement and Notice of 2015 Annual General Meeting of Shareholders    1

PROXY STATEMENT

the issued and outstanding shares of Medtronic entitled to vote at the meeting will constitute a quorum. The inspector of election intends to treat as “present” for these purposes shareholders who have submitted properly executed and transmitted proxies even if marked “abstain” as to some matters. The inspector will also treat as “present” shares held in “street name” by brokers that are voted on at least one proposal to come before the meeting.

Adoption of all proposals to come before the meeting will require the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the annual general meeting in person or by proxy.

Abstentions and broker non-votes will not be considered votes cast at the annual general meeting. The practical effect of this is that abstentions and shares held in “street name” by brokers that are not voted in respect of these proposals will not have any effect on the outcome of voting on the proposals.

There is no requirement under Irish law that Medtronic’s Irish Statutory Accounts for the fiscal year ended April 24, 2015 or the related directors’ and auditor’s reports thereon be approved by the shareholders, and no such approval will be sought at the annual general meeting.

Admission to the Meeting

If you wish to attend the Annual General Meeting, you must be a shareholder on the record date and request an admission ticket in advance by visiting www.proxyvote.com and following the instructions provided (you will need the 12 digit number included on your proxy card, voter instruction form or notice), or bring proof of ownership of ordinary shares to the meeting. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner.

Requests for admission tickets must be requested no later than December 8, 2015. On the day of the meeting, each shareholder will be required to present valid picture identification such as a driver’s license or passport with their admission ticket. If you do not request an admission ticket in advance, we will need to determine if you owned ordinary shares on the record date by:

†	verifying your name and share ownership against our list of registered shareholders; or

†	asking to review evidence of your share ownership as of October 12, 2015, such as your brokerage statement. You must bring such evidence with you in order to be admitted to the meeting.

Seating will begin at 8:15 a.m. and the meeting will begin at 9:00 a.m. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting. You will be required to enter through a security check point before being granted access to the meeting.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “may,” “estimate,” “intend” and other similar words. Forward-looking statements in this proxy statement include, but are not limited to, statements regarding individual and Company performance objectives and targets, and statements relating to the benefits of Medtronic’s collaboration with Apollo Hospitals. These and other forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. Factors that may cause actual results to differ materially from those contemplated by the statements in this proxy statement can be found in Medtronic’s periodic reports on file with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this proxy statement and undue reliance should not be placed on these statements. We disclaim any intention or obligation to publicly update or revise any forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

2    Medtronic Proxy Statement and Notice of 2015 Annual General Meeting of Shareholders

PROPOSAL 1 — ELECTION OF DIRECTORS

Directors and Nominees

Our Board of Directors is currently comprised of 13 members, all of whom serve for a term of one year or until a respective successor is elected and has qualified. All nominees are currently Medtronic directors who were elected by shareholders at the 2014 annual general meeting, except Elizabeth Nabel, M.D., who was elected by the Board of Directors on September 14, 2014 and Craig Arnold and Randall Hogan, III, who were elected by the Board of Directors on January 26, 2015 as a result of the Covidien Acquisition. In order to be elected as a director, each nominee must be appointed by an ordinary resolution and each must receive the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the annual general meeting in person or by proxy. If any of the nominees become unable or decline to serve, the individuals named as proxies in the enclosed proxy form will have the authority to vote for any substitutes who may be nominated in accordance with Medtronic’s Articles of Association. However, we have no reason to believe that this will occur.

NOMINEES FOR DIRECTORS FOR ONE-YEAR TERMS ENDING IN 2016:

RICHARD H. ANDERSON Chief Executive Officer Delta Air Lines, Inc.	Director since 2002 age 60

Mr. Anderson has been Chief Executive Officer of Delta Air Lines, Inc., a commercial airline, since 2007. He was Executive Vice President of UnitedHealth Group Incorporated, a diversified health care company, and President, Commercial Services Group, of UnitedHealth Group Incorporated from 2006 to 2007, Executive Vice President of UnitedHealth Group and Chief Executive Officer of its Ingenix subsidiary from 2004 until 2006. Mr. Anderson was Chief Executive Officer of Northwest Airlines Corporation from 2001 to 2004. Northwest Airlines Corporation and Delta Air Lines, Inc. filed for bankruptcy in 2005, which is within two years of Mr. Anderson serving as an executive officer of each company. Mr. Anderson serves on the board of directors of Delta Air Lines, Inc.

Director Qualifications: Mr. Anderson’s qualifications to serve on our Board include his more than 25 years of business, operational, financial and executive management experience. He also serves on the board of directors of another public company. Mr. Anderson’s extensive experience, including within the health care industry and for Fortune 500 companies, allows him to contribute valuable strategic management and risk assessment insight to Medtronic.

CRAIG ARNOLD Vice Chairman and Chief Operating Officer Industrial Sector of Eaton Corporation	Director since 2015 age 55

Mr. Arnold is the Vice Chairman and Chief Operating Officer, Industrial Sector of Eaton Corporation, a diversified industrial manufacturer. From 2000 to 2008 he served as Senior Vice President of Eaton Corporation and President of the Fluid Power Group of Eaton. Prior to joining Eaton, Mr. Arnold was employed in a series of progressively more responsible positions at General Electric Company from 1983 to 2000. Within the past five years, Mr. Arnold served as a director of Covidien plc, a leading global healthcare products company.

Director Qualifications: With his years of managerial experience, both at Eaton and at General Electric, Mr. Arnold brings to the Board of Directors demonstrated management ability at senior levels. His position as Chief Operating Officer of the Eaton Industrial Sector gives Mr. Arnold critical insights into the operational requirements of a large, multinational company. In addition, in previously serving on the Audit Committee of another public company, Mr. Arnold gained valuable experience dealing with accounting principles and financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of a large corporation.

Medtronic Proxy Statement and Notice of 2015 Annual General Meeting of Shareholders    3

PROPOSAL 1 — ELECTION OF DIRECTORS

SCOTT C. DONNELLY Chairman, President and Chief Executive Officer Textron, Inc.	Director since 2013 age 53

Mr. Donnelly is Chairman, President and Chief Executive Officer of Textron, Inc., a producer of aircraft, defense and industrial products. Mr. Donnelly joined Textron in June 2008 as Executive Vice President and Chief Operating Officer and was promoted to President and Chief Operating Officer in January 2009. He was appointed to the Board of Directors in October 2009, became Chief Executive Officer of Textron in December 2009 and Chairman of the Board in September 2010. Previously, Mr. Donnelly was the President and CEO of General Electric Company’s aviation business unit, GE Aviation, a leading maker of commercial and military jet engines and components as well as integrated digital, electric power and mechanical systems for aircraft. Prior to July 2005, Mr. Donnelly held various other management positions since joining General Electric in 1989.

Director Qualifications: Mr. Donnelly’s qualifications to serve on our Board include more than two decades of business experience in innovation, manufacturing, sales and marketing, and business processes. Mr. Donnelly also serves on the board of directors of another public company. His extensive executive decision-making experience and corporate governance work make Mr. Donnelly a valuable director. Additionally, Mr. Donnelly qualifies as an “audit committee financial expert” as defined by SEC rules.

RANDALL J. HOGAN, III Chairman & Chief Executive Officer Pentair plc	Director since 2015 age 59

Mr. Hogan has been the Chief Executive Officer of Pentair plc, an industrial manufacturing company, since January 2001 and was appointed Chairman in May 2002. From December 1999 to December 2000, he was President and Chief Operating Officer of Pentair and from March 1998 to December 1999, he was Executive Vice President and President of Pentair’s Electrical and Electronic Enclosures Group. Prior to joining Pentair, he was President of the Carrier Transicold Division of United Technologies Corporation. Before that, he was with the Pratt & Whitney division of United Technologies, General Electric Company and McKinsey & Company. Mr. Hogan is currently Chair of the board of the Federal Reserve Bank of Minneapolis. Within the past five years, Mr. Hogan served as a director of Covidien plc and as a director of Unisys Corporation.

Director Qualifications: Having served in the roles of Chairman, Chief Executive Officer, President and Chief Operating Officer of Pentair, Mr. Hogan offers a wealth of management experience and business acumen. Running a public company gives Mr. Hogan front-line exposure to many of the issues facing public companies, particularly on the operational, financial and corporate governance fronts. Mr. Hogan’s service on the Board of Directors and Governance Committee of Unisys as well as on the Board of the Federal Reserve Bank of Minneapolis further augments his range of knowledge, providing experience on which he can draw while serving as a member of our Board and Audit Committee. Additionally, Mr. Hogan qualifies as an “audit committee financial expert” as defined by SEC rules.

4    Medtronic Proxy Statement and Notice of 2015 Annual General Meeting of Shareholders

PROPOSAL 1 — ELECTION OF DIRECTORS

OMAR ISHRAK Chairman and Chief Executive Officer Medtronic plc	Director since 2011 age 59

Mr. Ishrak has been Chairman and Chief Executive Officer of Medtronic since 2011. Prior to joining Medtronic, Mr. Ishrak served as President and Chief Executive Officer of GE Healthcare Systems, a comprehensive provider of medical imaging and diagnostic technology and a division of GE Healthcare, from 2009 to 2011. Before that, Mr. Ishrak was President and Chief Executive Officer of GE Healthcare Clinical Systems from 2005 to 2008 and President and Chief Executive Officer of GE Healthcare Ultrasound and BMD from 1995 to 2004.

Director Qualifications: Mr. Ishrak’s qualifications to serve on our Board include his more than 20 years in the health care industry and more than 31 years of technology development and business management experience. Mr. Ishrak’s strong technical expertise and deep understanding of our customers, as well as his long history of success as a global executive in the medical technology industry, make him a valuable and qualified director with critical technical, leadership and strategic skills.

SHIRLEY ANN JACKSON, Ph.D. President Rensselaer Polytechnic Institute	Director since 2002 age 68

Dr. Jackson has been President of Rensselaer Polytechnic Institute, a technological research university, since 1999. She was Chair of the U.S. Nuclear Regulatory Commission under President Clinton from 1995 to 1999, and Professor of Physics at Rutgers University and consultant to AT&T Bell Laboratories from 1991 to 1995. Dr. Jackson currently serves as co-chair of The President’s Intelligence Advisory Board, appointed by President Obama in 2013. She is a member of the National Academy of Engineering and the American Philosophical Society and a Fellow of the American Academy of Arts and Sciences, the American Association for the Advancement of Science, and the American Physical Society. She is a trustee of the Brookings Institution, a Life Trustee of M.I.T. and a member of the Council on Foreign Relations. She is also a director of FedEx Corporation, a global courier delivery company, Public Service Enterprise Group, a publicly owned gas and electric utility company in the state of New Jersey, and International Business Machines Corporation, a multinational technology and consulting corporation. Within the past five years, Dr. Jackson also served as a director of NYSE Euronext, a multinational financial services corporation, and Marathon Oil Corporation, a company with international operations in exploration and production, oil sands mining and integrated gas.

Director Qualifications: Dr. Jackson’s qualifications to serve on our Board include her leadership experience in government, industry and within a number of educational organizations (President, Rensselaer Polytechnic Institute; Trustee, M.I.T.), including those that bring technological innovation to the marketplace. In addition, Dr. Jackson serves on the boards of directors of other public companies and has accumulated over 33 years of audit, compensation, and governance and nominating committee experience, including as chair. Her leadership and strategic and innovative insight make her a valuable contributor to our Board. Additionally, Dr. Jackson qualifies as an “audit committee financial expert” as defined by SEC rules.

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PROPOSAL 1 — ELECTION OF DIRECTORS

MICHAEL O. LEAVITT Founder and Chairman Leavitt Partners	Director since 2011 age 64

Governor Leavitt has been founder and Chairman of Leavitt Partners, a healthcare and food safety consulting firm, since 2009. Prior to that he was the United States Secretary of Health and Human Services from 2005 to 2009; Administrator of the Environmental Protection Agency from 2003 to 2005; and Governor of Utah from 1993 to 2003. He is a director of American Express Company, a global services company.

Director Qualifications: Governor Leavitt’s qualifications to serve on our Board include his extensive management and leadership experience, including serving as the Governor of Utah, a large state with a diverse body of constituents, appointments to positions with the U.S. government, where he oversaw and advised on issues of national concern, and overseeing Leavitt Partners, LLC’s work advising clients in the health care and food safety sectors. Mr. Leavitt’s decades of leadership experience with valuable knowledge of the governmental regulatory environment and corporate governance makes him a valuable member of our Board.

JAMES T. LENEHAN Financial Consultant and Retired Vice Chairman and President of Johnson & Johnson	Director since 2007 age 66

Mr. Lenehan served as President of Johnson & Johnson, an international pharmaceutical company, from 2002 until 2004 when he retired after 28 years of service to Johnson & Johnson. During those 28 years, Mr. Lenehan also served as Vice Chairman of Johnson & Johnson from 2000 until 2004; Worldwide Chairman of Johnson & Johnson’s Medical Devices and Diagnostics Group from 1999 until he became Vice Chairman of the Board; and Worldwide Chairman, Consumer Pharmaceuticals & Professional Group. Mr. Lenehan has been a financial consultant since 2004, including serving as Senior Advisor of Cerberus Operations and Advisory Company, LLC, a private investment firm. Within the past five years, Mr. Lenehan served as a director of Talecris Biotherapeutics Holding Corp, a global biopharmaceutical company.

Director Qualifications: Mr. Lenehan’s qualifications to serve on our Board include 31 years of business, operational and management experience in medical device, pharmaceutical, biotherapeutics and related industries. He also serves on the board of directors of private companies. His management ability at senior levels and financial experience make his input valuable to Medtronic.

ELIZABETH G. NABEL, M.D. President of Brigham & Women’s Healthcare	Director since 2014 age 63

Elizabeth Nabel, M.D., has been President of Brigham & Women’s Healthcare, hospitals operating inpatient and outpatient facilities, clinics, primary care health centers, and diagnostic and treatment technologies and research laboratories, as well as Harvard Medical School’s second largest teaching affiliate. Dr. Nabel has also been a Professor of Medicine at Harvard Medical School since 2010. Prior to that, Dr. Nabel held a variety of roles at the National Heart, Lung and Blood Institute at the National Institutes of Health, a federal agency funding research, training, and education programs to promote the prevention and treatment of heart, lung, and blood diseases, from 1999 to 2009, including as Director. Dr. Nabel is an elected member of the Institute of Medicine of the National Academy of Sciences.

Director Qualifications: Dr. Nabel’s qualifications to serve on the Board include extensive experience in the health care field, including senior positions with a number of research universities and organizations. Dr. Nabel has a deep understanding of medical sciences and innovations, as well as physicians and other health care providers who are central to the use and development of our products.

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PROPOSAL 1 — ELECTION OF DIRECTORS

DENISE M. O’LEARY Private Venture Capital Investor	Director since 2000 age 57

Ms. O’Leary has been a private venture capital investor in a variety of early stage companies since 1996. Ms. O’Leary is also a director of American Airlines Group, Inc., a commercial airline, and Calpine Corporation, a national power generation company based in the United States. She was a member of the Stanford University Board of Trustees from 1996 through 2006, where she chaired the Committee of the Medical Center. Within the past five years, Ms. O’Leary served as a director of US Airways Group, Inc., a commercial airline.

Director Qualifications: Ms. O’Leary’s qualifications to serve on our Board include her extensive experience with companies at a variety of stages and her success as an investor. She also serves on the boards of directors of other public companies. Her financial expertise, experience in the oversight of risk management, and thorough knowledge and understanding of capital markets provide valuable insight with regard to corporate governance and financial matters.

KENDALL J. POWELL Chairman and Chief Executive Officer General Mills, Inc.	Director since 2007 age 61

Mr. Powell has been Chairman of General Mills, Inc., an international producer, marketer and distributor of cereals, snacks and processed foods, since 2008 and Chief Executive Officer of General Mills, Inc. since 2007. He was President and Chief Operating Officer of General Mills, Inc. from 2006 to 2007, and became a director of General Mills, Inc. in 2006; Executive Vice President and Chief Operating Officer, U.S. Retail from 2005 to 2006; and Executive Vice President of General Mills, Inc. from 2004 to 2005. From 1999 to 2004, Mr. Powell was Chief Executive Officer of Cereal Partners Worldwide, a joint venture of General Mills, Inc. and the Nestle Corporation. Mr. Powell joined General Mills, Inc. in 1979.

Director Qualifications: Mr. Powell’s qualifications to serve on our Board include more than three decades of business, operational and management experience. Mr. Powell also serves on the board of directors of another public company. His extensive marketing and executive decision-making experience and corporate governance work make Mr. Powell a valuable director. Additionally, Mr. Powell qualifies as an “audit committee financial expert” as defined by SEC rules.

ROBERT C. POZEN Former Chairman MFS Investment Management	Director since 2004 age 68

Mr. Pozen was Chairman of MFS Investment Management and a director of MFS Mutual Funds from 2004 until 2011. He previously was Secretary of Economic Affairs for the Commonwealth of Massachusetts in 2003 and the John Olin Visiting Professor at Harvard Law School from 2002 to 2003. He also was Vice Chairman of Fidelity Investments from 2000 to 2001 and President of Fidelity Management & Research from 1997 to 2001. From 2007 to 2008, he was the chairman of the SEC Advisory Committee on Improvements to Financial Reporting; and from January 2008 through June 2015, he was a senior lecturer at Harvard Business School. Mr. Pozen currently serves on the board of Nielsen Holdings N.V., a global information and measurement company, and on the board of Asset Management Company, a fund management subsidiary of The World Bank Group. As of July 2015, he also is a senior lecturer at M.I.T. Sloan School of Management. Within the past five years, Mr. Pozen also served as a director of MFS Investment Management, a global asset manager, and MFS Mutual Funds, a global provider of mutual fund services.

Director Qualifications: Mr. Pozen’s qualifications to serve on our Board include his many successful investing experiences. He also served on President George W. Bush’s Commission to Strengthen Social Security and as Secretary of Economic Affairs for Massachusetts Governor Mitt Romney. His extensive financial knowledge, previous performance as a board member, and years of work in corporate governance make Mr. Pozen a qualified and valuable director. Additionally, Mr. Pozen qualifies as an “audit committee financial expert” as defined by SEC rules.

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PROPOSAL 1 — ELECTION OF DIRECTORS

PREETHA REDDY Executive Vice Chairperson Apollo Hospitals Enterprise Limited	Director since 2012 age 57

Ms. Reddy has been Managing Director of Apollo Hospitals Enterprise Limited, a specialized hospital system in India and a division of The Apollo Group, since 1993. Prior to that she was Joint Managing Director from 1991-1993 and Director of Apollo Hospitals since February 1989. Ms. Reddy serves on several boards under the Apollo Group, an owner of for-profit educational institutions. She is a member of the Wipro Business Leadership Council, and Senior Vice President of the All India Management Association (AIMA).

Director Qualifications: Ms. Reddy’s qualifications to serve on our Board include her extensive experience in the field of health and managing the operations of one of the largest hospital chains in India and its network of highly skilled professionals. She also serves on the Boards of Directors of other organizations. Ms. Reddy has worked with industry bodies and government in India to advance health care in India. Her extensive experience in health care in developing countries and in managing complex organizations makes her a valuable director.

THE BOARD RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEES.

Director Independence

Under the New York Stock Exchange Corporate Governance Standards, to be considered independent, a director must be determined to have no material relationship with Medtronic, other than as a director. The Board of Directors has determined that the following directors, comprising all of our non-management directors, are independent under the New York Stock Exchange Corporate Governance Standards: Messrs. Anderson, Arnold, Donnelly, Hogan, Lenehan, Powell and Pozen, Dr. Jackson, Dr. Nabel, Governor Leavitt and Mses. O’Leary and Reddy. In making this determination, the Board considered any current or proposed relationships that could interfere with a director’s ability to exercise independent judgment, including those identified by Medtronic’s Standards for Director Independence, which correspond to the New York Stock Exchange standards on independence. These standards identify certain types of relationships that are categorically immaterial and do not, by themselves, preclude the directors from being independent. The types of relationships and the directors who have had such relationships include:

➤

being a current employee, or having an immediate family member who is an executive officer, of an entity that has made or is expected to make immaterial payments to, or that has received or is expected to receive immaterial payments from, Medtronic for property or services, and each such relationship with Medtronic, through the relevant entity, is transactional in nature and is not a material transactional relationship (Messrs. Anderson, Arnold, Donnelly, Hogan, Lenehan, Powell and Pozen, Dr. Jackson, Dr. Nabel, Governor Leavitt and Ms. Reddy);

➤	Governor Leavitt’s anticipated relationship with Medtronic will relate to limited consulting services and will not be a material relationship; and

➤	being an employee or executive officer of a non-profit organization to which Medtronic or The Medtronic Foundation has made immaterial contributions (Mr. Pozen, Dr. Jackson and Dr. Nabel).

All of the relationships of the types listed above were entered into, and payments were made or received, by Medtronic in the ordinary course of business and on competitive terms, and no director participated in negotiations regarding, nor approved, any such purchases or sales. Aggregate payments to, transactions with or discretionary charitable contributions to each of the relevant organizations did not exceed the greater of $1,000,000 or 2% of that organization’s consolidated gross revenues for any of that organization’s last three fiscal years. The Board reviewed the transactions with each of these organizations and determined that they were made in the ordinary course of business, the directors had no role with respect to the Company’s decision to make any of the purchases or sales, the nature and amount of payments involved in the transactions would not influence the directors’ objectivity in the

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PROPOSAL 1 — ELECTION OF DIRECTORS

boardroom or have a meaningful impact on any such director’s ability to satisfy his or her fiduciary standards on behalf of Medtronic’s shareholders.

In the course of fulfilling its duties, the Board of Directors also considered relationships in which the director had a further removed relationship with the relevant third party, such as being a director (rather than an employee or executive officer) of an organization that engages in a business relationship with Medtronic or receives discretionary charitable contributions from Medtronic or its affiliates. The Board determined that no such further removed relationships impact the independence of its directors.

The Board of Directors also considered a director’s spouse who provided non-professional services to, but was not an employee of, The Medtronic Foundation where payments to the spouse did not exceed $120,000, and the employment of a director’s daughter by Medtronic. The Board of Directors determined that none of the relationships were material and that their existence would not influence the director’s objectivity in the boardroom or have a meaningful impact on the director’s ability to satisfy fiduciary standards on behalf of Medtronic’s shareholders.

During fiscal year 2015, Medtronic entered into a consulting services agreement with Leavitt Partners, LLC, of which Michael O. Leavitt, a current director of Medtronic, is the founder, chairman and less than 50% equity owner. Under the consulting agreement, which ran from July 11, 2014 through October 10, 2014, Medtronic paid Leavitt Partners, LLC an aggregate of approximately $90,000, plus reimbursable incidental expenses incurred in connection with the delivery of services thereunder. In addition, effective via a third-party’s contract assignment to Leavitt Partners, LLC dated January 1, 2014, Medtronic and Leavitt Partners, LLC maintain a separate consulting agreement pursuant to which Medtronic paid to Leavitt Partners, LLC an aggregate of approximately $30,000 as of the date of this proxy statement, plus reimbursable incidental expenses incurred in connection with the delivery of services thereunder. Medtronic anticipates maintaining this relationship for the foreseeable future at a cost of $5,000 per month plus incidental fees. During the 2015 fiscal year, Leavitt Partners, LLC also assisted Medtronic with arranging certain conference speakers. In connection with these services, Leavitt Partners, LLC received an aggregate of approximately $5,000, which was a portion of the aggregate speakers’ fees of $25,000.

Related Transactions and Other Matters

The Board of Directors of Medtronic has adopted written related party transaction policies and procedures. The policies require that all “interested transactions” (as defined below) between Medtronic and a “related party” (as defined below) are subject to approval or ratification by the Nominating and Corporate Governance Committee. In determining whether to approve or ratify such transactions, the Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the interested transaction is on the same terms as are generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In addition, the Nominating and Corporate Governance Committee has reviewed a list of interested transactions and deemed them to be pre-approved or ratified. Also, the Board of Directors has delegated to the chair of the Nominating and Corporate Governance Committee the authority to pre-approve or ratify any interested transaction in which the aggregate amount is expected to be less than $1 million. Finally, the policies provide that no director shall participate in any discussion or approval of an interested transaction for which he or she is a related party, except that the director shall provide all material information concerning the interested transaction to the Nominating and Corporate Governance Committee.

Under the policies, an “interested transaction” is defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or any guarantee of indebtedness) in which:

†	the aggregate amount involved will or may be expected to exceed $120,000 in any twelve-month period;

†	Medtronic is a participant; and

†	any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than ten percent beneficial owner of another entity).

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PROPOSAL 1 — ELECTION OF DIRECTORS

A “related party” is defined as any:

†

person who is or was (since the beginning of the last fiscal year for which Medtronic has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director;

†	greater than five percent beneficial owner of Medtronic’s ordinary shares; or

†	immediate family member of any of the foregoing.

During fiscal year 2015, Sarah Powell, a daughter of director Kendall J. Powell, became employed by Medtronic as a Senior Leadership Development Rotation Program Associate. The Leadership Development Rotation Program is a three year program designed to place high-potential, high-performing graduates of an MBA program in two 18 month placements in different business units of Medtronic. The aggregate value of the compensation paid to Ms. Sarah Powell during fiscal year 2015 was approximately $158,200, which includes salary, bonus and incentive payments and stock options. In addition, Ms. Powell received the standard benefits provided to other non-executive Medtronic employees for her services during fiscal year 2015. Ms. Sarah Powell is not an executive officer of, and does not have a key strategic role within, Medtronic.

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GOVERNANCE OF MEDTRONIC

Our Corporate Governance Principles

The Board of Directors has adopted Principles of Corporate Governance (the “Governance Principles”), last amended January 2015. The Governance Principles describe Medtronic’s corporate governance practices and policies, and provide a framework for the governance of Medtronic. Among other things, the Governance Principles include the provisions below.

†

A majority of the members of the Board must be independent directors and no more than two directors may be Medtronic employees. Currently one director, Medtronic’s Chairman and Chief Executive Officer, is not independent.

†	Medtronic maintains Audit, Compensation, Finance, Nominating and Corporate Governance and Quality and Technology Committees, which consist entirely of independent directors.

†	The Nominating and Corporate Governance Committee consists of all independent directors and oversees an annual evaluation of the Board.

Our Governance Principles, the charters of our Audit, Compensation, Finance, Nominating and Corporate Governance and Quality and Technology Committees and our codes of conduct are published on our website at www.medtronic.com/corporate-governance/index.htm. These materials are available in print to any shareholder upon request. From time to time, the Board reviews and updates these documents as it deems necessary and appropriate.

Lead Director and Chairman; Executive Sessions

Mr. Ishrak, our Chief Executive Officer, also serves as Chairman of the Board. The Board believes that it is appropriate for Mr. Ishrak to serve as Chairman of the Board due to his extensive knowledge of and experience in the global health care industry generally and in the medical device industry specifically. This knowledge and experience will be critical in identifying strategic priorities and providing unified leadership in the execution of strategy.

Our designated “Lead Director” is Richard H. Anderson, and he presides as chair at regularly scheduled meetings of the independent directors. Mr. Anderson suggests agenda items for Board meetings and reviews and approves the agendas for each meeting of the Board of Directors and its Committees. He presides over the directors’ annual evaluation of the Board and advises Mr. Ishrak on the conduct of Board meetings, facilitating teamwork and communications between the non-management directors and management, serving as a liaison between the two. As Lead Director, Mr. Anderson also receives all committee materials in addition to those committees upon which he serves. In addition, Mr. Anderson acts as the focal point on the Board concerning issues such as corporate governance and suggestions from non-management directors, especially on sensitive issues.

Six regular meetings of our Board were held in fiscal year 2015 and beginning in fiscal year 2016, four regular meetings of our Board will be held each year. At each Board meeting, our independent directors will meet in executive session with no Company management present.

Board Role in Risk Oversight

Our Board of Directors, in exercising its overall responsibility to oversee the management of our business, considers risks when reviewing the Company’s strategic plan, financial results, merger and acquisition related activities, legal and regulatory matters and its public filings with the Securities and Exchange Commission. The Board is also deeply engaged in the Company’s Enterprise Risk Management (“ERM”) program and has received briefings on the outcomes of the ERM program and the steps the Company is taking to mitigate risks identified through the ERM program. The Board’s oversight of risk management includes full and open communications with management to review the adequacy and functionality of the risk management processes used by management. In addition, the Board of Directors uses its committees to assist in its risk oversight responsibility as follows:

†

The Audit Committee assists the Board of Directors in its oversight of the integrity of the financial reporting of the Company and its compliance with applicable legal and regulatory requirements. It also oversees our internal controls and compliance activities. The Audit Committee periodically discusses policies with respect

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GOVERNANCE OF MEDTRONIC

to risk assessment and risk management, including appropriate guidelines and policies to govern the process, as well as the Company’s major financial and business risk exposures and certain contingent liabilities and the steps management has undertaken to monitor and control such exposures. It also meets privately with representatives from the Company’s independent registered public accounting firm.

†	The Finance Committee assists the Board of Directors in its oversight of risk relating to the Company’s assessment of its significant financial risks and certain contingent liabilities.

†	The Compensation Committee assists the Board of Directors in its oversight of risk relating to the Company’s assessment of its compensation policies and practices.

†	The Quality and Technology Committee assists the Board of Directors in its oversight of risk relating to product quality and safety and research.

Committees of the Board and Meetings

Our five standing Board committees — Audit, Compensation, Finance, Nominating and Corporate Governance and Quality and Technology — consist solely of independent directors, as defined in the New York Stock Exchange Corporate Governance Standards. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each director attended 75% or more of the total Board and Board committee meetings on which the director served in fiscal year 2015. In addition, it has been the longstanding practice of Medtronic for all directors to attend the Annual General Meeting of Shareholders. All directors attended the last Annual General Meeting.

The following table summarizes the current membership of the Board and each of its standing committees and the number of times each standing committee met during fiscal year 2015.

	Board	Audit	Compensation	Finance	Nominating and Corporate Governance	Quality and Technology
Mr. Anderson	X		X		Chair
Mr. Arnold	X		X		X
Mr. Donnelly	X	X	X			X
Mr. Hogan	X	X		X
Mr. Ishrak	Chair
Dr. Jackson	X	Chair			X
Gov. Leavitt	X			X		X
Mr. Lenehan	X			X		Chair
Dr. Nabel	X				X	X
Ms. O’Leary	X		X	X
Mr. Powell	X	X	Chair		X
Mr. Pozen	X	X		Chair
Ms. Reddy	X			X		X
Number of fiscal year 2015 meetings	13	12	8	4	2	5

The principal functions of our five standing committees — the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating and Corporate Governance Committee, and the Quality and Technology Committee — are described below.

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GOVERNANCE OF MEDTRONIC

Audit Committee

Shirley Ann Jackson, Ph.D. (Chair)

Scott C. Donnelly

Randall J. Hogan, III

Kendall J. Powell

Robert C. Pozen

The functions of the Audit Committee include:

†	Overseeing the integrity of Medtronic’s financial reporting

†	Overseeing the independence, qualifications and performance of Medtronic’s external independent registered public accounting firm and the performance of Medtronic’s internal auditors

†	Overseeing Medtronic’s compliance with applicable legal and regulatory requirements, including overseeing Medtronic’s engagements with, and payments to physicians and other health care providers

†

Reviewing with the General Counsel and independent registered public accounting firm: legal matters that may have a material impact on the financial statements; any fraud involving management or other employees who have a significant role in Medtronic’s internal controls; compliance policies; and any material reports or inquiries received that raise material issues regarding Medtronic’s financial statements and accounting or compliance policies

†

Reviewing annual audited financial statements with management and Medtronic’s independent registered public accounting firm and recommending to the Board whether the financial statements should be included in Medtronic’s Annual Report on Form 10-K

†	Reviewing and discussing with management and Medtronic’s independent registered public accounting firm quarterly financial statements and earnings releases

†

Reviewing major issues and changes to Medtronic’s accounting and auditing principles and practices, including analyses of the effects of alternative GAAP methods on the financial statements, and the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of Medtronic

†

Discussing policies with respect to risk assessment and risk management, as well as the major financial and business risk exposures and the steps management has undertaken to monitor and control such exposures

†	Undertaking the appointment, compensation, retention and oversight of the independent registered public accounting firm, which reports directly to the Audit Committee

†	Pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm

†

Reviewing, at least annually, a report by the independent registered public accounting firm describing its internal quality-control procedures and any material issues raised by the most recent internal quality-control review, and any steps taken to deal with any such issues, and all relationships between the independent registered public accounting firm and Medtronic

†

Reviewing the experience and qualifications of the lead partner of the independent registered public accounting firm each year and considering whether there should be rotation of the lead partner or the independent auditor itself

†	Establishing clear policies for hiring current and former employees of the independent registered public accounting firm

†	Preparing the Report of the Audit Committee

†	Meeting with the independent registered public accounting firm prior to the audit to review the scope and planning of the audit

†	Reviewing the results of the annual audit examination

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GOVERNANCE OF MEDTRONIC

†	Considering, at least annually, the independence of the independent registered public accounting firm

†	Reviewing the adequacy and effectiveness of Medtronic’s internal control over financial reporting and disclosure controls and procedures

†	Reviewing candidates for the positions of Chief Financial Officer and Controller of Medtronic

†	Establishing procedures concerning the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters

†	Meeting privately in separate executive sessions periodically with management, internal auditors and the independent registered public accounting firm

Audit Committee Independence and Financial Experts

In accordance with New York Stock Exchange Corporate Governance Standards and SEC Rule 10A-3, all members of the Audit Committee meet the additional independence standards applicable to Audit Committee members. In addition, the Board has determined that all of our current Audit Committee members are audit committee financial experts, as that term is defined in SEC rules.

Audit Committee Pre-Approval Policies

Rules adopted by the SEC require public company audit committees to pre-approve audit and non-audit services provided by a company’s independent registered public accounting firm. Our Audit Committee has adopted detailed pre-approval policies and procedures pursuant to which audit, audit-related, tax and other permissible non-audit services are pre-approved by category of service. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, we obtain the approval of the Audit Committee before engaging the independent registered public accounting firm. The policies require the Audit Committee to be informed of each service, and the policies do not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may also delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Compensation Committee

Kendall J. Powell (Chair)

Richard H. Anderson

Craig Arnold

Scott C. Donnelly

Denise M. O’Leary

The functions of the Compensation Committee include:

†	Reviewing compensation philosophy and major compensation programs

†

Annually reviewing executive compensation programs; annually reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer and, based on its own evaluation of performance in light of those goals and objectives, as well as input from the entire Board; determining and approving the total compensation of the Chief Executive Officer and annually approving the total compensation of all other executive officers, including base salaries

†	Administering and determining incentive compensation plans and equity-based compensation plans and approving stock and other long-term incentive awards

†	Monitoring compliance by the Chief Executive Officer and senior management with the Company’s stock ownership guidelines

†	Reviewing new compensation arrangements and reviewing and recommending to the Board employment agreements and severance arrangements for senior executive officers

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GOVERNANCE OF MEDTRONIC

†

Reviewing and discussing with management the Compensation Discussion and Analysis required by the rules of the SEC and recommending to the Board the inclusion of the Compensation Discussion and Analysis in the Company’s annual proxy statement

†

Assisting the Board in reviewing results of any shareholder advisory votes, responding to other shareholder communications as such relate to the compensation of senior executive officers, and reviewing and recommending to the Board for approval the frequency with which Medtronic will conduct shareholder advisory votes

†	Preparing the Committee’s report to be included in Medtronic’s annual proxy statement

†	Assessing the Company’s risk relating to its compensation policies and practices

†

The Compensation Committee may form and delegate authority to subcommittees as it deems appropriate. The Compensation Committee may also delegate certain of its responsibilities to one or more designated senior executives or committees in accordance with applicable laws, regulations, and plan requirements. Please refer to the Compensation Discussion and Analysis beginning on page 24 for additional discussion of the Compensation Committee’s processes and procedures relating to compensation.

Compensation Committee Independence

In accordance with New York Stock Exchange Corporate Governance Standards and SEC Rule 10C-1, all members of the Compensation Committee meet the additional independence standards applicable to Compensation Committee members.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are Kendall J. Powell (Chair), Richard H. Anderson, Craig Arnold, Scott C. Donnelly, and Denise M. O’Leary. No member of the Compensation Committee during fiscal year 2015 was ever an officer or employee of Medtronic, and no executive officer of Medtronic during fiscal year 2015 served on the Compensation Committee or board of any company that employed any member of Medtronic’s Compensation Committee or Board. During fiscal year 2015, Sarah Powell, a daughter of director Kendall J. Powell, was employed by Medtronic as a Senior Leadership Development Rotation Program Associate as further described in this proxy statement under “Proposal 1 — Election of Directors — Related Transactions and Other Matters” beginning on page 9.

Compensation Risk Assessment

We conducted a risk assessment of our compensation policies and practices and concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company. The framework for the assessment was developed using materials from the Compensation Committee’s independent consultant, Frederic W. Cook & Co., Inc., and included an update to a comprehensive internal survey used in fiscal year 2010 that was designed to identify material policies and practices to be assessed, a review of the identified compensation plans and practices against the evaluation framework and an identification of mitigating factors with respect to any risks.

In particular, as a result of the assessment, we noted that:

†

Base salaries at Medtronic are generally competitive in the median range of the executive compensation peer companies, not subject to any performance risk and act as a material component of total compensation for most Medtronic employees.

†

Incentive plans for senior management and executive officers are appropriately weighted between short-term and long-term performance; between cash and equity compensation; and with long-term incentive performance targets being established at the beginning of each of our overlapping three year performance periods to reduce the incentive to maximize performance during any one year

†	Short-term incentive performance goals are recalibrated annually, based upon Medtronic’s annual operating plan approved by the Board, and are different than the long-term performance measures

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GOVERNANCE OF MEDTRONIC

†

Executives and directors are subject to stock ownership and retention guidelines which require directors to maintain ownership of Medtronic stock equal to five (5) times their annual retainer, Medtronic’s CEO to maintain ownership of Medtronic stock equal to six (6) times his annual salary, and the other NEOs to maintain Medtronic stock equal to three (3) times their annual salary. Until the ownership guideline is met, the CEO and directors must retain 75% of after-tax Medtronic shares received through settlement of equity compensation awards and other NEOs must retain 50% of such shares. As of July 17, 2015, all directors and NEOs are in compliance with the stock ownership and retention guidelines; however, due to their more recent appointments, Mr. Donnelly, Gov. Leavitt, Dr. Nabel and Ms. Reddy are continuing to make progress towards the required ownership guidelines.

†	Medtronic has in place policies designed to recoup improper payments or gains from incentive and equity compensation paid or granted to executives

Finance Committee

Robert C. Pozen (Chair)

Randall J. Hogan, III

Michael O. Leavitt

James T. Lenehan

Denise M. O’Leary

Preetha Reddy

The functions of the Finance Committee include:

†	Reviewing and approving management’s recommendations to the Board for significant capital expenditures

†	Reviewing, approving and monitoring significant strategic transactions

†	Reviewing and overseeing management’s plans and objectives for the capitalization of the Company

†	Reviewing and approving management’s recommendations to the Board with respect to new offerings of debt and equity securities, stock splits, credit agreements, and Medtronic’s investment policies

†	Reviewing and approving management’s recommendations to the Board regarding dividends

†	Reviewing and approving management’s recommendations to the Board regarding authorization for repurchases of Medtronic’s stock

†	Reviewing and approving management’s recommendations for the Corporate Cash Investment Policy

†	Reviewing management’s decisions regarding certain financial aspects of the Company’s employee benefit plans

†	Reviewing and overseeing the Company’s tax strategies

†	Reviewing with management the Company’s strategies for management of significant financial risks and contingent liabilities

†	Reviewing and recommending to the Board for approval authorization limits for the Committee and the Chief Executive Officer to approve expenditures

Nominating and Corporate Governance Committee

Richard H. Anderson (Chair)

Craig Arnold

Shirley Ann Jackson, Ph.D.

Elizabeth Nabel, M.D.

Kendall J. Powell

The functions of the Nominating and Corporate Governance Committee include:

†	Identifying, evaluating and recommending to the Board individuals for the Board to nominate for election as directors

†	Formulating and administering policies and procedures for identifying, evaluating and recommending director candidates, including nominees recommended by shareholders

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GOVERNANCE OF MEDTRONIC

†	Reviewing and making recommendations to the Board whether members of the Board should stand for re-election

†	Considering any resignation offered by a director

†	Developing an annual evaluation process for the Board and its committees

†	Recommending to the Board directors to serve as members of each committee and recommending any changes to the Board or standing committees that the Committee believes desirable

†	Monitoring emerging corporate governance trends and overseeing and evaluating the Company’s corporate governance policies and programs

†	Recommending to the Board corporate governance guidelines

†	Reviewing shareholder proposals and recommending to the Board proposed Company responses to such proposals

†

Reviewing the Company’s Standards for Director Independence, recommending any desirable modifications to the standards, and providing at least annually to the Board the Committee’s assessment of which directors should be deemed independent directors

†	Reviewing at least annually the requirements of a “financial expert” under the applicable rules of the SEC and NYSE and determining which directors are “financial experts”

†	Overseeing and reviewing on a periodic basis the continuing education program for directors and the orientation program for new directors

†	Determining director compensation and benefits

The Nominating and Corporate Governance Committee considers candidates for Board membership, including those suggested by shareholders, applying the same criteria to all candidates. Any shareholder who wishes to recommend a prospective nominee for the Board for consideration by the Nominating and Corporate Governance Committee must notify the Company Secretary in writing at Medtronic’s registered office at 20 on Hatch, Lower Hatch Street, Dublin 2, Ireland. Any such recommendations should provide whatever supporting material the shareholder considers appropriate, but should at a minimum include such background and biographical material as will enable the Nominating and Corporate Governance Committee to make an initial determination as to whether the nominee satisfies the criteria for directors set out in the Governance Principles.

If the Nominating and Corporate Governance Committee identifies a need to replace a current member of the Board, to fill a vacancy in the Board or to expand the size of the Board, it considers candidates from a variety of sources, including using third-party search firms, to assist it to identify, evaluate and conduct due diligence on potential director candidates. The process followed to identify and evaluate candidates includes meetings to evaluate biographical information and background material relating to candidates, and interviews of selected candidates by members of the Board. Recommendations of candidates for inclusion in the Board slate of director nominees are based upon the criteria set forth in the Principles of Corporate Governance. These criteria include business experience and skills, judgment, honesty and integrity, the ability to commit sufficient time and attention to Board activities and the absence of potential conflicts with Medtronic’s interests. While the Nominating and Corporate Governance Committee does not have a formal diversity policy for Board membership, the Nominating and Corporate Governance Committee seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. The Nominating and Corporate Governance Committee considers, among other factors, diversity with respect to viewpoint, skills, experience and community involvement in its evaluation of candidates for Board membership.

After completing the evaluation process, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to persons who should be nominated by the Board. The Board determines the nominees after considering the recommendations and report of the Nominating and Corporate Governance Committee and such other evaluations as it deems appropriate.

Alternatively, shareholders intending to appear at the Annual General Meeting to nominate a candidate for election by the shareholders at the meeting (in cases where the Board does not intend to nominate the candidate or

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GOVERNANCE OF MEDTRONIC

where the Nominating and Corporate Governance Committee was not requested to consider his or her candidacy) must comply with the procedures in Medtronic’s Articles of Association, which are described under “Other Information — Shareholder Proposals and Director Nominations” on page 69 of this proxy statement.

Quality and Technology Committee

James T. Lenehan (Chair)

Scott C. Donnelly

Michael O. Leavitt

Elizabeth Nabel, M.D.

Preetha Reddy

The functions of the Quality and Technology Committee include:

†	Providing assistance to the Board in its oversight of product quality and safety, scientific and technical direction, and human and animal studies

†

Overseeing risk management in the area of product quality and safety, including review of Medtronic’s overall quality strategy and processes in place to monitor and control product quality and safety; periodic review of results of product quality and quality system assessments by Medtronic and external regulators (including the U. S. Food and Drug Administration (“FDA”) and various notified bodies); and review of important product quality issues and field actions

†

Overseeing the innovation strategy of the Company, including an assessment of portfolio competitive superiority and disruptive technology impacts; approach to new mark creation; monitoring overall effectiveness of research and development; a periodic targeted review of the IP strategy and portfolio; a technology evaluation of potential acquisitions for alignment with corporate strategy; and an assessment and evaluation of the economic value proposition of new and existing products

†	Overseeing risk management in the area of human and animal studies, including the periodic review of policies and procedures related to the conduct of human and animal studies

Director Compensation

All of our non-employee directors are paid an annual cash retainer and receive annual equity awards. A supplemental annual cash retainer is also paid to committee chairs, the Lead Independent Director, and non-chair audit committee members. Directors who are Medtronic employees receive no fees for their services as directors.

In connection with our acquisition of Covidien, the Compensation Committee retained Towers Watson to conduct a review of competitive market practices for board of director compensation. Following such review, the Compensation Committee found it appropriate to establish a new compensation structure for non-employee directors. The new compensation structure is consistent with the compensation structure of other companies who have experienced a recent tax domicile change, and it reflects the increased responsibilities and expectations of our board members given the expanded scope of our business. The principal features of the compensation received by our non-employee directors for fiscal year 2015 are described below.

Director Compensation	Prior to 1/26/15	After 1/26/15
Annual Cash Retainer	$80,000	$175,000
Committee Chair Stipends:
Audit	$19,000	$25,000
Compensation	$10,000	$20,000
Nominating & Corporate Governance	$10,000	$20,000
Finance	$10,000	$20,000
Quality & Technology	$10,000	$20,000
Lead Independent Director Stipend	$20,000	$40,000
Member Audit Committee	$5,000	$15,000

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GOVERNANCE OF MEDTRONIC

The Director Compensation table reflects all compensation awarded to, earned by or paid to the Company’s non-employee directors during fiscal year 2015. No additional compensation was provided to Mr. Ishrak for his service as a director on the Board.

Non-Employee Director	Fees Earned or Paid in Cash(1)	Stock Awards	All Other Compensation(5)	Total
Richard H. Anderson	$140,563	$140,012	$806,046	$1,086,621
Craig Arnold(4)	$136,538	$30,000	$0	$166,538
Scott C. Donnelly(2)	$110,673	$115,052	$50,637	$276,363
Randall Hogan, III(4)	$155,206	$30,000	$0	$185,206
Shirley Ann Jackson	$123,695	$140,012	$739,671	$1,003,378
Michael O. Leavitt	$103,228	$140,012	$173,103	$416,343
James T. Lenehan	$115,673	$140,012	$562,947	$818,632
Elizabeth Nabel(2)	$71,800	$0	$0	$71,800
Denise M. O’Leary	$103,228	$140,012	$778,550	$1,021,790
Kendall J. Powell	$123,118	$140,012	$614,227	$877,357
Robert C. Pozen	$123,118	$140,012	$616,311	$879,442
Preetha Reddy(3)	$103,228	$105,009	$83,722	$291,959
(1)	These numbers reflect pro-rata payments as a result of changes in committee assignments during the fiscal year.
(2)

Mr. Donnelly’s stock compensation was pro-rated as a result of his appointment to the Board effective July 2013. Dr. Nabel’s cash compensation was prorated as a result of her appointment to the Board effective September 2014. Dr. Nabel was not a board member at the time of the annual stock award.

(3)	Ms. Reddy’s stock compensation was reduced by 25% due to her attendance of less than 75% of applicable meetings during the prior fiscal year.
(4)

Messrs. Arnold and Hogan’s compensation reflects the compensation paid to them by Covidien from April 26, 2014 through January 25, 2015 and the compensation earned or paid to them by Medtronic from January 26, 2015 through April 24, 2015.

(5)

In connection with Medtronic’s acquisition of Covidien, our non-employee directors were subject to the same excise tax as our named executive officers, as described in the section “Compensation Discussion and Analysis — Tax Matters—Code Section 4985 Excise Tax.” The amounts in this column represent estimated cost to Medtronic of providing a gross-up payment with respect to that excise tax, which will be payable on behalf of Medtronic’s non-employee directors. These non-recurring payments will result in no financial gain to our directors. The payments will be made so that, on a net after-tax basis, the directors would be in the same position as if they had not been subject to the excise tax and put the directors in the same position as other equity compensation holders after the Medtronic acquisition. The payments were fully disclosed in the November 20, 2014 Transaction Proxy S-4 filing in connection with the advisory vote on golden parachute compensation, which was supported by the major proxy advisory firms and approved by more than 92% of shares voted.

Fees Earned or Paid in Cash. The fees earned or paid in cash column represents the amount of annual retainer and annual cash stipend for Board and committee service (prorated for partial year’s service).

The annual cash retainer, annual cash stipend and special committee fees are paid in two installments — in the middle and at the end of a fiscal year. The annual cash retainer and annual cash stipend are reduced by 25% if a non-employee director does not attend at least 75% of the total meetings of the Board and Board committees on which such director served during the relevant plan year. The table on page 12 of this proxy statement under the section entitled “Committees of the Board and Meetings” shows on which committees the individual directors serve.

Stock Awards. Prior to the Covidien acquisition, directors were granted deferred stock units on the first business day of the fiscal year in an amount equal to $140,000 (on a pro-rata basis for participants who were directors for less than the entire preceding plan year and reduced by 25% for those directors who failed to attend at least 75% of the applicable meetings during such fiscal year) divided by the fair market value of a share of Medtronic ordinary shares on the date of grant. Dividends paid on Medtronic ordinary shares were credited to a director’s stock unit account in

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GOVERNANCE OF MEDTRONIC

the form of additional stock units. The balance in a director’s stock unit account will be distributed to the director in the form of shares of Medtronic ordinary shares upon resignation or retirement from the Board in a single distribution or, at the director’s option, in five equal annual distributions.

Since the Covidien acquisition, directors are granted restricted stock units on the first day of the fiscal year in an amount equal to $175,000 (on a pro rata basis for participants who are directors for less than the entire preceding plan year and reduced by 25% for those directors who failed to attend at least 75% of the applicable meetings during such fiscal year) divided by the fair market value of a share of Medtronic ordinary shares on the date of grant. The restricted stock units vest on the one-year anniversary of the grant date. Dividends paid on Medtronic ordinary shares are credited to a director’s stock unit account in the form of additional units.

The stock awards column represents aggregate grant date fair value of the deferred stock units granted in the respective fiscal year as computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718, Compensation — Stock Compensation.

Stock Holdings. Non-employee directors held the following shares of restricted stock, stock options, and deferred stock units as of April 24, 2015:

Non-Employee Director	Restricted Stock	Stock Options	Deferred Stock Units
Richard H. Anderson	—	14,017	26,589
Craig Arnold	—	15,109	0
Scott C. Donnelly	—	0	1,994
Randall Hogan	—	15,109	0
Shirley Ann Jackson	—	4,093	27,390
Michael O. Leavitt	—	0	7,061
James T. Lenehan	—	10,471	20,534
Elizabeth Nabel	—	0	0
Denise M. O’Leary	—	14,017	28,645
Kendall J. Powell	—	10,061	19,681
Robert C. Pozen	—	4,484	24,075
Preetha Reddy	—	0	3,679

To align directors’ interests more closely with those of shareholders, the Nominating and Corporate Governance Committee approved the Medtronic, Inc. Stock Ownership and Retention Guidelines pursuant to which non-employee directors are expected to own stock of Medtronic in an amount equal to five times the annual Board retainer fees. Until the ownership guideline is met, the directors must retain 75% of after-tax Medtronic shares received through settlement of equity compensation awards. Once the guideline is met, the directors must retain 75% of after tax shares for one year following grant of equity compensation awards. For stock options, net after-tax profit shares are those shares remaining after payment of the option’s exercise price and income taxes. For share issuances, net gain shares are those remaining after payment of income taxes. Shares retained may be sold on the later of one year after grant of the shares or until the ownership guidelines are met. In the case of retirement or termination, the shares may be sold after the shorter of the remaining retention period or one year following retirement or termination, as applicable. As of June 25, 2105, all directors were in compliance with the stock ownership and retention policy; however, due to their more recent appointments, Mr. Donnelly, Gov. Leavitt, Dr. Nabel and Ms. Reddy are continuing to make progress towards the required ownership guidelines.

Deferrals. Prior to the Covidien acquisition, directors were able to defer all or a portion of their cash compensation through participation in the Medtronic Capital Accumulation Plan Deferral Program, a nonqualified deferred compensation plan designed to allow participants to make contributions of their compensation before taxes are withheld, and to earn returns or incur losses on those contributions based upon allocations of their balances to one or more investment alternatives, which are also investment alternatives that Medtronic offers its employees through its 401(k) Plan. The program was discontinued effective as of the close of the Covidien acquisition.

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GOVERNANCE OF MEDTRONIC

Complaint Procedure; Communications with Directors

The Sarbanes-Oxley Act of 2002 requires companies to maintain procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We currently have such procedures in place. Our 24-hour, toll-free confidential compliance line is available for the submission of concerns regarding accounting, internal controls or auditing matters. Shareholders may also communicate with our independent directors via e-mail at independentdirectors@medtronic.com. Our Lead Director may be contacted via e-mail at leaddirector@medtronic.com. Communications received from shareholders may be forwarded directly to Board members as part of the materials sent before the next regularly scheduled Board meeting, although the Board has authorized management, in its discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening or otherwise inappropriate. Advertisements, solicitations for periodical or other subscriptions and other similar communications generally will not be forwarded to the directors.

Our Codes of Conduct

All Medtronic employees, including our Chief Executive Officer and other senior executives, are required to comply with our long-standing Code of Conduct to help ensure that our business is conducted in accordance with the highest standards of ethical behavior. Our Code of Conduct covers all areas of professional conduct, including customer relationships, conflicts of interest, insider trading, intellectual property and confidential information, as well as requiring strict adherence to all laws and regulations applicable to our business. Employees are required to bring any violations and suspected violations of the Code of Conduct to the attention of Medtronic, through management or our legal counsel or by using Medtronic’s confidential compliance line. Our Code of Ethics for Senior Financial Officers, which is a part of the Code of Conduct, includes certain specific policies applicable to our Chief Executive Officer, Chief Financial Officer, Treasurer and Controller and to other senior financial officers designated from time to time by our Chief Executive Officer. These policies relate to internal controls, the public disclosures of Medtronic, violations of the securities or other laws, rules or regulations and conflicts of interest. The members of the Board of Directors are subject to a Code of Business Conduct and Ethics relating to director responsibilities, conflicts of interest, strict adherence to applicable laws and regulations and promotion of ethical behavior.

Our codes of conduct are published on our website, at www.medtronic.com under the Company Information — Corporate Governance caption in the Investors section, and are available in print to any shareholder who requests them. We intend to disclose future amendments to, or waivers for directors and executive officers of, our codes of conduct on our website promptly following the date of such amendment or waiver.

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SHARE OWNERSHIP INFORMATION

Significant Shareholders

The following table shows information as of June 25, 2015, concerning each person who is known by us to beneficially own more than 5% of our ordinary shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Ordinary Shares	Of Shares Beneficially Owned, Amount that May Be Acquired Within 60 Days	Percent of Class
BlackRock, Inc., 55 East 52nd Street, New York, NY 10055(1)	85,340,992	N/A	6.03%
FMR LLC, 245 Summer Street, Boston, MA 02210(2)	71,214,341	N/A	5.04%
(1)

The information for security ownership of this beneficial owner is based on a Standard Form TR-1 filed by BlackRock, Inc. and provided to Medtronic, reporting ownership as of May 14, 2015. On such date, BlackRock, together with its affiliates, held indirect voting power over 85,340,992 ordinary shares. Based upon 1,414,188,681 shares outstanding as of July 17, 2015, the shareholder beneficially owns approximately 6.03% of our shares outstanding.

(2)

The information for security ownership of this beneficial owner is based on a Standard Form TR-1 filed by FMR LLC and provided to Medtronic, reporting ownership as of June 2, 2015. On such date, FMR LLC, together with its affiliates, held indirect voting power over 71,214,341 ordinary shares. Based upon 1,414,188,681 shares outstanding as of July 17, 2015, the shareholder beneficially owns approximately 5.04% of our shares outstanding.

Beneficial Ownership of Management

The following table shows information as of July 17, 2015 concerning beneficial ownership of Medtronic’s ordinary shares by Medtronic’s directors, named executive officers identified in the Summary Compensation Table under “Executive Compensation,” and all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Ordinary Shares(7)	Of Shares Beneficially Owned, Amount that May Be Acquired Within 60 Days
Richard H. Anderson(1)	66,954	35,166
Craig Arnold	30,263	15,109
Michael J. Coyle(2)	340,073	300,006
Scott C. Donnelly(3)	2,239	1,994
Gary L. Ellis	680,130	592,560
Bryan Hanson	164,650	114,347
Randall Hogan	30,149	15,109
Omar Ishrak	675,306	485,291
Shirley Ann Jackson.	32,745	31,483
Michael O. Leavitt	7,061	7,061
James T. Lenehan	44,043	31,005
Christopher J. O’Connell	151,951	90,116
Elizabeth Nabel	0	0
Denise M. O’Leary	54,740	42,662
Kendall J. Powell(4)	32,742	29,742
Robert C. Pozen(5)	53,259	28,559
Preetha Reddy	3,679	3,679
Directors and executive officers as a group (23 persons)(6)	3,020,774	2,416,724
(1)	Mr. Anderson disclaims beneficial ownership of 25 shares that are owned by his adult son. Includes 4,800 shares held by Mr. Anderson’s spouse’s trust.

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SHARE OWNERSHIP INFORMATION

(2)	Includes 3,739 shares held by Mr. Coyle’s spouse and 250 shares held by family trust.
(3)	Includes 245 shares held by Mr. Donnelly’s spouse’s trust.
(4)	Includes 3,000 shares held by Mr. Powell’s spouse’s trust.
(5)	Includes 24,700 shares owned jointly with Mr. Pozen’s spouse.
(6)

As of June 25, 2015, no director or executive officer beneficially owns more than 1% of the shares outstanding. Medtronic’s directors and executive officers as a group beneficially own approximately .21% of the shares outstanding.

(7)

Amounts include the shares shown in the last column, which are not currently outstanding but are deemed beneficially owned because of the right to acquire shares pursuant to options exercisable or RSUs vesting and payable within 60 days (on or before December 11, 2015) and the right to receive shares for deferred stock units within 60 days (on or before December 11, 2015) upon a director’s resignation.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of reports and written representations furnished to it, Medtronic believes that during fiscal year 2015, all filings with the SEC by its executive officers and directors complied with requirements for reporting ownership and changes in ownership of Medtronic’s ordinary shares pursuant to Section 16(a) of the Exchange Act, except that due to Medtronic’s administrative oversight, Rob ten Hoedt failed to timely file a Form 3 and Form 4 at the time of becoming a Section 16 officer and Michael J. Coyle failed to timely file a Form 4 reflecting the sale of Medtronic stock. In addition, due to timing and vendor constraints at the close of the Covidien acquisition, Bradley E. Lerman failed to timely file a closing Form 4 and Richard E. Kuntz, Governor Leavitt, Mr. Lerman and Ms. O’Leary failed to timely file initial Form 4s.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) discusses the principles underlying our executive compensation programs and the key executive compensation decisions that were made for Fiscal Year 2015, including the most important factors relevant to those decisions. This CD&A is intended to provide additional context and background for the compensation earned by and awarded to the following named executive officers (“NEOs”) for Fiscal Year 2015 (listed in order as they appear in the Summary Compensation Table):

Omar Ishrak	Chairman and Chief Executive Officer
Gary L. Ellis	Executive Vice President and Chief Financial Officer
Christopher J. O’Connell	Executive Vice President and President, Restorative Therapies Group
Bryan C. Hanson	Executive Vice President and President, Minimally Invasive Therapies Group
Michael J. Coyle	Executive Vice President and President, Cardiac and Vascular Group

Medtronic, Inc. became an indirectly, wholly-owned subsidiary of Medtronic plc, a newly-formed Irish holding company, on January 26, 2015. Each of the executive officers of Medtronic, Inc. became executive officers of Medtronic plc, and the compensation programs of Medtronic, Inc. generally continue to be in place. References below to the Compensation Committee relate to Medtronic, Inc. prior to the transaction, and Medtronic plc following the transaction.

This CD&A also provides an overview of our executive compensation philosophy and explains how the Compensation Committee arrives at specific compensation decisions involving the NEOs. In addition, the CD&A explains how our executive compensation programs are designed and operate with respect to our NEOs by discussing the following aspects or our compensation programs:

†	Executive Compensation Philosophy

†	Elements of Executive Compensation

†	Executive Compensation Benchmarking

†	Fiscal Year 2015 Compensation Decisions

†	Fiscal Year 2015 Annual and Long-Term Incentive Plan Payouts

†	Other Benefits and Perquisites

†	Share Ownership, Share Retention, and Clawback Policies

†	Tax and Accounting Implications

Executive Summary

Business Environment

Fiscal year 2015 was a transformational year for our Company marked by the announcement on June 15, 2014 and consummation on January 26, 2015 of Medtronic, Inc.’s acquisition of Covidien. Our Company now has a global reach that extends to approximately 160 countries and enhances our industry leading capabilities in innovative therapies to fulfill our Mission of alleviating pain, restoring health, and extending life. In addition, our market capitalization increased from over $59 billion in June 2014 to over $109 billion in January 2015. It is now more important than ever for our Company to attract, retain, and incentivize a world-class executive leadership team to leverage our new scale and capabilities to achieve our long-term strategic imperatives of Therapy Innovation, Globalization, and Economic Value.

In addition to the successful consummation and ongoing integration of the Covidien acquisition, we achieved strong financial and operational performance in Fiscal Year 2015. Highlights from our June 2, 2015 Earnings Release are summarized below:

†	Revenue increased 6% to $20.3 billion for Fiscal Year 2015 measured on a constant currency, comparable basis

†	Adjusted diluted earnings per share on a non-cash basis increased by 6% to $4.28

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COMPENSATION DISCUSSION AND ANALYSIS

Revenue growth rate on a comparable, constant currency basis and diluted EPS are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in Appendix A of this proxy statement.

Medtronic continues to return 50% of annual cash flow to investors in the form of dividends and share buy-backs.

Executive Compensation Philosophy

Our executive compensation philosophy, which enables us to attract and engage world-class executive talent, continues to align with our new company profile. The key philosophy principles continue to be:

➤	Attract and engage talented executives by providing a comprehensive, market competitive array of compensation and benefit programs

➤	Target compensation to align with the median value that best reflects our talent market

➤	Align the majority of compensation with pay for performance incentive programs that emphasize long-term company performance

Compensation Actions

Key compensation decisions for our NEOs included the following for Fiscal Year 2015:

Start of Fiscal Year 2015 Actions:

➤	Base salaries increased by 4.6% on average

➤	Target long-term incentive opportunities increased by 17% on average

Covidien Acquisition Related Actions:

➤	Updated the company’s compensation Comparison Group of companies to reflect the new company profile and talent market following the acquisition of Covidien.

➤

Appointed Bryan Hanson as Executive Vice President and President of Minimally Invasive Therapies Group. To align Mr. Hanson’s compensation with Medtronic’s market median targets as well as align compensation with Mr. Hanson’s newly expanded role, the following changes were made: (1) base salary increased from $702,000 to $750,000 annually; (2) annual target incentive decreased from 90% to 85% of base salary; and (3) annual long-term incentive plan target increased from $2,300,000 to $2,700.000.

➤

Target annual incentives were unchanged at the beginning of the fiscal year. Following the acquisition close, the CEO annual target and CFO annual Target were increased from 140% to 175% of base salary and from 90% to 120% of base salary, respectively. The change was to ensure target total direct compensation remained at least at the minimum of updated market median data following the Covidien acquisition.

➤

As disclosed in the November 20, 2014 Transaction Proxy S-4 filing, Medtronic’s Board of Directors determined to provide tax gross-up compensation to offset the impact of the Covidien acquisition associated excise tax on NEO unexercised stock options and unvested restricted stock units. The intent of the tax gross-up was to neutralize the effect of the excise tax so that Mr. Ishrak and the other NEOs were neither harmed by, nor benefited from, the transaction.

Fiscal Year-End 2015 Actions:

➤	Annual incentive plan payouts were based on revenue growth, adjusted diluted earnings per share growth, and cash flow indicator goals and paid out at 109.27% of target award opportunity.

➤	Restricted stock units granted during Fiscal Year 2013 attained the adjusted diluted earnings per share threshold necessary to be earned.

➤	Long-term performance plan awards granted during Fiscal Year 2013 were based on revenue growth and return on invested capital goals and paid out at 112.29% of target award opportunity.

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COMPENSATION DISCUSSION AND ANALYSIS

The following chart shows our Company’s performance relative to our pre-established performance goals and our actual award payouts relative to target awards for Fiscal Year 2015 for our annual incentive and long-term performance plans:

Compensation of our Chief Executive Officer

A pay for performance analysis that is summarized in the following chart and table for our chief executive officer (“CEO”), Mr. Ishrak, shows a conservative relationship between company performance and pay. Actual pay, whether measured using the Summary Compensation Table or based on the proposed SEC definition of “Compensation Actually Paid,” is below median of our comparison group of companies while total shareholder return exceeds the median of the comparison group and the S&P 500 Health Care Equipment index. Additionally, Medtronic’s total shareholder return increased 29% during Fiscal Year 2015 compared to the CEO’s increase in Target Total Direct Compensation of 12% for Fiscal Year 2015.

The compensation of our CEO is based on the same design elements and performance standards that are applicable to the other NEOs. For Fiscal Year 2015, the Compensation Committee determined to increase his base salary by 3%, maintain his target annual incentive opportunity at 140% of base salary, and establish a long-term incentive opportunity of $10.5 million, to be equally allocated to stock options, restricted stock units, and long-term performance plan awards. Based on market median data from Medtronic’s updated compensation Comparison Group of companies following the Covidien acquisition, the Compensation Committee increased Mr. Ishrak’s target annual incentive opportunity for the remainder of the Fiscal Year to 175% of base salary. Other compensation related adjustments based on the updated market median data was determined at the Committee’s June 2015 meeting when compensation decisions were completed for Fiscal Year 2016.

Also in connection with the Covidien acquisition and disclosed in the November 20, 2014 Transaction Proxy S-4 filing, Mr. Ishrak and the other NEOs were subject to a 15% federal excise tax on the value of certain stock compensation held at any time six months before and six months after the closing of the transaction. Rather than accelerate the vesting of this stock compensation to avoid the excise tax, the Compensation Committee determined to reimburse Mr. Ishrak and the other NEOs for the excise tax and the resulting income taxes to maintain the retention benefits of non-vested stock compensation. The intent of the reimbursement was to neutralize the effect of the excise tax so that Mr. Ishrak and the other NEOs where neither harmed by, nor benefited from, the transaction. This approach was supported by 92.26% of Medtronic’s shareholders in the “say on parachute” vote held in connection with the shareholder meeting held to approve the Covidien transaction. Mr. Ishrak and the other NEOs remained subject to the same federal income tax consequences that applied to all domestic shareholders as a result of the transaction and received no financial gain as a result of the transaction.

26    Medtronic Proxy Statement and Notice of 2015 Annual General Meeting of Shareholders

COMPENSATION DISCUSSION AND ANALYSIS

The following chart and table present total compensation for our CEO for Fiscal Year 2015 as required to be presented by the Securities Exchange Commission (SEC) in the Summary Compensation Table, both with and without the Covidien acquisition related excise tax gross up. From a performance perspective, we also present the total shareholder return for Fiscal Year 2015 for the Company, our peer group and the third-party index in our stock performance graph.

SEC Summary Compensation Table
Base Salary	$ 1,503,123
Annual Incentive	$ 2,444,532
—% of Base Salary	163%
109% of target
Total Annual Cash	$ 3,947,655
Stock Options	$ 3,078,407
Performance-Based RSUs	$ 3,500,062
Long-Term Performance Plan (LTPP)	$ 3,163,209
— LTPP % of 2013-2015 Target	112% of target
Total Long-Term Incentives	$ 9,741,678
Change in Pension Value	$ 192,470
All Other Compensation
— Excluding Excise Tax and Gross Up	$ 54,485
Total Compensation	$13,936,288
Excise Tax Gross-Up	$25,523,978
Total Compensation Including Gross-Up	$39,460,266

Medtronic Proxy Statement and Notice of 2015 Annual General Meeting of Shareholders    27

COMPENSATION DISCUSSION AND ANALYSIS

Pay Versus Performance

In addition to ensuring that the annual and long-term cash incentive plan payouts align with performance, the Compensation Committee evaluates how the amount of annual cash compensation aligns with the Company’s performance when ranked against the comparison companies. For purposes of this analysis, annual cash compensation represents the actual base salaries and annual bonuses paid for the last completed fiscal year. As shown in the table below for Fiscal Year 2015, total annual compensation for the CEO, CFO, and the average other NEOs is directionally aligned with the Company’s equally weighted composite ranking of “as reported” GAAP measures of size, profitability, and growth, and conservative relative to the Company’s total shareholder return:

One-Year Average Size and Performance Composite Rank			Total Annual Compensation (TAC) Rank ($000)									1-Year Total Shareholder Return
Size	Profitability	Growth	CEO			CFO			Other NEO
General Electric (GE)	GILD	GILD	GE	$9,150		UNH	$3,900	222%	GE	$5,992		UNH
Johnson & Johnson (JNJ)	JNJ	BIIB	HON	$7,366	168%	GE	$3,850		UNH	$3,225	198%	AMGN
Procter & Gamble (PG)	QCOM	STJ	BMY	$7,314	220%	PFE	$2,569	111%	INTC	$2,669	118%	BSX
IBM (IBM)	BIIB	BSX	PEP	$6,600	156%	LMT	$2,567	180%	BMY	$2,581	195%	BMY
Pfizer (PFE)	MRK	BA	PG	$6,400	88%	UTX	$2,510	195%	PFE	$2,428	111%	BIIB
Intel (INTC)	IBM	MON	BA	$6,369	135%	BMY	$2,477	172%	MRK	$2,337	149%	MDT
Coca-Cola (KO)	MMM	INTC	LMT	$6,286	180%	ABBV	$2,414	146%	BA	$2,312	132%	CSCO
UnitedHealth Group (UNH)	INTC	AMGN	ABT	$5,773	120%	INTC	$2,337	121%	GILD	$2,152	146%	GILD
Cisco Systems (CSCO)	MON	QCOM	BIIB	$5,422	210%	PEP	$2,328	122%	AMGN	$2,126	154%	ABBV
Pepsico (PEP)	LMT	JNJ	MON	$5,409	170%	JNJ	$2,278	127%	CSCO	$2,126	140%	INTC
United Technologies (UTX)	CSCO	HON	GILD	$5,322	145%	ABT	$2,213		ABBV	$2,122	138%	LLY
Merck (MRK)	AMGN	UNH	UTX	$5,220	112%	MRK	$2,168	202%	JNJ	$2,063	133%	ABT
Boeing (BA)	BA	MMM	IBM	$5,100	90%	AMGN	$2,091	147%	PEP	$2,060	112%	LMT
Qualcomm (QCOM)	PEP	GE	ABBV	$5,096	113%	CSCO	$2,075	128%	HON	$1,895	108%	MMM
Honeywell (HON)	KO	UTX	JNJ	$5,044	135%	BA	$1,818	133%	PG	$1,865	89%	PEP
Gilead Sciences (GILD)	HON	LMT	MMM	$4,893	163%	LLY	$1,800	85%	UTX	$1,848	113%	BA
Amgen (AMGN)	STJ	MRK	MRK	$4,841	149%	GILD	$1,763	146%	LMT	$1,784	168%	STJ
3M (MMM)	PG	ABT	PFE	$4,815	111%	PG	$1,748	88%	MON	$1,724	170%	PFE
Medtronic (MDT)	MDT	PEP	AMGN	$4,373	147%	MDT	$1,713	109%	KO	$1,590	77%	DD
Du Pont (DD)	DD	PG	INTC	$4,355	133%	MMM	$1,691	124%	STJ	$1,443	99%	HON
Abbott Laboratories (ABT)	ABBV	MDT	UNH	$4,300	132%	BIIB	$1,510	210%	MDT	$1,392	109%	MRK
Lockheed Martin (LMT)	PFE	DD	KO	$4,100	78%	HON	$1,455	93%	LLY	$1,383	85%	MON
Lilly (LLY)	UTX	KO	MDT	$3,948	109%	KO	$1,440	81%	IBM	$1,381	81%	GE
Bristol-Myers Squibb (BMY)	UNH	CSCO	CSCO	$3,600	114%	MON	$1,408	170%	ABT	$1,284		KO
AbbVie (ABBV)	GE	ABBV	LLY	$3,285	85%	IBM	$1,408	84%	MMM	$1,242	115%	JNJ
Monsanto (MON)	LLY	BMY	DD	$2,788	55%	QCOM	$1,389	71%	QCOM	$1,182	79%	PG
Biogen Idec (BIIB)	BMY	IBM	QCOM	$2,619	70%	DD	$1,180	55%	BIIB	$1,140	210%	UTX
Boston Scientific (BSX)	ABT	PFE	STJ	$2,547	99%	BSX	$867	132%	DD	$1,125	54%	IBM
St. Jude Medical (STJ)	BSX	LLY	BSX	$2,325	127%	STJ	$809	99%	BSX	$965	141%	QCOM
Medtronic Rank = 36%	MDT Rank = 44%	MDT Rank = 35%	Medtronic Rank = 21%			Medtronic Rank = 35%			Medtronic Rank = 26%			MDT Rank = 82%
Medtronic Composite Rank = 38%			Medtronic Composite Rank = 27%
—	Italicized percentages under TAC columns represent actual annual bonus payouts as a percentage of target bonus
—	Other NEO for Medtronic represents the average of Coyle and O’Connell

Consideration of “Say-on-Pay” and “Say-on-Frequency” Voting Results

For Fiscal Year 2015, Medtronic, Inc. advisory votes on say-on-pay and say-on-golden parachute compensation garnered shareholder support of 96% and 92%, respectively

The Compensation Committee reviewed shareholder and other stakeholder feedback along with the results of our 2014 shareholder “say-on-pay vote” in making compensation decisions during Fiscal Year 2015. Efforts to gather stakeholder feedback included periodic outreach to our largest shareholders. Through these discussions we continue to hear positive feedback about our executive compensation philosophy and the CD&A, and there were no significant concerns noted about pay practices. Based on this feedback and the 96% say-on-pay approval by shareholders in 2014, the Compensation Committee believes that shareholders support our compensation policies and practices. Therefore, the Compensation Committee continued to apply the same principles in determining Fiscal Year 2015 compensation actions.

28    Medtronic Proxy Statement and Notice of 2015 Annual General Meeting of Shareholders

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Governance Practices

We maintain the following compensation practices, which demonstrate our commitment to strong compensation governance:

†

Change-of-Control Policy: Compensation and benefits under our Change-of-Control (CIC) policy, which also includes equity awards that are replaced in connection with a change in control, are not triggered solely by a CIC event (“single trigger”). The compensation and benefits only apply in the event of a CIC when a participant is involuntarily terminated, without cause, or where a participant terminates employment for good reason, within a limited time period following the CIC (“double trigger”). Our CIC policy also does not provide for any “golden parachute” excise tax gross-up;

†

Stock Ownership Policy: Our policy requires the CEO to maintain ownership of stock equal to six (6) times annual salary and other NEOs to maintain stock equal to three (3) times annual salary. Until the ownership guideline is met, the CEO must retain 75% of after-tax shares received through settlement of equity compensation awards and other NEOs must retain 50% of such shares. Once the guideline is met, executives must retain the same percentages of after-tax shares for one year following grant of equity compensation awards. As of June 25, 2015, all NEOs are in compliance with the stock ownership and retention guidelines;

†

Forfeiture Policy: Our Stock Award and Incentive Plan provides that stock awards are forfeited when an NEO terminates employment with us for any reason other than retirement, disability, death, or termination under specific circumstances related to a Change in Control;

†

Clawback Policy: Compensation policies include significant penalties for misconduct including a broad clawback policy that allows the Company to recapture equity compensation and other incentive awards paid to an executive who engages in misconduct. Misconduct includes, among other things, a violation of our Code of Conduct, other fraudulent or illegal activity, violation of post-termination non-competition covenants, unauthorized disclosure of confidential information, and violation of business ethics or other business policies of our Company; and

†

Securities Trading Policy: NEOs (along with others) are prohibited from engaging in short sales of Medtronic securities (including share sales against the box) or engaging in purchases or sales of puts, calls or other derivative securities based on Medtronic securities. The policy also prohibits our NEOs from purchasing Medtronic securities on margin, borrowing against Medtronic securities held in a margin account or pledging Medtronic securities as collateral for a loan (unless the officers can clearly demonstrate the financial capacity to repay the loan without resorting to the pledged securities).

Participants in Executive Compensation Design and Decision Making Process

Role of Compensation Committee

The Compensation Committee establishes our compensation philosophy, program design and administration rules, and is the decision-making body on all compensation matters related to our NEOs. The Committee solicits input from an independent outside compensation consultant and relies on the consultant’s advice. For more information on the Compensation Committee, its members and its duties as identified in its charter, please refer to the section entitled “Governance of Medtronic — Compensation Committee” beginning on page 14 of this proxy statement.

Independent Compensation Consultant

The Compensation Committee has engaged Frederic W. Cook & Co., Inc., an independent outside compensation consulting firm (the “Independent Consultant”), to advise the Compensation Committee on all matters related to executive officer compensation. Specifically, the Independent Consultant conducts an annual competitive market analysis of total compensation for NEOs, provides relevant market data, updates on compensation trends and regulatory developments, and counsels on program designs and specific compensation decisions related to our CEO and other executives.

In June 2013, the Medtronic, Inc. Compensation Committee adopted enhanced independence standards for outside consultants that mirror the New York Stock Exchange (“NYSE”) listing standards. This policy established an assessment framework to confirm and report on a consultant’s independence. It also requires a consultant to confirm

Medtronic Proxy Statement and Notice of 2015 Annual General Meeting of Shareholders    29

COMPENSATION DISCUSSION AND ANALYSIS

its independent status according to the Compensation Committee’s standards. The Compensation Committee reviews and confirms the independence of its outside consultants on an annual basis.

In light of the new NYSE listing standards, the Compensation Committee has considered the independence of the Independent Consultant. In connection with this process, the Compensation Committee has reviewed, among other items, a letter from the Independent Consultant addressing its independence and the members of the consulting team serving the Committee, including the following factors: (i) other services provided to us by the Independent Consultant, (ii) fees paid by us as a percentage of the Independent Consultant’s total revenue, (iii) policies or procedures of the Independent Consultant that are designed to prevent conflicts of interest, (iv) any business or personal relationships between the senior advisor of the consulting team with a member of the Compensation Committee, (v) any Company stock owned by the senior advisor or any member of his immediate family, and (vi) any business or personal relationships between our executive officers and the senior advisor. The Compensation Committee discussed these considerations and concluded that the work performed by the Independent Consultant and its senior advisor involved in the engagement did not raise any conflict of interest.

Role of Chief Executive Officer in Compensation Decisions

In making compensation decisions for executive officers reporting to the CEO, the Compensation Committee solicits the views of our CEO and the Independent Consultant. The CEO is not present during Compensation Committee executive sessions, and does not make recommendations to the Compensation Committee, about his own compensation.

The next section of the 2015 CD&A provides details about Medtronic’s Executive Compensation and Benefits.

Detailed Information

This section of the CD&A provides details about Medtronic’s executive compensation program design, which was summarized in the preceding Executive Summary section.

Executive Compensation Philosophy

Our compensation programs are designed to align the interests of our NEOs with those of our shareholders. We provide market competitive programs that enable us to attract and retain highly talented individuals with pay linked to the attainment of short- and long-term performance goals according to the following principles:

†	We attract and retain talented executives by providing market competitive total direct compensation consisting of base salary, annual cash incentives, and long-term cash and equity incentives.

†

We calibrate all elements of total direct compensation at the market median, with a +/- 15% range developed for base salary and annual incentives, and a +/- 20% range for long-term incentives and total direct compensation.

†

We leverage the market median range of externally benchmarked compensation data from our compensation comparison group of companies to ensure NEO compensation is positioned competitively based on incumbent experience and performance.

†	We couple competitive total direct compensation with comprehensive benefits to support retirement, health and wellness, and other life events.

†	We emphasize pay for performance by basing at least 75% of total direct compensation on short-term and long-term financial incentives with a heavy emphasis on long-term performance.

†

Short-term and long-term incentives align executives with shareholders by using annual and three-year performance measures that drive shareholder value. Short-term and long-term incentive goals are derived from our Board-approved annual operating plan and Board-approved long-term strategic guidance provided to investors, respectively.

†

We also emphasize a culture of quality through the executives’ annual incentive plan. Payouts are reduced if a quality compliance modifier performance threshold is not achieved. The modifier cannot increase payouts under the annual incentive plan. The quality modifier is based on maintaining quality standards that prevent U.S. Food and Drug Administration inspection observations and warning letters. The modifier is designed not to impede proactive quality actions such as product recalls and complaint handling procedures.

30    Medtronic Proxy Statement and Notice of 2015 Annual General Meeting of Shareholders

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Executive Compensation

Summarized below are the principle elements of our executive compensation program:

	Component	Performance Period (yrs.)	Basic Design	Purpose
Fixed	Base Salary	1	• Calibrated with the Comparison Group market median range	• Compensates for carrying out duties of the job • Recognizes individual experiences, skills, and sustained performance
	Benefits	1	• Health, retirement, and other life event market competitive benefits	• Same benefits available to Medtronic employees except for the Non-Qualified Deferred Compensation Program
	Perquisites	1	• Allowance covering expenses such as financial and tax planning, memberships, etc. • No tax gross-up	• Provide a modest allowance to be used in lieu of company provided perquisites • 40 hours of personal use of corporate aviation service as needed in conjunction with business travel schedule
At Risk	Annual Incentive Plan	1	• Actual pay varies between 50% and 200% of target • Uses revenue growth, diluted earnings per share growth, cash-flow indicator, and quality compliance performance measures	• Incents the accomplishment of annual operating plan based on Company and individual performance
	Restricted Stock Units	3	• Granted annually • Vest 100 percent on the 3rd anniversary of grant date • Vesting is dependent on achieving a 3-year diluted earnings per share cumulative compound annual growth threshold	• Promotes stock ownership in Medtronic • Provides a retention component
	Stock Options	4	• Granted annually • Vest 25 percent per year starting on the 1st anniversary of grant date	• Aligns pay for performance by linking value to stock price appreciation and shareholder value creation
	Long-Term Performance Plan	3	• Granted annually • Actual pay varies between 50% and 200% of target • 3-year performance period • Uses cumulative revenue growth, and return on invested capital performance measures	• Aligns a portion of cash compensation to longer-term strategic financial goals not influenced by variability in the stock market

NEO Target Total Direct Compensation (TTDC) is composed of 82% – 90%

Pay at Risk with 67% - 72% of TTDC composed of long-term incentives

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Peer Review

The Compensation Committee considers relevant market pay practices when establishing executive compensation levels and evaluating compensation programs including base salary, short-term and long-term incentives. In order to ensure the competitiveness of compensation programs, the Committee has established a Comparison Group of companies for benchmarking purposes. The identification of these companies is based on discussions with, and recommendations from, Frederic W. Cook & Co., Inc. Once the comparison companies are identified, a market median range is derived using a regression formula to adjust for compensation differences attributed to company size.

Initial compensation decisions for Fiscal Year 2015 were based on a 19-company Comparison Group approved by the Medtronic, Inc. Compensation Committee in February of 2014. The acquisition of Covidien during Fiscal Year 2015 required the Compensation Committee to re-assess the Compensation Comparison Group of companies. Medtronic increased from $17B to $27B in revenue rendering the 19-company Comparison Group of companies too small for a valid comparison of compensation.

Principles for establishing a new, post-acquisition Comparison Group include:

†	Maintain medical device industry specific companies

†

Include companies, both medical device and other industries, whose size and complexity align with our Company’s post-acquisition company profile and whom are confirmed competitors for key executive talent

Our objective is to establish market competitive compensation within a range on either side of the market median benchmark established for each position compared to our executive compensation peer group. The market median ranges are +/- 15% for base salary and target annual incentives and +/- 20% for Long-Term Incentives and Target Total Direct Compensation. Consistent with our pay-for-performance philosophy, we establish an award range for short-term and long-term incentives that generates above-market pay for above-market performance and below-market pay for below-market performance.

In addition to the competitive market information, the Compensation Committee also reviews information about performance, potential, expertise, and experience for each NEO. Base salary decisions are based on these factors to ensure that salaries are market competitive consistent with our compensation philosophy.

The following table compares the company selection criteria used for the pre-acquisition and post-acquisition Compensation Comparison Group:

Pre-Acquisition Criteria	Post-Acquisition Criteria
Start with North American Companies in the Standard & Poor’s database	Start with the 200 largest U.S. companies based on revenue (Fortune 200) and market capitalization

Limit to companies in one of the following Global Industry Classification Standards (GICS) sub-industries, with revenue exceeding $4 billion

1.     Health Care Equipment

2.     Pharmaceuticals

3.     Biotechnology

Limit to 6 GICS Sectors 1. Health Care 2. Consumer Discretionary 3. Consumer Staples 4. Industrials 5. Information Technology 6. Materials

Consider the following criteria for selecting companies

1.     Health care equipment company

2.     Identify Medtronic as a comparison company

3.     Listed in the primary comparison group of a company identifying Medtronic as a comparison company

4.     Consideration of prior year comparison group

Consider the following criteria for selecting companies

1.     Overall company size

2.     Health care company

3.     Global operations

4.     Manufacturer

5.     Government contractor

6.     Information technology hardware

7.     Geographic competitor

32    Medtronic Proxy Statement and Notice of 2015 Annual General Meeting of Shareholders

COMPENSATION DISCUSSION AND ANALYSIS

The revised comparison company selection criteria resulted in the following changes to the Comparison Group:

Comparison Companies Used to Set Pre-Acquisition Pay	Deletions	Additions	Comparison Companies Used to Set Post-Acquisition Pay
3M			3M
Abbott Laboratories			Abbott Laboratories
		AbbVie	AbbVie
Allergan	Allergan
Amgen			Amgen
Baxter International	Baxter International
Becton Dickinson	Becton Dickinson
		Biogen Idec	Biogen Idec
		Boeing	Boeing
Boston Scientific			Boston Scientific
Bristol-Myers Squibb			Bristol-Myers Squibb
C.R. Bard	C.R. Bard
CareFusion	CareFusion
		Cisco Systems	Cisco Systems
		Coca-Cola	Coca-Cola
Covidien	Covidien
		DuPont	DuPont
Eli Lilly			Eli Lilly
		General Electric	General Electric
Gilead Sciences			Gilead Sciences
		Honeywell International	Honeywell International
		Intel	Intel
		Intl Business Machines	Intl Business Machines
Johnson & Johnson			Johnson & Johnson
		Lockheed Martin	Lockheed Martin
Merck			Merck
		Monsanto	Monsanto
		PepsiCo	PepsiCo
Pfizer			Pfizer
		Proctor & Gamble	Proctor & Gamble
		QUALCOMM	QUALCOMM
St Jude Medical			St Jude Medical
Stryker	Stryker
		United Technologies	United Technologies
		UnitedHealth Group	UnitedHealth Group
Zimmer Holdings	Zimmer Holdings
19	8	17	28

Medtronic Proxy Statement and Notice of 2015 Annual General Meeting of Shareholders    33

COMPENSATION DISCUSSION AND ANALYSIS

Summarized below is a comparison of the Company to the revised post-acquisition Comparison Group in various measures of company financial and market size at the time of approval by the Compensation Committee:

	Latest 4 Quarters ($Mil.)		Latest Quarter ($Mil.)		FYE Total Employees	9/30/2014 Market Capital.	Composite Percentile Rank
Company Name	Net Revenue	Operating Inc. (EBIT)	Total Assets	Total Equity
General Electric Co	$144,400	$23,245	$651,869	$134,013	307,000	$257,069	99%
Johnson & Johnson	$73,540	$20,563	$135,200	$78,048	128,100	$300,859	89%
Procter & Gamble Co	$83,062	$16,292	$144,266	$69,214	118,000	$227,003	86%
Intl Business Machines Corp	$98,267	$19,680	$124,314	$17,377	431,212	$189,373	83%
Pfizer Inc	$50,068	$15,936	$172,612	$76,633	77,700	$187,499	80%
Coca-Cola Co	$46,220	$11,074	$95,489	$34,071	130,600	$187,104	73%
Intel Corp	$53,912	$13,865	$91,793	$59,247	107,600	$172,394	73%
Pepsico Inc	$66,544	$10,214	$80,433	$23,471	274,000	$140,659	69%
Cisco Systems Inc	$47,142	$10,841	$105,134	$56,654	74,042	$128,543	68%
United Technologies Corp	$63,327	$8,938	$92,142	$33,785	212,400	$96,604	67%
UnitedHealth Group Inc	$126,023	$9,689	$85,466	$32,935	156,000	$83,921	65%
Merck & Co	$43,550	$9,695	$97,860	$48,358	76,000	$171,895	65%
Boeing Co	$88,425	$6,880	$92,737	$14,061	168,400	$91,886	59%
Medtronic (Post-Consummation)	$27,680	$7,311	$57,777	$29,202	87,747	$100,412	51%
Qualcomm Inc	$26,276	$8,068	$48,355	$38,789	31,000	$125,464	50%
Honeywell International Inc	$39,966	$6,450	$46,596	$18,696	131,000	$72,871	46%
3M Co	$31,450	$6,890	$33,970	$17,354	88,667	$91,804	41%
Amgen Inc	$19,460	$6,520	$69,534	$24,382	20,000	$106,694	41%
DuPont (E.I.) De Nemours	$35,489	$4,331	$48,314	$17,063	64,000	$65,729	34%
Gilead Sciences Inc	$17,437	$9,847	$31,206	$16,127	6,100	$162,447	34%
Lockheed Martin Corp	$44,836	$5,000	$37,250	$4,319	115,000	$58,012	32%
Abbott Laboratories	$21,819	$2,759	$41,475	$23,602	69,000	$62,539	31%
Medtronic (Pre-Consummation)	$17,195	$5,020	$37,554	$19,248	49,247	$61,331	30%
Lilly (Eli) & Co	$21,200	$4,291	$35,018	$17,984	37,925	$72,457	30%
AbbVie Inc	$19,258	$6,435	$29,045	$5,218	25,000	$91,937	24%
Bristol-Myers Squibb Co	$16,206	$3,316	$33,503	$15,327	28,000	$84,856	23%
Monsanto Co	$15,855	$4,077	$21,981	$7,875	26,200	$59,022	15%
Biogen Idec Inc	$8,345	$3,013	$12,918	$9,561	6,850	$78,119	12%
Boston Scientific Corp	$7,220	$921	$16,477	$6,544	23,000	$15,657	6%
St Jude Medical Inc	$5,571	$1,426	$10,443	$3,979	16,000	$17,119	2%
75th Percentile	$64,131	$10,899	$96,082	$41,181	130,700	$172,020
Mean	$49,960	$8,938	$88,764	$32,310	105,314	$121,412
Median	$41,758	$7,479	$58,945	$21,084	76,850	$94,270
25th Percentile	$19,410	$4,321	$33,853	$15,011	27,550	$72,767
Medtronic Rank (Post-Consummation)	38%	49%	50%	61%	55%	53%
Medtronic Rank (Pre-Consummation)	18%	30%	34%	49%	35%	14%
––	Companies are ranked in descending order based on overall average percentile rank
––	All financial and market data are taken from Standard & Poor’s Compustat Service
––	Medtronic Post-Acquisition amounts represent the sum of most recent 4 quarters net revenue and EBIT, latest quarter total assets and total equity, and latest fiscal year-end total employees for Medtronic (April 2014) and Covidien (March 2014); market capitalization represents the sum of September 30, 2014 market capitalizations

34    Medtronic Proxy Statement and Notice of 2015 Annual General Meeting of Shareholders

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal Year 2015 Compensation Decisions

Appointment of EVP and President, Minimally Invasive Therapies Group

Bryan Hanson joined our Company in conjunction with the Covidien acquisition. Prior to joining, Mr. Hanson was in charge of Covidien’s Medical Devices Business Group.

The Compensation Committee, advised by the Independent Consultant, reviewed competitive market data to establish Mr. Hanson’s compensation package. One-time new hire components were provided to recognize the importance of Mr. Hanson’s leadership in the new company and to increase the value of long-term equity held by Mr. Hanson. The following table summarizes the material components of Mr. Hanson’s compensation following the close of the Covidien acquisition transaction(1):

Compensation Component (1)	Amount	Comment
Annual Base Salary	$750,000	Calibrated to market median
Annual Incentive Target	85% of Base Salary	Calibrated to market median
Long-Term Incentive Target	$2,700,000	Calibrated to market median
One-Time Restricted Stock Unit Grant	$1,500,000	Increase value of long-term equity holdings
One-Time Stock Option Grant	$1,500,000	Increase value of long-term equity holdings
One-Time Cash Sign-on Bonus	$1,000,000	Sign-on bonus calibrated to market median
(1)	This table reports Mr. Hanson’s compensation in effect following the close of the Covidien Acquisition transaction. The Summary Compensation Table reports Mr. Hanson’s compensation at the beginning of legacy Covidien fiscal year 2015 through the end of Medtronic’s Fiscal Year 2015, summarizing pre- and post-acquisition values.

Fiscal Year 2015 Annual Base Salaries

Our philosophy is to maintain base salary within a +/- 15% range around the median base salary paid by our Comparison Group. The range allows for pay decisions to take into account individual factors such as performance, potential, expertise, and experience. At the beginning of each Fiscal Year, the Independent Consultant presents to the Committee the analysis that identifies the median base salary range for the CEO and each NEO. Using this market data, the Committee approves base pay increases to maintain base salary within the median range, again, taking into account individual factors such as performance, potential, expertise, and experience.

The table below shows the Fiscal Year 2015 base salary increases for the CEO and each NEO.

Name	FY2014 Salary (000’s)	FY2015 Salary (000’s)	% Increase
Omar Ishrak	$1,460	$1,504	3%
Gary L. Ellis	$776	$830	7%
Christopher J. O’Connell	$676	$696	3%
Bryan C. Hanson(1)	$702	$750	7%
Michael J. Coyle	$726	$748	3%
(1)	FY2014 Salary = pre-acquisition amount, FY2015 Salary = post acquisition amount

Fiscal Year 2015 Annual Incentive Target Pay

Using the same analytical approach described for the annual base salary, the Independent Consultant identifies the median range (based on incentive opportunities at our Comparison Group) for annual incentive target pay for the CEO and each NEO, which is set as a percentage of annual base salary. Initially for Fiscal Year 2015, no changes to CEO or NEO target annual incentive pay were made. The table below shows CEO and NEO target annual incentive pay as a percentage of base salary. In connection with the Covidien acquisition, the Compensation Committee reviewed updated market median compensation data for NEOs and determined to increase target annual

Medtronic Proxy Statement and Notice of 2015 Annual General Meeting of Shareholders    35

COMPENSATION DISCUSSION AND ANALYSIS

incentive opportunities for the remainder of the Fiscal Year for Messrs. Ishrak and Ellis from 140% to 175% and from 90% to 120% of base salary, respectively. Market compensation data for NEOs will be reevaluated at the Committee’s June 2015 meeting to support compensation decisions for Fiscal Year 2016.

Name	FY2014 MIP Target	FY2015 MIP Target	% Increase/ (Decrease)
Omar Ishrak(1)	140%	148.75%	6.3%
Gary L. Ellis(2)	90%	97.50%	8.3%
Christopher J. O’Connell	85%	85%	0.0%
Bryan C. Hanson	90%	85%	-5.6%
Michael J. Coyle	85%	85%	0.0%
(1)	Mr. Ishrak’s annual incentive (MIP) target for FY15 incorporates an increase to 175% effective for Q4 of FY15. The MIP target change is to align with the Company’s updated compensation comparison companies.
(2)	Mr. Ellis’ annual incentive (MIP) target for FY15 incorporates an increase to 120% effective for Q4 of FY15. The MIP target change is to align with the Company’s updated compensation comparison companies.
(3)	FY2014 MIP Target = pre-acquisition amount, FY2015 MIP Target = post acquisition amount.

Fiscal Year 2015 Annual Incentive Plan Design

Our incentive plan design was established following an extensive review completed by the Compensation Committee, Independent Consultant, and management. The review considered shareholder feedback, competitive benchmarking, and the Company’s short-term and long-term strategic imperatives. The following details the key design elements:

†	Payout range aligned with market practice. Payout for each incentive plan component starts at 50% of target incentive and is paid up to a maximum of 200% of target incentive.

†	Results below the minimum performance level for a component pay 0% of target incentive for that component. There is no minimum guaranteed payout.

†

Diluted Earnings Per Share performance is a total plan payout qualifier. Results below the minimum performance level for the diluted EPS component result in no plan payout regardless of results for the other components.

†

Target incentive is paid at 100% achievement of three financial targets. As detailed in the next section, these three targets come directly from the Board-approved Annual Operating Plan and represent the best financial measures of annual executive performance expectations.

36    Medtronic Proxy Statement and Notice of 2015 Annual General Meeting of Shareholders

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal Year 2015 Annual Incentive Plan Performance Measures

At the Medtronic, Inc. Compensation Committee’s June 2014 meeting, the Committee approved the targets for each of the three equally weighted performance measures, which come directly from the Company’s Board-approved Annual Operating Plan.

The following provides details about the performance measures, including a comparison to the Company’s comparison company median (if available):

Measure	Rationale	Performance Target	Weight
Revenue Growth (Constant Currency)	Top line growth continues to be a key Company strategy, reflecting market development, market penetration, and market share performance	4.6% growth over Prior Year	1/3 of Payout
Diluted Earnings Per Share Growth (Non-GAAP)	Earnings both from operating efficiency and financial management is a key driver of returns to shareholders	$4.05 Per Share; 6.0% over Prior Year	1/3 of Payout
Cash-Flow Indicator	Cash flow generated from operations plus management of short-term receivables, inventory, and payables is a key driver of the Company’s ability to re-invest and provide returns to shareholders	$3.856 Billion	1/3 of Payout
Quality Compliance Modifier Performance Threshold	Maintain high quality system compliance measured through FDA inspection results	A Score of 25 Points or Less	A score of more than 25 points reduces payout by five (5) percentage points

For purposes of the annual incentive calculation, “diluted earnings per share” refers to non-GAAP diluted earnings per share as reported to shareholders. A reconciliation of the GAAP to non-GAAP diluted earnings per share is included in Appendix A to this proxy statement. Revenue Growth is defined as the annual growth rate in revenue excluding the effects of foreign exchange rates, and is expressed as a percentage growth rate. Cash Flow Indicator is defined as profit after tax exclusive of special charges, plus or minus changes in accounts receivable, inventories, and accounts payable. The cash flow indicator only includes changes in assets and liabilities that best reflect annual operations. This calculation excludes the effects of foreign exchange rates. Quality Compliance Modifier Performance Threshold uses a score measured as follows:

FDA Inspections = Average Number of Findings per Inspection X 10 points

Non-Material FDA Warning Letter = 1 point per finding

Material FDA Warning Letter = 25 points

Fiscal Year 2015 Long-Term Incentive Plan (LTIP) Design

Using the same analytical approach described for annual base salary and short-term incentives, the Independent Consultant identifies a +/- 20% median range for long-term incentive target pay for the CEO and each NEO. Target LTIP is expressed as a fixed dollar value from which the underlying shares are determined based on the market price at the close of business on the grant date.

The target is split equally between three LTIP components; stock options, restricted stock units, and a three-year cash incentive planned called the Long-Term Performance Plan (LTPP). For example, the hypothetical target LTIP of $2,400,000 would be granted as $800,000 stock options (full-value equivalent), $800,000 restricted stock units, and $800,000 under the LTPP. Note that stock options are stated in a full-value equivalent, using a four-to-one conversion ratio for the purposes of setting the LTIP target. This value conversion ratio will differ from the Company’s Black-Scholes grant date valuation used for accounting expense purposes under FASB ASC Topic 718.

Medtronic Proxy Statement and Notice of 2015 Annual General Meeting of Shareholders    37

COMPENSATION DISCUSSION AND ANALYSIS

At the Medtronic, Inc. June 2014 Compensation Committee meeting, LTIP targets were approved for Fiscal Year 2015. The following table shows the target pay for LTIP awards granted in Fiscal Year 2014 compared to Fiscal Year 2015.

Name	FY2014 LTIP Target (000’s)	FY2015 LTIP Target (000’s)	% Increase
Omar Ishrak	$9,200	$10,500	14.1%
Gary L. Ellis	$2,525	$3,375	33.7%
Christopher J. O’Connell	$2,525	$2,700	6.9%
Bryan C. Hanson(1)	$2,300	$2,700	17.4%
Michael J. Coyle	$2,325	$2,700	16.1%
(1)	FY2014 LTIP Target = pre-acquisition amount, FY2015 LTIP Target = post acquisition amount

Fiscal Year 2015 Long-Term Incentive Plan Components

Stock Options: Stock options are a performance-based compensation component that ties one-third of the target LTIP value to stock price appreciation and shareholder value creation. Stock options only have value when the market price exceeds the exercise price. All stock option grants have an exercise price that is equal to the market close stock price on the date of grant. Stock options have a ten year term and vest in equal increments of 25% each year beginning one year after the date of grant.

Restricted Stock Units (RSU): Restricted stock units represent the second one-third of the target LTIP value that is primarily intended to deliver a market competitive level of stock ownership. The RSU grants cliff vest (100%) on the third anniversary of the grant date. Unlike the more commonly used time-based RSUs, our RSUs include a three-year minimum performance threshold that must be met before the RSUs vest. For Fiscal Year 2015 RSU grants, the performance threshold was set at an Earnings Per Share cumulative compound annual growth rate (cumulative CAGR) of 3%. The threshold is intentionally less than our externally communicated target performance, consistent with the primary stock ownership intention of RSU grants; however, the cumulative CAGR is still a challenging performance threshold because the cumulative CAGR measure means that each year’s growth is counted versus the standard CAGR which measures only the beginning and end points.

Long-Term Performance Plan (LTPP): Our LTPP is a three-year cash incentive plan that is based on long-term measures of Company performance. Our LTPP design was established following an extensive review completed by the Compensation Committee, Independent Consultant, and management. The review considered shareholder feedback, competitive benchmarking, and the Company’s short-term and long-term strategic imperatives. The LTPP is tied to longer term financial performance measures that are not influenced by variability in the stock market. The LTPP pays in cash after the end of the three fiscal year performance period, provided a minimum level of diluted EPS is attained. A new LTPP award grant and performance period is established at the beginning of each Fiscal Year, as part of the LTIP award grant. Because three-year performance periods overlap, performance goals are established at the start of each performance period and, once established, do not change.

The following details the key design elements for our 2015-2017 LTPP:

†	Align payout range with market practice. Payout for each component starts at 50% of target incentive and is paid up to a maximum of 200% of target incentive;

†	Performance below the minimum threshold for each component pays 0% of target;

†

Revenue growth aligns with expectations communicated to shareholders. Revenue growth is measured using GAAP reported results to reflect organic and acquired growth, but excludes the effects of foreign currency exchange rates;

†	ROIC uses non-GAAP reported results, typically excluding one-time charges but including operating results from acquisitions and divestitures to reinforce accountability for investment decisions; and

†	ROIC and Revenue Growth are equally weighted (50% each) so that the two measures balance each other.

38    Medtronic Proxy Statement and Notice of 2015 Annual General Meeting of Shareholders

COMPENSATION DISCUSSION AND ANALYSIS

The Medtronic, Inc. Compensation Committee approved the LTPP performance measures and targets for Fiscal Year 2015 – 2017 at the June 2014 meeting. The following table provides detailed information about each performance measure:

Measure	Rationale	Targets	Weight
Three-year Revenue Growth	Uses a cumulative compound annual growth rate (Cumulative CAGR) over three fiscal years, which is a more rigorous measure of sustained revenue growth.	5% Cumulative CAGR	50%
ROIC	ROIC measures all components of management’s responsibility to generate sustained, long-term returns on invested capital.	14% average ROIC	50%

Revenue growth is measured as a three-year cumulative compound annual growth at constant currency but otherwise includes all other GAAP components.

ROIC is measured using Non-GAAP Earnings Per Share, which is the rolling 12 month profit after tax, excluding one-time items plus interest expense net of tax. Non-GAAP Earnings Per Share are divided by the difference of the three-year average asset base less average non-interest bearing liabilities.

Reimbursement of Covidien Acquisition Related Excise Tax for NEOs

As disclosed in the November 20, 2014 Transaction Proxy S-4 filing, Medtronic’s Board of Directors determined to provide compensation to offset the impact of the Covidien acquisition associated excise tax on NEO unexercised stock options and unvested restricted stock units.

The considerations reviewed by the Board of Directors are disclosed in the November 20, 2014 Transaction Proxy S-4 filing. In summary, the Board of Directors of Medtronic determined that it would be appropriate to reimburse the covered individuals for the excise tax, so that, on a net after-tax basis, they would be in the same position as if no such excise tax had been applied.

The following highlights the key considerations that the Board of Directors reviewed in making this decision:

1.	Covered Executives Are Key to Realizing the Strategic Benefits of the Transaction.

2.	Covered Individuals Remain Responsible for Paying All Income and Capital Gains Taxes That They Would Have Paid Absent the Transaction.

3.	Neutralize the effect of the excise tax so that Covered Executives were neither harmed by, nor benefited from, the transaction.

4.	Covered Individuals Are Receiving No Accelerated or Additional Compensation as a Result of the Transaction.

5.	Accelerating the Stock Compensation of the Covered Individuals Would Have Cost Medtronic More Than the Tax Reimbursements.

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COMPENSATION DISCUSSION AND ANALYSIS

Fiscal Year 2015 Annual and Long-Term Incentive Plan Payouts

Fiscal Year 2015 Annual Incentive Plan Results and Payouts

The Committee reviewed performance against the incentive plan targets at its June 2015 meeting and approved the resulting CEO and NEO annual incentive plan payout percentage and payments as follows:

Annual Incentive Plan Financial Results:

	Diluted EPS (2)	Revenue Growth	Cash Flow Indicator	Total Payout Percent
FY15 Actual	$4.07	6.0%	$3,891
FY15 Target	$4.05	4.6%	$3,856
Payout Level	104.94%	113.82%	109.04%
Objective Weight	33.33%	33.33%	33.33%
Award Level	34.98%	37.94%	36.35%	= 109.27%(1)(2)
(1)	The Medtronic Quality Compliance Modifier was achieved so a 5% reduction was not applied.
(2)	The above results are adjusted for non-recurring items and to remove impacts of the Covidien acquisition.

Annual Incentive Plan Quality Compliance Modifier:

		Score
	Multiplier	FY13	FY14	FY15
Material Warning Letter	20	20	20	0
Non-material Warning Letter Findings	1	0	6	0
Average Findings per inspection	10	14.85	6.25	6.00
	FY Total	34.85	32.25	6.00
Goal – Not to exceed				25.00

Annual Incentive Plan Payments:

Participant	FY2015 Actual Performance	FY2015 MIP Target	FY2015 MIP Award
Omar Ishrak	109.27%	140% / 175%(1)	$2,444,531.55	(1)
Gary Ellis	109.27%	90% / 120%(2)	$884,267.48	(2)
Christopher J. O’Connell	109.27%	85%	$646,441.32
Bryan C. Hanson (3)	153.50% / 109.27%(3)	90% / 85%(3)	$480,726.86	(3)
Michael J. Coyle	109.27%	85%	$694,738.66
(1)	FY2015 MIP payout was prorated based on a target of 140% for Q1 through Q3 and a target of 175% for Q4.
(2)	FY2015 MIP payout was prorated based on a target of 90% for Q1 through Q3 and a target of 120% for Q4.
(3)	FY2015 payout reflected a prorated payment based on legacy Covidien annual incentive plan at a target of 90% for the period from October 1, 2014 through January 25, 2015 and Medtronic MIP at a target of 85% for the period from January 26, 2015 through April 24, 2015.

Fiscal Year 2013 — 2015 Long-Term Performance Plan (LTPP) Payout Results

At its June 2015 meeting, the Compensation Committee certified the results for the LTPP performance period that began in Fiscal Year 2013 and was completed at the end of Fiscal Year 2015. Payments of awards for this LTPP performance period were made during the first fiscal quarter of 2016 and can be found in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 45.

40    Medtronic Proxy Statement and Notice of 2015 Annual General Meeting of Shareholders

COMPENSATION DISCUSSION AND ANALYSIS

FY2013-FY2015 Long-Term Performance Plan (LTPP) Results

The following table shows the results for FY2013-FY2015 Long-Term Performance Plan (LTPP) and the resulting Total Payout Percent:

Year	Revenue Growth (1)		ROIC(2)
FY2013	4.4%		14.1%
FY2014	3.4%		13.3%
FY2015	23.0%		10.5%
Total/Average	7.16	%(3)	12.63	%(4)
2013-2015 LTPP Target	5.0%		14.0%
Payout Level	143.2%		81.4%
Objective Weight	50%		50%
Weighted Payout Percent	71.57%		40.72%
Total Payout Percent	112.29%
(1)	Results are reported at GAAP, excluding the impact of foreign exchange rate fluctuation.
(2)	Results are reported using Non-GAAP Earnings Per Share (EPS).
(3)	Calculated as a cumulative compound annual growth rate.
(4)	Calculated as a 3-year average.

Long-Term Performance Plan Payments:

Participant	FY13-FY15 Actual Performance	FY13-FY15 Targets	FY13-FY15 Awards
Omar Ishrak	112.29%	$2,817,000	$3,163,209.30
Gary Ellis	112.29%	$800,000	$898,320.00
Christopher J. O’Connell	112.29%	$733,000	$823,085.70
Bryan C. Hanson (1)	—	—	—
Michael J. Coyle	112.29%	$733,000	$823,085.70
(1)	Not eligible for FY13-FY15 plan

Medtronic measures Earnings Per Share (EPS) performance using the same Non-GAAP EPS that is reported to investors through Medtronic’s Earnings Release. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in Appendix A of this proxy statement.

Other Benefits and Perquisites

Our Company provides broad-based benefit plans to all of its employees, including the NEOs. All employees participate in the same health care plans, and we do not provide NEOs with any different or additional benefit plans, with the exception of a required executive physical exam and a business allowance. NEOs are expected to complete a physical exam annually and, in the event that requirement exceeds regular plan coverage, the executives can receive reimbursement for up to $2,000 of the cost that exceeds the regular plan coverage. Our business allowance policy is described in detail below. The broad-based benefit plans include:

Qualified Retirement Plans

Our Company sponsors a number of tax-qualified retirement plans for its employees. In the United States, Medtronic, Inc. changed its retirement plans effective May 1, 2005 in order to provide then-current employees and employees hired after that date a choice of retirement plans. Employees hired prior to May 1, 2005 had the option of continuing in the final average pay pension plan referred to as the Medtronic Retirement Plan (MRP) or electing to participate in one of the new plans. Employees hired after that date choose to participate in one of the new retirement plans: the Personal Pension Account or the Personal Investment Account. The Personal Pension Account is a cash balance plan and, along with the MRP, is part of the Medtronic, Inc. Retirement Plan. The Personal Investment Account is part of the Company’s tax-qualified 401(k) Plan. Additional details regarding these plans are provided on page 53 of this proxy statement.

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COMPENSATION DISCUSSION AND ANALYSIS

Supplemental Retirement Plans

The Company offers a Nonqualified Retirement Plan Supplement (“NRPS”) designed to provide all eligible employees, including but not limited to the NEOs, with benefits which supplement those provided under certain of the tax-qualified plans maintained by us. The NRPS is designed to restore benefits lost under the Personal Pension Account, Personal Investment Account or the Medtronic Retirement Plan due to covered compensation limits established by the Internal Revenue Code. The NRPS also restores benefits for otherwise eligible compensation deferred into the Medtronic, Inc. Capital Accumulation Plan Deferral Program (the “Capital Accumulation Plan”). The NRPS provides employees with no greater benefit than they would have received under the qualified plan in which they participate were it not for the covered compensation limits and deferrals into the Capital Accumulation Plan.

Nonqualified Deferred Compensation Plan

The Company provides all vice presidents, including our NEOs, and highly-compensated employees, with a market competitive nonqualified deferred compensation plan through the Capital Accumulation Plan. Our plan allows these employees to make voluntary deferrals from their base pay and incentive payments, which are then credited with gains or losses based on the performance of selected investment alternatives. These alternatives are the same as those offered in our tax qualified 401(k) Plan for all employees. There are no Company contributions to the plan or Company subsidized returns.

Business Allowance

Our Company does not provide any perquisites such as Company-provided automobiles, club memberships, financial and tax advisors, etc. Instead, we provide NEOs with a market competitive business allowance. The NEOs may spend their business allowance at their discretion for expenses such as financial and tax planning, automobiles or club memberships. The business allowance is paid as taxable income, and we do not track an executive’s use of his or her business allowance. The annual business allowances provided to our NEOs in Fiscal Year 2015 ranged from $24,000 to $40,000. Additionally, it is occasionally appropriate for NEOs to be accompanied during business travel by their spouses. The expenses associated with such travel, while rare, are considered taxable income. The referenced amounts are included in the “All Other Compensation” column of the Summary Compensation Table.

Corporate Aviation Service

Our Company acquired Covidien’s corporate aviation services with the transaction close on January 26, 2015. The service will provide aviation service for use primarily by the CEO and members of the Board of Directors. Additionally, other executives may occasionally use the aviation services for business purposes based on availability and approval by the CEO or General Counsel. The service will help facilitate more effective and efficient travel planning and it is anticipated that limited personal use will be appropriate in conjunction with scheduled business travel.

Change of Control Agreements

Compensation in a change-of-control situation is designed: (1) to protect the compensation already earned by executives and to ensure that they will be treated fairly in the event of a change of control; and (2) to help ensure the retention and dedicated attention of key executives critical to the ongoing operation of the Company. Our change-of-control policy supports these principles. We believe shareholders will be best served if the interests of our executive officers are aligned with shareholders’ interests, and we believe providing change-of-control benefits should incent senior management to objectively evaluate potential mergers or transactions that may be in the best interests of shareholders. Our change-of-control agreements are discussed in more detail in the “Potential Payments Upon Termination or Change of Control” section of “Executive Compensation.” Other than Messrs. Coyle and Ishrak’s agreements, we do not have individual employment contracts with our NEOs relating to compensation other than those associated with a change of control.

Compensation Risk Assessment

Compensation policies and practices are also designed to discourage inappropriate risk taking. While you should refer to the section entitled “Governance of Medtronic — Board Role in Risk Oversight” beginning on page 11

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COMPENSATION DISCUSSION AND ANALYSIS

of this proxy statement for a discussion of the Company’s general risk assessment of compensation policies and practices, mitigating factors with respect to our NEOs include the following:

†

The NEOs are subject to stock ownership guidelines which require our CEO to maintain ownership of stock equal to six (6) times annual salary and the other NEOs to maintain ownership of stock equal to three (3) times annual salary. As of July 17, 2015, all NEOs are in compliance with the stock ownership and retention guidelines;

†	Incentive plans are more heavily weighted towards long-term performance to reduce the incentive to impact adversely long-term performance in favor of maximizing performance in one year;

†	Improper payments or gains from incentives and equity compensation are subject to clawback;

†	Short-term and long-term cash incentive payments are capped at 200% of target payout;

†

Short-term and long-term cash incentive performance targets are established at the beginning of each performance period and are not subject to change. Short and long-term incentive programs use different measures of performance. Short-term cash incentives focus on annual operating plan financial measures such as revenue growth, earnings per share, and cash flow. Long-term cash incentives measure shareholder three-year ROIC and three-year revenue growth relative our long-term strategic expectations communicated to shareholders; and

†	The Compensation Committee retains discretionary authority to override any incentive plan’s formulaic outcome in the event of unforeseen circumstances.

Share Ownership, Share Retention, and Clawback Policies

Equity Holding

In Fiscal Year 2012, Medtronic, Inc. implemented executive stock ownership and retention guidelines that require the CEO to maintain ownership of stock equal to six (6) times annual salary and other NEOs to maintain stock equal to three (3) times annual salary. Until the ownership guideline is met, the CEO must retain 75% of after-tax shares received through settlement of equity compensation awards and other NEOs must retain 50% of such shares. Once the guideline is met, the CEO must retain 75% of after tax shares for one year following grant of equity compensation awards and other NEO’s must retain 50% of such shares for one year following grant of equity compensation awards. For purposes of complying with the guidelines, stock is not considered owned if pledged as collateral for a loan. Shares owned outright, legally or beneficially, by an officer or his or her immediate family members, after-tax “in the money” vested but unexercised stock options, after-tax unvested restricted stock units, and shares held in the tax-qualified and nonqualified retirement and deferred compensation plans count towards the guideline. Compliance with these guidelines is measured at the beginning of the first fiscal month of a new fiscal year by the internal team at the Company responsible for handling executive compensation matters and the results of such measurement are reported to the Nominating and Corporate Governance Committee or Compensation Committee, as applicable, after the measurement. On each measurement date, compliance is measured using each executive officer’s base salary then in effect and the average closing price per share of the Company’s ordinary shares on the New York Stock Exchange for the six calendar months preceding the measurement date. As of July 17, 2015, all NEOs are in compliance with the stock ownership and retention policy. For stock options, net after-tax profit shares are those shares remaining after payment of the option’s exercise price and income taxes. For share issuances (restricted stock unit vesting), net gain shares are those shares remaining after payment of income taxes.

Hedging and Pledging Policy

Our insider trading policy prohibits our NEOs and directors (along with others) from engaging in shorts sales of Medtronic securities (including share sales against the box) or engaging in purchases or sales of puts, calls or other derivative securities based on Medtronic securities. The policy also prohibits our NEOs from purchasing Medtronic securities on margin, borrowing against Medtronic securities held in a margin account or pledging Medtronic securities as collateral for a loan (unless the officers can clearly demonstrate the financial capacity to repay the loan without resorting to the pledged securities).

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COMPENSATION DISCUSSION AND ANALYSIS

Sale and Transfer of Awards

All stock option, restricted stock, restricted stock unit and performance-based restricted stock/restricted stock unit awards are granted under plans which specifically prohibit the sale, assignment and transfer of awards granted under the plan with limited exceptions such as the death of the award recipient. In addition, the Compensation Committee may allow an award holder to assign or transfer an award.

Incentive Compensation Forfeiture: Our Company has a comprehensive Incentive Compensation Forfeiture Policy, which is designed to recoup improper payments or gains paid to executive officers. If the Board determines that any executive officer has received an improper payment or gain, which is an incentive payment or grant paid or awarded to the executive officer due to misconduct, the executive officer must return the improper payment or gain to the extent it would not have been paid or awarded had the misconduct not occurred, including interest on any cash payments. “Misconduct” means any material violation of our Code of Conduct or other fraudulent or illegal activity for which an executive officer is personally responsible as determined by the Board. All executive officers are required to agree to this policy in writing.

Equity Compensation Forfeiture

The Company may require the return or forfeiture of cash and/or shares received or receivable in certain circumstances in which an employee has a termination of employment from the Company or any affiliate. The Company may exercise its ability to require forfeiture of awards if the employee receives or is entitled to receive delivery of shares or proceeds under an equity award program within six months prior to or twelve months following the date of termination of employment if the current or former employee engages in any of the following activities: (a) performing services for or on behalf of any competitor of, or competing with, the Company or any affiliate; (b) unauthorized disclosure of material proprietary information of the Company or any affiliate; (c) a violation of applicable business ethics policies or business policies of the Company or any affiliate; or (d) any other occurrence determined by the Compensation Committee of the Board of Directors.

Tax and Accounting Implications

In evaluating compensation programs applicable to our NEOs (including the Company’s annual and long-term incentive plans), the Compensation Committee considers the potential impact on the Company of Section 162(m) of the Internal Revenue Code while maintaining maximum flexibility in the design of our compensation programs and in making appropriate payments to NEOs.

The Compensation Committee also considers accounting treatment in the design of the long-term incentive plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed with management the section of this proxy statement entitled “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement.

COMPENSATION COMMITTEE:

Kendall J. Powell, Chair	Richard H. Anderson
Craig Arnold	Scott C. Donnelly
Denise M. O’Leary

44    Medtronic Proxy Statement and Notice of 2015 Annual General Meeting of Shareholders

EXECUTIVE COMPENSATION

2015 Summary Compensation Table

The following table summarizes all compensation for each of the last three fiscal years awarded to, earned by or paid to the Company’s Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers during fiscal year 2015 (collectively, the named executive officers or “NEOs”). Please refer to the section entitled “Compensation Discussion and Analysis” beginning on page 24 of this proxy statement for a description of the compensation components for Medtronic’s NEOs. A narrative description of the material factors necessary to understand the information in the table is provided below, following the table.

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(1)	Total
Omar Ishrak	2015	$1,503,123	$0	$3,500,062	$3,078,407	$5,607,741	$192,470	$25,578,463	$39,460,266
Chairman and Chief	2014	$1,459,080	$0	$3,067,051	$2,658,962	$4,682,931	$198,207	$52,614	$12,118,846
Executive Officer	2013	$1,402,962	$0	$2,817,024	$2,099,144	$2,417,098	$165,917	$73,741	$8,975,886
Gary L. Ellis	2015	$828,962	$0	$1,117,002	$1,004,447	$1,782,587	$734,266	$8,587,377	$14,054,641
Senior Vice President and	2014	$774,866	$0	$833,009	$744,075	$1,452,014	$537,582	$34,940	$4,376,485
Chief Financial Officer	2013	$716,461	$0	$800,029	$615,487	$1,302,580	$401,356	$37,186	$3,873,099
Christopher J. O’Connell	2015	$695,616	$0	$892,008	$806,555	$1,469,527	$447,827	$7,444,094	$11,755,626
Executive Vice President	2014	$675,135	$0	$833,009	$744,075	$1,262,793	$235,502	$35,340	$3,785,854
& President, Restorative	2013	$630,212	$0	$734,014	$565,564	$1,168,604	$252,198	$37,776	$3,388,368
Therapies Group
Bryan C. Hanson	2015 (partial)	$400,758	$1,000,000	$3,800,104	$1,411,736	$480,727	$—	$2,869,479	$9,962,804
Executive Vice President	2014	$595,285	$0	$1,610,042	$963,739	$736,501	$535	$80,688	$3,986,790
& President, Minimally	2013	$556,585	$0	$1,300,989	$719,527	$585,184	$—	$54,142	$3,216,427
Invasive Therapies Group	2012	$535,200	$0	$1,223,049	$725,547	$355,965	$—	$529,980	$3,369,741
Michael J. Coyle	2015	$747,577	$0	$892,008	$806,555	$1,517,824	$—	$5,869,185	$9,833,150
Executive Vice President	2014	$724,942	$0	$767,012	$686,416	$1,306,793	$—	$106,257	$3,591,420
& President, Cardiac and	2013	$670,154	$0	$734,014	$565,564	$1,210,414	$—	$84,549	$3,264,695
Vascular Group
(1)	Includes the estimated cost to Medtronic for the Covidien acquisition-related excise tax gross-up payments, which will be payable on behalf of Medtronic’s NEOs. The payments are required to neutralize the effect of the excise tax so that NEOs were neither harmed by, nor benefitted from, the transaction.

Fiscal Year: The fiscal year column represents the last three fiscal years for Medtronic, with the exception of Mr. Hanson. Mr. Hanson’s fiscal year 2015 represents September 27, 2014 through Medtronic’s fiscal year end, April 24, 2015 and includes compensation received from Covidien prior to January 26, 2015. Mr. Hanson’s fiscal year 2014, 2013 and 2012 align with Covidien’s fiscal year end dates, September 26, 2014, September 27, 2013 and September 28, 2012 respectively.

Salary: The salary column represents the base salary earned by the NEO during the applicable fiscal year. This column includes any amounts that the officer may have deferred under the Capital Accumulation Plan, which deferred amounts also are included in the 2015 Nonqualified Deferred Compensation Table on page 55 of this proxy statement. Each of the NEOs, except Mr. Hanson, also contributed a portion of his salary to the Medtronic Savings and Investment Plan, also referred to as the 401(k) Plan. Mr. Hanson contributed a portion of his salary to the Covidien Retirement Savings and Investment Plan.

Bonus: Mr. Hanson’s 2015 amount represents a one-time $1,000,000 bonus following the commencement of his employment with the Company.

Stock Awards: The stock awards column represents aggregate grant date fair value of restricted stock unit awards and performance-based restricted stock units assuming full (maximum) achievement of applicable performance criteria over the performance period (collectively, the “restricted stock awards”) granted in the respective fiscal year as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. Accordingly, the grant date fair value was determined by multiplying the numbers of restricted stock awards by the closing stock price on the date of grant. For a description of the vesting terms of the stock awards,

Medtronic Proxy Statement and Notice of 2015 Annual General Meeting of Shareholders    45

EXECUTIVE COMPENSATION

see the narrative disclosure following the 2015 Grants of Plan-Based Awards table on page 48 and the footnotes to the 2015 Outstanding Equity Awards at Fiscal Year End table on page 50 of this proxy statement. Additional information regarding the assumptions used to calculate these amounts are incorporated by reference to Note 11 to the Company’s Form 10-K for fiscal year 2015.

Option Awards: The option awards column represents the aggregate grant date fair value of stock option awards granted in the respective fiscal year as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model. The following table provides the assumptions underlying this estimation:

	Stock Option Grant Date
	July 30, 2012	October 29, 2012	July 29, 2013	October 28, 2013	July 28, 2014	February 18, 2015
Fair value of options granted	$7.23	$8.05	$11.99	$12.52	$13.80	$18.47
Assumption used:
Risk-free rate(1)	0.91%	1.06%	1.88%	1.86%	2.09%	1.81%
Expected volatility(2)	26.31%	26.18%	25.20%	24.96%	24.71%	25.57%
Expected life(3)	6.5 yrs	6.5 yrs	6.4 yrs	6.4 yrs	6.4 yrs	6.4 yrs
Dividend yield(4)	2.68%	2.50%	2.02%	1.94%	1.94%	1.55%

(1)	The risk-free rate is based on the grant date yield of a zero-coupon U.S. Treasury bond whose maturity period equals or approximates the expected term of the option.
(2)

The expected volatility is based on a blend of historical volatility and an implied volatility of the Company’s ordinary shares. Implied volatility is based on market traded options of the Company’s ordinary shares.

(3)

The Company analyzes historical employee stock option exercise and termination data to estimate the expected life assumption. The Company calculates the expected life assumption using the midpoint scenario, which combines historical exercise data with hypothetical exercise data, as the Company believes this data currently represents the best estimate of the expected life of a new employee option.

(4)	The dividend yield rate is calculated by dividing the Company’s annual dividend, based on the most recent quarterly dividend rate, by the closing stock price on the grant date.

For a description of the vesting terms of the option awards, see the narrative disclosure following the 2015 Grants of Plan-Based Awards table on page 48 and the footnotes to the 2015 Outstanding Equity Awards at Fiscal Year End table on page 50 of this proxy statement. Additional information regarding the assumptions used to calculate these amounts are incorporated by reference to Note 11 to the Company’s Form 10-K for fiscal year 2015.

Non-Equity Incentive Plan Compensation: This column reflects the Medtronic MIP and LTPP payments, and Mr. Hanson’s legacy Covidien Annual Incentive Plan (AIP) payment, earned by the NEOs during the applicable fiscal year(s) and payable subsequent to fiscal year end, including any amounts deferred under the Capital Accumulation Plan (which are included in the 2015 Nonqualified Deferred Compensation table on page 55 of this proxy statement). The table below reflects the compensation received by the NEO under each plan for the performance period ending through fiscal year 2015.

Name	MIP		2013-2015 LTPP	Total Non-Equity Incentive Plan Compensation
Omar Ishrak	$2,444,532		$3,163,209	$5,607,741
Gary L. Ellis	$884,267		$898,320	$1,782,587
Christopher J. O’Connell	$646,441		$823,086	$1,469,527
Bryan C. Hanson	$480,727	(1)	$—	$480,727
Michael J. Coyle	$694,739		$823,086	$1,517,824
(1)	Includes $310,872 earned under the legacy Covidien AIP for the period September 27, 2014 through January 26, 2015

46    Medtronic Proxy Statement and Notice of 2015 Annual General Meeting of Shareholders

EXECUTIVE COMPENSATION

For a more detailed description of the terms of the non-equity incentive plan awards, see page 35 of the Compensation Discussion and Analysis and the narrative disclosure following the 2015 Grants of Plan-Based Awards on page 48 of this proxy statement.

Change in Pension Value and Nonqualified Deferred Compensation Earnings: This column includes the estimated aggregate increase in the accrued pension benefit under Medtronic’s defined benefit pension plans and Covidien’s Kendall Pension Plan. Mr. Hanson experienced a decrease in the present value of his accrued pension benefit between September 26, 2014 and April 24, 2015 in the amount of $201. The change in the present value of the accrued pension benefit is impacted by variables such as additional years of service, age, pay and the discount rate (4.20% for fiscal 2015; down from 4.75% for fiscal 2014) used to calculate the present value of the change. The pension values are calculated based on the accrued pension benefits (qualified plan, the nonqualified NRPS and Covidien’s Kendall Pension Plan) as of April 24, 2015, and the fiscal year-end 2015 ASC 715 disclosure assumptions. Assumptions are described in Note 13 to the Company’s Form 10-K for fiscal year 2015.

All Other Compensation: The all other compensation column includes the following:

Name	Fiscal Year	Perquisites and Other Personal Benefits(1)	Additional Tax Reimbursement	Excise Tax Reimbursement(2)	Registrant Contributions to Defined Contribution Plans(3)	Total
Omar Ishrak	2015	$40,448	$1,166	$25,523,978	$12,870	$25,578,463
Gary L. Ellis	2015	$24,000	$168	$8,550,339	$12,870	$8,587,377
Christopher J. O’Connell	2015	$24,000	$1	$7,407,223	$12,870	$7,444,094
Bryan C. Hanson	2015	$15,551	$0	$2,780,148	$73,780	$2,869,479
Michael J. Coyle	2015	$24,000	$118	$5,762,874	$82,193	$5,869,185
(1)

This column represents the aggregate incremental cost of the executives’ business allowances, physical exams, and travel expenses. The value of perquisites and other personal benefits for Mr. Ishrak includes a $40,000 business allowance and travel expenses. The value of perquisites and other personal benefits for Messrs. Ellis, O’Connell, and Coyle includes a business allowance of $24,000. The value of perquisites and other benefits for Mr. Hanson include the prorated portion of his business allowance ($5,538), the value of his physical exam ($2,035) and a reimbursement for travel expenses ($7,978). The Company occasionally allows its executives to use tickets for sporting and special events previously acquired by the Company when no other business use has been arranged. There is no incremental cost to the Company for such use.

(2)

Represents the estimated cost to Medtronic of the excise tax gross-up payments, which will be payable on behalf of Medtronic’s NEOs, imposed in connection with the acquisition of Covidien. This payment is a non-recurring item and did not result in a financial gain to the NEOs. The payment was required to neutralize the effect of the excise tax so that NEOs were neither harmed by, nor benefited from, the transaction. NEOs remained responsible for capital gains tax on Medtronic shares owned outright, which is the same tax position as other Medtronic shareholders. For additional information, see the “Reimbursement of Covidien Acquisition Related Excise Tax for NEOs” section of the CD&A on page 39.

(3)

This amount reflects the contribution by Medtronic to match contributions to the Medtronic Savings and Investment Plan or 401(k) Plan. Medtronic matches employee contributions of up to 6% of eligible compensation. The plan makes a minimum contribution of $0.50 and a maximum contribution of $1.50, with any contribution over the minimum determined based on diluted EPS performance target levels. The fiscal year 2015 match of $0.825 was based on achievement of an adjusted diluted EPS of $4.07. Amount for Mr. Hanson represents Company contributions to the Covidien Retirement Savings and Investment Plan (Covidien’s Code Section 401(k) Plan) ($12,960) and Company credits to the Covidien Supplemental Savings and Retirement Plan (Covidien’s non-qualified deferred compensation plan) ($60,820). Amount for Mr. Coyle also include $69,323 in Company contributions to the qualified defined contribution ($13,000) and nonqualified defined contribution plans ($56,323). For additional information on the nonqualified defined contribution plan, see the 2015 Nonqualified Deferred Compensation table on page 55.

Medtronic Proxy Statement and Notice of 2015 Annual General Meeting of Shareholders    47

EXECUTIVE COMPENSATION

2015 Grants Of Plan-Based Awards

The following table summarizes all plan-based award grants to each of the NEOs during fiscal year 2015. Threshold amounts assume attainment of plan performance thresholds. You should refer to the Compensation Discussion and Analysis sections entitled “Fiscal Year 2015 Annual Incentive Plan Design” on page 36 and “Fiscal Year 2015 Long-Term Incentive Plan Components” beginning on page 38 to understand how plan-based awards are determined. A narrative description of the material factors necessary to understand the information in the table is provided below.

				Estimated Future Payouts under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards Target (# of shares)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards
Name	Award Type	Grant Date	Approval Date	Threshold	Target	Maximum
Omar Ishrak	MIP			$372,858	$2,237,148	$4,474,296
	LTPP			$875,000	$3,500,000	$7,000,000
	OPT	07/28/2014	06/19/2014					223,073	62.76	$3,078,407
	PBRSU	07/28/2014	06/19/2014				55,769			$3,500,062
Gary L. Ellis	MIP			$134,875	$809,250	$1,618,500
	LTPP			$279,000	$1,116,000	$2,232,000
	OPT	07/28/2014	06/19/2014					72,786	62.76	$1,004,447
	PBRSU	07/28/2014	06/19/2014				17,798			$1,117,002
Christopher J. O’Connell	MIP			$98,600	$591,600	$1,183,200
	LTPP			$222,750	$891,000	$1,782,000
	OPT	07/28/2014	06/19/2014					58,446	62.76	$806,555
	PBRSU	07/28/2014	06/19/2014				14,213			$892,008
Bryan C. Hanson	MIP			$25,908	$155,455	$310,891
	COV AIP			$50,631	$202,522	$405,044
	OPT	02/18/2015	02/12/2015					76,434	78.50	$1,411,736
	RSU	02/18/2015	02/12/2015				19,109			$1,500,057
	RSU	12/01/2014	11/19/2014				32,708			$2,300,047
Michael J. Coyle	MIP			$105,697	$635,800	$1,271,600
	LTPP			$222,750	$891,000	$1,782,000
	OPT	07/28/2014	06/19/2014					58,446	62.76	$806,555
	PBRSU	07/28/2014	06/19/2014				14,213			$892,008

MIP = Annual performance-based plan award granted under the Medtronic Incentive Plan

AIP = Annual performance-based plan award granted under the legacy Covidien Annual Incentive Plan

LTPP = Long-term performance plan award granted under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan

OPT = Nonqualified stock options granted under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan

PBRSU = Performance-based restricted stock units granted under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan

RSU = Restricted stock units granted under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan

Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Amounts in these columns represent 2015 MIP and 2015 legacy Covidien AIP at threshold, target and maximum performance and future cash payments under the FY2015-FY2017 LTPP. Mr. Hanson’s MIP and Covidien AIP values are prorated. The LTPP provides for annual grants that are earned over a three-year period. Earned payouts under the LTPP can range from 25% to 200% of the target grant based on the Company’s 3-year performance relative to the following metrics: three-year cumulative compounded annual revenue growth rate and ROIC (rolling 12-month profit after tax excluding non-recurring items, plus interest expense net of tax all divided by the difference of Average Asset Base and Average Non-Interest Bearing Liabilities for each year averaged over the three-year period). Earned payouts under the MIP can range from 50% to 200% of the target grant based on Company performance relative to annual revenue growth,

48    Medtronic Proxy Statement and Notice of 2015 Annual General Meeting of Shareholders

EXECUTIVE COMPENSATION

diluted EPS, a cash flow measure, and a quality compliance modifier performance threshold as described on page 37 of this proxy statement. The threshold payout levels described above reflect threshold performance achievement for one performance metric in the respective LTPP and MIP. The maximum dollar value that may be paid to any participant in qualified performance-based awards denominated in cash in any fiscal year is $20 million for the Chief Executive Officer and $10 million for each other participant. Both the MIP and LTPP have separate diluted EPS goals. Earned payouts under the legacy Covidien AIP can range from 50% to 200% of the target grant. The threshold payout level above reflects threshold performance achievement for one performance metric.

Estimated Future Payouts Under Equity Incentive Plan Awards: Amounts in this column represent grants of performance-based restricted stock units (PBRSUs). PBRSUs vest 100% on the third anniversary of the date of grant provided Medtronic achieves a minimum three-year cumulative diluted EPS threshold growth rate. Unvested PBRSUs receive dividend equivalent units (“DEUs”) which are credited and added to the share balance. DEUs are only paid to the extent the underlying PBRSUs are earned. This column also includes restricted stock units (RSUs) granted to Mr. Hanson. The grant made on February 18, 2015 was in connection with him joining the Company and will vest over three years (50% on the 1st anniversary, 25% on the 2nd anniversary, and 25% on the 3rd anniversary of the grant date). The grant made on December 1, 2014 was made in Covidien stock (COV) (22,775 shares) and converted into Medtronic stock (MDT) (32,708 shares) upon transaction close. This RSU award vests 25% on each anniversary of the date of grant over a four year period.

All Other Option Awards/Exercise or Base Price of Option Awards: The exercise or base price of the stock option grant represents the closing market price of Medtronic ordinary shares on the date of grant. Option awards vest 25% on each anniversary of the date of grant over a four year period. Mr. Hanson’s option award vests 50% on the 1st anniversary, 25% on the 2nd anniversary, and 25% on the 3rd anniversary of the grant date.

Grant Date Fair Value of Stock and Option Awards: This column represents the grant date fair value of each equity award granted in fiscal year 2015 computed in accordance with FASB ASC Topic 718, Compensation —Stock Compensation. Mr. Hanson’s December 1, 2014 RSU award was granted in Covidien stock (COV) and converted into Medtronic stock (MDT) upon transaction close. The grant date fair value is calculated based on Covidien’s December 1, 2014 closing share price ($100.99) and the number of Covidien shares granted (22,775). For a discussion of the assumptions used in calculating the amount recognized for stock options granted on July 28, 2014 and February 18, 2015, see page 46 of this proxy statement. Additional information regarding the assumptions used to calculate these amounts are incorporated by reference to Note 11 to the Company’s Form 10-K for fiscal year 2015.

Medtronic Proxy Statement and Notice of 2015 Annual General Meeting of Shareholders    49

EXECUTIVE COMPENSATION

2015 Outstanding Equity Awards at Fiscal Year End

The table below reflects all outstanding equity awards made to each of the NEOs that were outstanding at the end of fiscal year 2015. The market or payout value of unearned shares, units or other rights that have not vested equals $77.61, which was the closing price of Medtronic’s ordinary shares on the New York Stock Exchange on April 24, 2015, and for performance-based restricted stock units and for performance share plan awards presumes that the target performance goals are met.

	OPTION AWARDS					STOCK AWARDS
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date		Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested
Name	Option Grant Date	Exer- cisable	Unexer- cisable			Grant Date	Number (#)(1)	Market Value ($)	Number (#)(1)	Market or Payout Value ($)
Omar Ishrak	08/24/2011	242,259	80,754	34.88	08/24/2021	06/13/2011	271,462	21,068,166
	07/30/2012	145,169	145,169	38.81	07/30/2022	06/13/2011			42,212	3,276,073
	07/29/2013	55,441	166,324	55.32	07/29/2023	07/30/2012			76,715	5,953,851
	07/28/2014	0	223,073	62.76	07/28/2024	07/29/2013			57,253	4,443,405
						07/28/2014			56,484	4,383,723
Gary L. Ellis	10/30/2006	41,068	0	48.70	10/30/2016	07/30/2012			21,787	1,690,889
	10/29/2007	41,868	0	47.77	10/29/2017	07/29/2013			15,550	1,206,836
	10/27/2008	55,188	0	36.24	10/27/2018	07/28/2014			18,027	1,399,075
	08/03/2009	50,112	0	35.92	08/03/2019
	08/02/2010	70,984	0	37.53	08/02/2020
	08/01/2011	68,808	22,936	34.88	08/01/2021
	07/30/2012	41,226	41,227	38.81	07/30/2022
	10/29/2012	1,202	1,202	41.60	10/29/2022
	07/29/2013	15,062	45,188	55.32	07/29/2023
	07/29/2013	452	1,356	55.32	07/29/2023
	07/28/2014	0	71,192	62.76	07/28/2024
	07/28/2014	0	1,594	62.76	07/28/2024
Christopher J. O’Connell	10/29/2007	17,794	0	47.77	10/29/2017	07/30/2012			19,990	1,551,424
	08/03/2009	33,408	0	35.92	08/03/2019	07/29/2013			15,550	1,206,836
	11/02/2009	27,686	0	36.12	11/02/2019	07/28/2014			14,396	1,117,274
	08/02/2010	70,984	0	37.53	08/02/2020
	08/01/2011	63,045	21,015	34.88	08/01/2021
	07/30/2012	37,774	37,774	38.81	07/30/2022
	10/29/2012	1,202	1,202	41.60	10/29/2022
	07/29/2013	15,062	45,188	55.32	07/29/2023
	07/29/2013	452	1,356	55.32	07/29/2023
	07/28/2014	0	1,594	62.76	07/28/2024
	07/28/2014	0	56,852	62.76	07/28/2024
Bryan C. Hanson	12/01/2010	15,272	0	27.29	11/30/2020	12/01/2014	32,950	2,557,250
	07/01/2011	4,149	4,150	34.46	06/30/2021	02/18/2015	19,185	1,488,948
	12/01/2011	25,901	25,901	29.52	11/30/2021
	12/03/2012	22,922	45,843	36.58	12/02/2022
	12/02/2013	23,575	70,730	47.00	12/01/2023
	02/18/2015	0	76,434	78.50	02/18/2025
Michael J. Coyle	02/01/2010	23,175	0	43.15	02/01/2020	07/30/2012			19,990	1,551,424
	08/02/2010	70,984	0	37.53	08/02/2020	07/29/2013			14,318	1,111,220
	08/01/2011	63,045	21,015	34.88	08/01/2021	07/28/2014			14,396	1,117,274
	07/30/2012	37,774	37,774	38.81	07/30/2022
	10/29/2012	1,202	1,202	41.60	10/29/2022
	07/29/2013	13,860	41,581	55.32	07/29/2023
	07/29/2013	452	1,356	55.32	07/29/2023
	07/28/2014	0	1,594	62.76	07/28/2024
	07/28/2014	0	56,852	62.76	07/28/2024
1)	Amounts in these columns may include dividend equivalents that will be distributed upon distribution of the underlying awards.

50    Medtronic Proxy Statement and Notice of 2015 Annual General Meeting of Shareholders

EXECUTIVE COMPENSATION

The amounts shown in the column entitled “Shares or Units of Stock That Have Not Vested” of the 2015 Outstanding Equity Awards at Fiscal Year End table that correspond to a June 13, 2011 grant date reflects a time-based restricted stock unit award that vests 100% on the fourth anniversary of the date of grant. The February 18, 2015 grant reflects a time-based restricted stock unit award that vests 50% on the first anniversary and 25% on each of the second and third anniversaries of the date of grant. The June 13, 2011 grant to Mr. Ishrak reflects a performance based restricted stock unit award that vests 35% on the first anniversary and 21-2/3% on the second, third, and fourth anniversary of the date of the grant provided that the established minimum diluted EPS threshold is achieved. The amounts shown in the column entitled “Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested” of the 2015 Outstanding Equity Awards at Fiscal Year End table that correspond to a July 30, 2012, July 29, 2013, and July 28, 2014 grant date reflect performance-based restricted stock or restricted stock unit awards that vest on the third anniversary of the date of grant provided that the established performance threshold for each award is achieved.

The table below shows the vesting schedule for all unexercisable options. All options vest on the anniversary of the grant date in the year indicated, except Mr. Ishrak’s August 24, 2011 option grant which vests on August 1, 2015.

		VESTING SCHEDULE FOR UNEXERCISABLE OPTIONS
Name	Grant Date	2015	2016	2017	2018
Omar Ishrak	08/24/2011	80,754
	07/30/2012	72,584	72,585
	07/29/2013	55,441	55,441	55,442
	07/28/2014	55,768	55,768	55,768	55,769
Gary L. Ellis	08/01/2011	22,936
	07/30/2012	20,613	20,614
	10/29/2012	601	601
	07/29/2013	15,063	15,062	15,063
	07/29/2013	452	452	452
	07/28/2014	398	399	398	399
	07/28/2014	17,798	17,798	17,798	17,798
Christopher J. O’Connell	08/01/2011	21,015
	07/30/2012	18,887	18,887
	10/29/2012	601	601
	07/29/2013	15,063	15,062	15,063
	07/29/2013	452	452	452
	07/28/2014	14,213	14,213	14,213	14,213
	07/28/2014	398	399	398	399
Bryan C. Hanson	07/01/2011	4,150
	12/01/2011	25,901
	12/03/2012	22,921	22,922
	12/02/2013	23,576	23,576	23,578
	02/18/2015		38,217	19,108	19,109
Michael J. Coyle	08/01/2011	21,015
	07/30/2012	18,887	18,887
	10/29/2012	601	601
	07/29/2013	13,860	13,860	13,861
	07/29/2013	452	452	452
	07/28/2014	398	399	398	399
	07/28/2014	14,213	14,213	14,213	14,213

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EXECUTIVE COMPENSATION

		VESTING SCHEDULE FOR UNVESTED RESTRICTED STOCK AND RSUS
Name	Grant Date	2015	2016	2017	2018
Omar Ishrak	06/13/2011	42,212
	06/13/2011	271,462
	07/30/2012	76,715
	07/29/2013		57,253
	07/28/2014			56,484
Gary L. Ellis	07/30/2012	21,787
	07/29/2013		15,550
	07/28/2014			18,027
Christopher J. O’Connell	07/30/2012	19,990
	07/29/2013		15,550
	07/28/2014			14,396
Bryan C. Hanson	12/01/2014	8,237	8,237	8,239	8,237
	02/18/2015		9,592	4,796	4,797
Michael J. Coyle	07/30/2012	19,990
	07/29/2013		14,318
	07/28/2014			14,396

Mr. Ellis also owns 34,073 vested and deferred stock units including associated dividend equivalents, respectively, which will be distributed following his retirement.

2015 Option Exercises and Stock Vested

The table below includes information related to options exercised by each of the NEOs and restricted stock awards that have vested during fiscal year 2015. The table also includes the value realized for such options and restricted stock awards. For options, the value realized on exercise is equal to the difference between the market price of the underlying shares at exercise and the exercise price of the options. For stock awards, the value realized on vesting is equal to the market price of the underlying shares at vesting.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Omar Ishrak	—	—	127,573	$7,811,143
Gary L. Ellis	67,011	$1,159,574	24,566	$1,510,318
Christopher J. O’Connell	105,562	$2,771,344	22,539	$1,385,698
Bryan C. Hanson(1)	—	—	105,856	$9,290,132
Michael J. Coyle	—	—	22,539	$1,385,698
(1)	Includes 65,665 shares accelerated and paid out at closing. Remaining 40,191 shares were lapsed at Covidien between September 27, 2014 and January 26, 2015.

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2015 Pension Benefits

The table below includes information with respect to Medtronic’s and Legacy Covidien’s pension plans for each of the NEOs as of April 24, 2015, which is the measurement date used for financial statement reporting purposes. A narrative description of the material factors necessary to understand the information in the table is provided below.

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Omar Ishrak	Medtronic, Inc. Personal Pension Account (Personal Pension Account)	3.83	$52,297	$0
	Medtronic, Inc. NRPS	3.83	$562,760	$0
Gary L. Ellis	Medtronic, Inc. Retirement Plan (Medtronic Retirement Plan)	25.42	$755,602	$0
	Medtronic, Inc. NRPS	25.42	$3,053,781	$0
Christopher J. O’Connell	Medtronic, Inc. Retirement Plan (Medtronic Retirement Plan)	20.75	$392,523	$0
	Medtronic, Inc. NRPS	20.75	$1,297,976	$0
Bryan C. Hanson(2)	Kendall Pension Plan	2.7	$8,328	$0
Michael J. Coyle (3)	—
(1)

The present value of the accumulated benefits are calculated using the assumptions described in Note 13 to our consolidated financial statements in our annual report for fiscal year 2015 accompanying this proxy statement. Further, in accordance with the disclosure requirements the accumulated benefit is calculated using the retirement age at which the benefit is unreduced under the plan (i.e., age 65). Only the Medtronic Retirement Plan component of the Medtronic, Inc. Retirement Plan is reduced for early commencement if the benefit is commenced before the normal retirement age of 65. The Personal Pension Account Plan is an account based plan and therefore is not reduced for early commencement. Please see below for additional detail.

(2)	Mr. Hanson participates in the Legacy Covidien pension plan
(3)	Mr. Coyle does not participate in the Company’s defined benefit pension plans.

The Medtronic, Inc. Retirement Plan consists of two types of benefits, the Medtronic Retirement Plan (MRP) and the Personal Pension Account (PPA). Employees hired prior to May 1, 2005 had the option of continuing in the MRP or electing to participate in one of the new plans. The MRP is the final average pay component of the Medtronic, Inc. Retirement Plan. Employees hired on or after May 1, 2005 choose within 60 days of their hire date to participate in one of the new retirement plans: the Personal Pension Account or the Personal Investment Account (PIA). The PPA is a cash balance component of the Medtronic, Inc. Retirement Plan, and the PIA is a component of the Medtronic, Inc. 401(k) Plan.

Messrs. Ellis and O’Connell participate in the MRP component of the Medtronic, Inc. Retirement Plan. The Medtronic, Inc. Retirement Plan is a funded, tax-qualified, noncontributory defined-benefit pension plan that covers all eligible employees employed with the Company prior to April 30, 2005 who elected to remain in the MRP, including Messrs. Ellis and O’Connell. Effective May 1, 2005, the Company froze the MRP to new entrants and provided all eligible employees the option of continuing to accrue retirement benefits under the MRP or participate in one of two new options being offered. All eligible NEOs hired prior to May 1, 2005, elected to continue participation in the MRP. Benefits under the MRP are based upon the employee’s years of credited service and the average of the employee’s highest five consecutive years of covered compensation during the employee’s career while covered under the MRP. Employees have the option of providing for a survivorship benefit upon the employee’s death by making the appropriate election at the time of retirement. Covered compensation includes base salary, bonus and incentive plan payments, sales commissions, salary reduction contributions (such as to a cafeteria plan or medical plan) or salary continuation payments for short-term disability, but excludes compensation paid under the LTPP or the performance share plan (the predecessor to the LTPP). In addition, the IRS limits the amount of covered compensation that can be used in the benefit calculation ($260,000 for 2014 and $265,000 for 2015). Normal

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retirement age under the plan is age 65. Eligible employees may retire upon reaching age 55 with at least ten years of service or upon reaching age 62 without regard to years of service. Any retirement prior to normal retirement age is considered “early retirement” and the benefit includes a reduction for early commencement of benefits.

Benefits under the MRP are calculated as a monthly annuity by taking 40% of the final average covered compensation less a social security allowance (which varies by individual based upon year of birth) and multiplying this result by years of credited service under the MRP. That result is then divided by 30 to yield the benefit at normal retirement age, with an early retirement factor applied to calculate the early retirement benefit. The age at the time that benefits are commenced is used to determine the early retirement reduction amount. The maximum reduction amount is 50% and applies if benefits are commenced at age 55. Employees with over 30 years of service receive 0.5% for every year of credited service in excess of 30 years.

Mr. Ishrak is a participant in the Personal Pension Account (PPA) component of the Medtronic, Inc. Retirement Plan. The PPA is a tax-qualified cash balance defined benefit pension plan available to employees hired after April 30, 2005. The Company contributes 5% of eligible compensation for each year of participation into the participant’s account. Eligible compensation under the PPA matches the MRP discussed above. Additionally, each year a participant’s account will earn interest at a rate equal to the 10-year U.S. Treasury bond rate. For the fiscal year ended April 24, 2015 the interest rate was equal to 1.93%. Each participant’s account has a 3-year vesting requirement. The PPA value will be forfeited if the participant leaves the Company before the 3-year service requirement. Vested benefits in the PPA are portable and participants may receive distributions for any purpose, but may then be subject to taxation. A PPA participant leaving the Company may receive distributions in the following ways: 1) roll over benefit into another tax-qualified plan or certain IRAs; 2) lump-sum cash payment; 3) leave the PPA balance in the plan (which will continue to earn returns equal to the 10-year U.S. Treasury bond rate); and 4) various monthly annuity options, including single life, ten-year certain and joint and survivor options.

The benefits currently paid under the Medtronic, Inc. Retirement Plan are limited to an annual maximum of $210,000, in accordance with IRS requirements. The Company also has an unfunded Nonqualified Retirement Plan Supplement (the “NRPS”) that provides an amount substantially equal to the difference between the amount that would have been payable to the executive under the Medtronic, Inc. Retirement Plan in the absence of legislation limiting pension benefits and earnings that may be considered in calculating pension benefits and the amount actually payable under the plan. This is available to all participating employees whose income or benefits exceed the IRS maximum, not just the executive officers. Compensation used in the calculation of the NRPS benefit includes eligible compensation in excess of the IRS limitation and amounts deferred (excluding amounts paid and deferred under the LTPP or the performance share plan) pursuant to the Capital Accumulation Plan. NRPS benefits are determined based on the qualified plan formula that the executive elected to participate in. The NRPS benefit is calculated based on the MRP or PPA respective formula. The NRPS benefit calculated on the MRP formula is reduced based on the participant’s age at the end of the month following separation from service (within the meaning of Section 409A of the Internal Revenue Code, generally, retirement, termination of employment, or significant reduction in work schedule). Upon separation from service, the amount of retirement benefits earned under the NRPS is calculated. The monthly benefit is the sum of the monthly principal amount and the monthly interest. The monthly interest is determined based on a declining balance schedule using an interest rate of 6%. Upon separation from service, the amount of retirement benefits earned under the NRPS are calculated. If the lump sum value is less than $100,000, it is paid out as a lump sum six months after separation from service. If the lump sum value exceeds $100,000, the value is paid out over a 15 year period in the form of a monthly annuity commencing six months after the separation from service. In the event of the employee’s death prior to the completion of the 15 year payment cycle, any remaining benefits from the NRPS are payable per the beneficiary designation on record. If a beneficiary is not named the benefit is payable to the employee’s surviving spouse, if there is no surviving spouse, to the children or if no survivors, the estate.

Mr. Hanson participates in the Kendall Pension Plan, which was frozen with respect to all future benefit accruals (except interest crediting on the cash balance benefit) as of July 1, 1995. The Pension Plan has two components:

†	a final average pay benefit, which was frozen as of May 31, 1990; and

†	a cash balance benefit.

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Participants retiring on their normal retirement date (age 65) are entitled to a monthly pension calculated as the sum of:

†	the benefit accrued under the provisions of the plan as in effect on June 1, 1990, including the value of the benefit derived from employee contributions; and

†	with respect to accruals on or after June 1, 1990, the actuarial equivalent of the participant’s current account.

The current account is credited with interest at the one-year Treasury bill rate in effect on January 1st for each calendar year and service credits as follows:

Tier	Years of Benefit Service	Percent of Compensation
I	0-2	4.75%
II	3-9	5.25%
III	10-14	6.00%
IV	15-19	7.00%
V	20+	7.50%

Participants desiring to retire before normal retirement age may do so after attaining age 55 and completing five years of continuous service. If a participant chooses to retire before normal retirement age, the applicable accrued benefit as of June 1, 1990 will be reduced by 0.33% per month for each month commencement precedes age 60.

2015 Nonqualified Deferred Compensation

Name		Executive Contributions in Last FY(2)	Registrants Contributions in Last FY(3)	Aggregate Earnings in Last FY(4)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(5)
Omar Ishrak(1)	CAP	$0	$0	$0	$0	$0
	NRPS	$0	$0	$0	$0	$0
Gary L. Ellis(1)	CAP	$898,320	$0	$203,511	$0	$3,288,195
	NRPS	$0	$0	$0	$0	$0
	RSUs	$0	$0	$695,551	$0	$2,644,357
	ESOP	$0	$0	$27,869	$0	$105,953
Christopher J. O’Connell(1)	CAP	$275,540	$0	$236,574	$0	$2,844,492
	NRPS	$0	$0	$0	$0	$0
	ESOP	$0	$0	$8,281	$0	$31,483
Bryan C. Hanson	SSRP	$64,658	$60,820	$116,465	$0	$1,897,204
Michael J. Coyle	CAP	$1,362,641	$0	$174,968	$0	$3,824,120
	NRPS	$0	$56,323	$14,592	$0	$245,947

CAP = Capital Accumulation Plan

NRPS = Nonqualified Retirement Plan Supplement

RSUs = Restricted Stock Units

ESOP = Employee Stock Ownership Plan

SSRP = Covidien’s Supplemental Savings Plan

(1)

Mr. Ishrak and Mr. Hanson have not participated in the Capital Accumulation Plan (CAP). Messrs. Ishrak, Ellis, O’Connell and Hanson have not participated in the defined contribution Personal Investment Account portion of the Nonqualified Retirement Plan Supplement (NRPS). Mr. Hanson participates in the legacy Covidien Supplemental Savings Plan.

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(2)

The following amounts of Executive Contributions from the table above have been reported in Salary and Non-Equity Incentive Plan Compensation columns in the current year’s Summary Compensation Table, except for Mr. Hanson. The amount for Mr. Hanson reflects $51,555 for annual incentive deferral earned in FY14 under legacy Covidien AIP. The amount was reported in the 2014 Summary Compensation Table but has not been accounted for in the 2014 Nonqualified Deferred Compensation Table.

Name	Contributions
Omar Ishrak	$0
Gary L. Ellis	$898,320
Christopher J. O’Connell	$275,540
Bryan C. Hanson	$64,658
Michael J. Coyle	$1,362,641

(3)	These amounts are included in the current year’s Summary Compensation Table in the All Other Compensation column.
(4)	No amounts of Aggregate Earnings from the table above have been reported in the current year’s Summary Compensation Table for any of our NEOs since the earnings were not preferential or above market.
(5)	The following amounts of Aggregate Balance from the table above have been reported in the Summary Compensation Table from prior fiscal years:

Name	Contributions
Omar Ishrak	$0
Gary L. Ellis	$2,045,322
Christopher J. O’Connell	$532,389
Bryan C. Hanson	$1,023,020
Michael J. Coyle	$2,283,846

Capital Accumulation Plan:

The Capital Accumulation Plan allows U.S. executives of Medtronic to defer:

†	Up to 50% of their base salary;

†	Up to 100% of their annual incentive plan payments;

†	Up to 80% of their commissions (applicable only to those executives in a commission plan); and

†	Up to 100% of their cash long-term incentive plan payments.

The minimum amount of each reward element that may be deferred is 10%. Medtronic does not make any contributions to the Capital Accumulation Plan — the aggregate balances shown above represent amounts that the NEOs earned but elected to defer, plus gains (or losses).

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Participants receive credits of gains or losses daily based on funds that are indexed to 25 investment alternatives, which are all also available under the 401(k) Plan. Investment returns for these investment alternatives are shown below:

Return on Funds April 26, 2014 to April 24, 2015
Medtronic Ordinary Shares Fund	28.06%
Interest Income Fund	1.69%
Wellington Fund Inv	8.30%
IronBridge SMID Fund	6.93%
Inst Index Fund Inst Plus	12.97%
PRIMECAP Fund Investor	17.07%
Windsor II Fund Inv	9.01%
International Growth Adm	4.24%
Total Bond Mkt Index Inst Plus	4.45%
Extended Mkt Index Inst Plus	11.43%
Target Retirement Income	5.65%
Target Retirement 2010	6.16%
Target Retirement 2015	7.18%
Target Retirement 2020	8.05%
Target Retirement 2025	8.38%
Target Retirement 2030	8.70%
Target Retirement 2035	9.01%
Target Retirement 2040	9.30%
Target Retirement 2045	9.32%
Target Retirement 2050	9.36%
Target Retirement 2055	9.32%
Target Retirement 2060	9.41%
Inflation-Protect Sec Inst	2.55%
10T-100	3.51%
10T-120	4.21%

When participants elect to defer amounts, they also select when the amounts will ultimately be distributed. Distributions may be made on a certain future date (as long as that date is at least five years beyond the period of deferral) or at retirement, or, for specified employees under Section 409A of the Internal Revenue Code, six months after the date of retirement (in the form of a lump sum distribution or installments over five, 10 or 15 years). All distributions are made in cash, and there are limited opportunities to change the distribution elections. These include a hardship withdrawal and a “redeferral” election that must be made at least 12 months prior to a scheduled payment (and only if the redeferral is for at least an additional five years).

RSUs:

Under the Medtronic, Inc. 2003 Long-Term Incentive Plan, certain participants were allowed to defer the issuance of shares or cash deliverable upon the exercise of an option or stock appreciation right, vesting of restricted stock, or satisfaction of other stock-based awards or other cash-based awards, for a specified period or until a specified date.

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EXECUTIVE COMPENSATION

Participants are entitled to receive dividend equivalents on the RSUs generally in the same manner and at the same time as if each RSU were a share. These dividend equivalents are credited in the form of additional RSUs.

The deferred RSUs are payable on the date six months or one year following a separation from service, pursuant to individual award agreements. The Company may require participants to return or forfeit the shares received or receivable in the event the participant is involved in performing services for or on behalf of a competitor, a violation of applicable business ethics policies or any other occurrence determined by the Compensation Committee.

ESOP:

Medtronic previously sponsored a non-qualified employee stock ownership plan (“ESOP”) to restore certain qualified employee benefits that could not be allocated due to IRS limitations. The qualified ESOP expired in May 2005, and accordingly no additional contributions were made by Medtronic into the non-qualified ESOP. All participants in the ESOP are fully vested. Dividends are credited to the ESOP account each year and the account balance is distributed in a lump sum of shares of Medtronic stock in the fiscal year following termination or retirement. Active employees cannot take distributions from the account.

Nonqualified Retirement Plan Supplement (NRPS):

The NRPS benefit calculated based on the Personal Investment Account formula is equal to 5% of the eligible compensation in excess of the IRS limitation and amounts deferred (excluding any LTPP CAP deferrals). Upon separation from service, within the meaning of Section 409A of the Internal Revenue Code (generally, retirement, termination of employment, or significant reduction in work schedule), the amount of retirement benefits earned under the NRPS are calculated. If the lump-sum value is less than $100,000, it is paid out as a lump sum six months after separation from service. If the lump-sum value exceeds $100,000, the value is paid out over a 15-year period in the form of a monthly annuity commencing six months after separation from service. The monthly benefit is the sum of the monthly principal amount and the monthly interest. The monthly interest is determined based on a declining balance schedule using an interest rate of 6%. In the event of the employee’s death prior to the completion of the 15-year payment cycle, any remaining benefits from the NRPS are payable per the beneficiary designation on record. If a beneficiary is not named, the benefit is payable to the employee’s surviving spouse, if there is no surviving spouse, to the children or if no survivors, the estate.

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Covidien Supplemental Savings Plan (SSRP):

Earnings on amounts credited to the Supplemental Savings Plan are determined by investment selections made by each named executive officer in investment alternatives that generally mirror investment choices offered under the Retirement Savings Plan (our 401(k) plan).

Return on Funds September 27, 2014 to April 24, 2015
Vanguard Windsor™ II Admiral™	4.13%
Fidelity Spartan® 500 Index Advtg®	6.11%
T. Rowe Price Blue Chip Growth	10.42%
Fidelity Spartan® Extnd Mkt Idx Advtg	10.99%
Stephens Small Cap Growth	9.51%
Invesco SmallCapValue Y	9.40%
American Funds Europacific Growth R6	5.68%
Columbia Acorn International Z	4.18%
Western Asset Core Plus Bond I	4.35%
PIMCO Foreign Bond (USD-Hedged) I	5.80%
PIMCO Short-Term A	0.56%
Vanguard Prime Money Market Instl	0.03%
PIMCO Diversified Real Asset CIT	0.58%
BlackRock LifePath® Index Retire Instl	4.19%
BlackRock LifePath® Index 2020 Instl	4.77%
BlackRock LifePath® Index 2025 Instl	5.20%
BlackRock LifePath® Index 2030 Instl	5.62%
BlackRock LifePath® Index 2035 Instl	5.96%
BlackRock LifePath® Index 2040 Instl	6.32%
BlackRock LifePath® Index 2045 Instl	6.50%
BlackRock LifePath® Index 2050 Instl	6.57%
BlackRock LifePath® Index 2055 Instl	6.60%

Under the Supplemental Savings Plan, participants may defer up to 50% of their base salary and 100% of their annual bonus. We provide matching credits based on the participant’s deferred base salary and bonus at the same rate such participant is eligible to receive matching contributions under the Retirement Savings Plan and Company credits on any cash compensation (i.e., base and bonus) that the participant earns during a calendar year in excess of applicable IRS limits ($260,000 for 2014 and $265,000 for 2015). Participants are fully vested in matching and Company credits (including earnings on such credits) upon completion of two years of service. The Supplemental Savings Plan is a non-qualified deferred compensation plan that is maintained as an unfunded “top-hat” plan. Amounts credited to the Supplemental Savings Plan as participant deferrals or Company credits may also be credited with earnings (or losses) based upon investment selections made by each participant from investments that generally mirror investments offered under the Retirement Savings Plan. Participants may elect whether they will receive a distribution of their Supplemental Savings Plan account balances upon termination of employment or at a specified date. Distributions can be made in a lump sum or in up to 15 annual installments.

Under the Retirement Savings Plan, the Company makes an automatic contribution of three percent (3%) of an employee’s eligible pay, irrespective of whether the employee contributes to such plan. Additionally, we match fifty cents ($0.50) for every one dollar ($1.00) employees contribute, up to the first six percent (6%) of eligible pay. Employees who were credited with more than 20 years of service as of December 31, 2009 are “grandfathered” for a five (5) year period (i.e., until December 31, 2014) and continue to receive matching contribution in accordance with the formula in place on December 31, 2009.

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Potential Payments Upon Termination or Change of Control

Letter Agreements: Mr. Ishrak is party to a letter agreement with the Company which provides severance payments and benefits under certain termination events. In the event Mr. Ishrak’s employment is terminated by the Company without “cause” (as defined in the letter agreement with Mr. Ishrak) or by Mr. Ishrak for “good reason” (generally defined to include material reduction in salary or MIP target award, material adverse change in title, position and authority, required relocation in excess of 50 miles, and material breach by the Company of the letter agreement with Mr. Ishrak), Mr. Ishrak will be entitled to the following payments:

(i) a pro rata MIP bonus for the year of termination based on actual performance and paid when MIP bonuses are paid generally, (ii) a lump sum equal to two times the sum of Mr. Ishrak’s annual base salary and target annual cash opportunity under the MIP, (iii) the value of 24 months of continued welfare benefits, (iv) full vesting of the time-based RSUs granted upon his appointment to CEO on June 13, 2011, and (v) full satisfaction of the time vesting requirement of the PBRSUs granted to Mr. Ishrak on June 13, 2011, however the PBRSUs will still be subject to the Company’s achievement of minimum earnings goals otherwise applicable to such PBRSUs under the terms of the award. These severance payments and benefits are subject to Mr. Ishrak’s execution of a general release and continued compliance with the Company’s standard confidentiality policies, a two-year non-competition and one-year non-solicitation agreement.

Mr. Coyle is party to an agreement with the Company that specifies cash severance payments under certain termination events. Mr. Coyle is entitled to receive one times his annual base salary plus his MIP bonus upon termination by the Company without cause. Except as disclosed in this section, no other NEO is party to any agreement that provides for severance benefits in excess of the broad-based plans or benefits available to all employees of Medtronic.

The table below illustrates the payments due to Messrs. Ishrak and Coyle upon involuntary termination as described in the section above assuming a termination date of April 24, 2015.

Name	Severance Amount(1)	Restricted Stock Unit Vesting(2)	Welfare Benefits(3)	Total
Omar Ishrak	$10,716,339	$24,344,239	$21,956	$35,082,534
Michael J. Coyle	$1,383,800			$1,383,800
(1)

Mr. Ishrak’s amount includes the fiscal year 2015 earned MIP payment ($2,444,532), plus two times Mr. Ishrak’s base salary ($1,503,965) and target MIP opportunity ($2,631,939) at the time of termination. Mr. Coyle’s amount represents his current base salary ($748,000) plus his target MIP opportunity ($635,800).

(2)

Mr. Ishrak’s amount represents the value of the unvested RSUs ($19,292,294) and PBRSUs ($2,985,734) granted on June 13, 2011 and accrued dividend equivalents ($2,066,211) using April 24, 2015’s closing price of $77.61. For purposes of this award, it is assumed the PBRSUs will pay out at a target level of performance.

(3)	Amount represents payments for welfare benefits for Mr. Ishrak.

Change-of-Control Agreements: NEOs are not entitled to any benefits upon death, disability, early retirement, normal retirement or termination for cause other than those benefits that are offered to all employees. Under Medtronic’s change-of-control agreements, no benefits are payable to an executive officer unless both a change of control and a termination of the executive for other than cause or for “good reason” as defined by the agreement occurs. This is known as a double trigger. Absent a “change of control,” the agreements do not require Medtronic to retain the executives or to pay them any specified level of compensation or benefits.

Each agreement provides that for three years after a “change of control” — the first trigger — there will be no adverse change in the executive’s salary, bonus opportunity, benefits or location of employment. If during this three-year period the executive’s employment is terminated by Medtronic other than for cause, or if the executive terminates their own employment for good reason (as defined in the agreements, and including compensation reductions, demotions, relocation and excess travel) — the second trigger — the executive is entitled to receive payment of accrued salary and annual and long-term incentives through the date of termination as well as accrued vacation pay, accrued pension benefits and any outstanding deferred compensation, and, except in the event of death or disability, a lump sum severance payment equal to prorated value of Highest Annual Bonus (defined as

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greater of average of bonus received for last three completed fiscal years preceding year of termination and bonus payable for most recently completed fiscal year) and three times the sum of his or her base salary and Highest Annual Bonus. Additionally, the executive is entitled to certain retirement and welfare benefits as further described below in the footnotes to the table. None of the change of control agreements include provisions for a “golden parachute” excise tax gross up. Instead, such payments may be subject to reduction (any such payment a “Reduced Payment”) to the extent it would cause such NEO to receive an “excess parachute payment” (as defined in the Internal Revenue Code) unless the change in control payments, less the amount of any excise taxes payable by the NEO, is greater than the Reduced Payment.

Generally, and subject to certain exceptions, a “change of control” is deemed to have occurred if:

†

a majority of Medtronic’s Board of Directors becomes comprised of persons other than persons for whose election proxies have been solicited by the Board, or who are then serving as directors appointed by the Board to fill vacancies caused by death or resignation (but not removal) of a director or to fill newly created directorships;

†	another party becomes the beneficial owner of at least 30% of Medtronic’s outstanding voting stock; or

†

Medtronic merges or consolidates with another party (other than certain limited types of mergers), or exchanges shares of voting stock of Medtronic for shares of another corporation pursuant to a statutory exchange, sells or otherwise disposes of all or substantially all of Medtronic’s assets, or is liquidated or dissolved.

If a “change of control” of Medtronic occurs, awards under Medtronic’s annual incentive plans will accelerate and, subject to certain limitations set forth in the plan, each participant will be entitled to a final award based on certain assumptions as to target performance and salary. On August 22, 2013, shareholders approved the Medtronic, Inc. 2013 Stock Award and Incentive Plan, which replaced the Company’s 2008 Stock Award and Incentive Plan, and which was amended and restated in connection with the Covidien acquisition. For awards granted under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan, or the predecessor 2008 Stock Award and Incentive Plan, and related agreements, stock options will only become exercisable in full, and all restrictions under such outstanding restricted stock or units (including PBRSUs) will only lapse, if the award is not replaced by a qualifying replacement award that satisfies certain conditions set forth in the plan or, if a replacement award is granted, upon termination of a participant’s employment by the Company without cause or by the participant for good reason during the two years following the date of the change of control.

If a “change of control” occurs during a plan year, subject to certain limitations, Medtronic’s matching contribution to the 401(k) Plan will equal the greater of Medtronic’s target percentage matching contribution, or if the “change of control” occurs after the first quarter of a plan year, the percentage contribution Medtronic would have made upon completion of the plan year based on performance as most recently projected by Medtronic prior to the “change of control” and disregarding the effects of the “change of control.”

Mr. Hanson will be covered under legacy Covidien’s Change-in-Control plan for two year’s following date of employment with Medtronic plc. Under the legacy Covidien plan, upon a termination after a change-in-control Mr. Hanson will be eligible to receive a lump sum payment equal to two times the sum of his base salary and the average of his bonus received for the prior three completed fiscal years, a pro rata value of his current year actual bonus, full acceleration of unvested equity (performance awards assumed to be earned at target), two years continuation of welfare benefits and outplacement services at the discretion of the Committee.

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EXECUTIVE COMPENSATION

The table below reflects estimated payments for our NEOs as a result of the change of control agreements, assuming (1) the change of control occurred and (2) the Company terminates employment other than for cause or disability or the executive terminates employment for good reason, on April 24, 2015.

Name	Severance Amount (1)(2)(3)	Long-Term Performance Plan Payouts(4)	Accelerated Vesting of Stock Options(5)	Restricted Stock Unit Vesting(6)	Present Value of Increased Pension Benefits(7)	Other(8)	Total
Omar Ishrak	$4,850,672	$6,566,000	$16,103,172	$39,125,219	$542,926	$170,235	$67,358,224
Gary L. Ellis	$6,027,069	$1,949,000	$4,741,285	$4,296,800	$1,077,564	$108,095	$18,199,813
Christopher J. O’Connell	$3,210,890	$1,724,000	$4,312,275	$3,875,533	$424,470	$118,608	$13,665,770
Bryan C. Hanson	$3,099,160	$0	$5,470,635	$4,046,197	$0	$70,746	$12,686,738
Michael J. Coyle	$5,022,955	$1,658,000	$4,231,875	$3,779,917	$0	$324,819	$15,017,566
(1)

This amount is three times the sum of (a) the executive’s base salary at the time of termination and (b) the greater of fiscal year 2015’s annual bonus or the average of the annual bonuses for the three most recently completed fiscal years. For Mr. Hanson this amount represents two times the sum of (a) his base salary at the time of termination and (b) the average annual bonus for the three most recently completed fiscal years.

(2)	This amount has been reduced for Mr. Ishrak and Mr. O’Connell so as to not incur excise taxes under Section 280G.
(3)

This amount also includes the prorated value of the greater of fiscal year 2015’s annual bonus or the average of the annual bonuses for the three most recently completed fiscal years. For Mr. Hanson this amount includes the prorated value of fiscal year 2015’s annual bonus.

(4)	This amount represents the unvested projected payments of the 2014-2016 LTPP and the unvested projected payments of the 2015-2017 LTPP.
(5)	This amount represents the market gain (or intrinsic value) of unvested options as of April 24, 2015 at the closing price on that date of $77.61.
(6)	This amount represents the value of unvested restricted stock units, PBRSUs and dividend equivalent units as of April 24, 2015 at the closing price on that date of $77.61.
(7)	This amount reflects the estimated present value of additional pension benefits due to the NEO upon a change of control assuming an additional three years of age and service.
(8)

This amount represents the estimated value of the three year continuation of Company contributions to certain retirement plans (including the 401(k) plan, the qualified and nonqualified plan), and health and miscellaneous welfare benefits for three years. Mr. Hanson receives 24 months employer portion of COBRA premiums and $45,000 of outplacement services.

62    Medtronic Proxy Statement and Notice of 2015 Annual General Meeting of Shareholders

EXECUTIVE COMPENSATION

Equity Compensation Plan Information

The following table provides information about Medtronic’s ordinary shares issuable upon the exercise of options, warrants and rights under all existing equity compensation plans in effect as of April 24, 2015, including the Medtronic, Inc. 2013 Stock Award and Incentive Plan, 2008 Stock Award and Incentive Plan, the Medtronic, Inc. 2003 Long-Term Incentive Plan, the Medtronic, Inc. 2014 Employees Stock Purchase Plan, the Medtronic, Inc. — Kyphon Inc. 2002 Stock Plan and the 1998 Outside Director Stock Compensation Plan.

	(a)(4)	(b)	(c)(5)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1) (3)	56,816,603	$48.70	62,753,149
Equity compensation plans not approved by security holders(2) (3)	1,861	$46.48	0
(1)

Awards under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan may consist of stock options, stock appreciation rights, restricted stock, performance-based restricted stock, restricted stock units, other stock-based awards and performance cash awards. No more than 5% of the shares will be granted pursuant to restricted stock awards if such award will vest in full prior to three years from the award date or if a condition to such vesting is based, in whole or in part, upon performance of the shares or any aspect of Medtronic’s operations and such vesting could occur over a period of less than one year from the award date. This plan was approved by Medtronic, Inc. shareholders.

(2)	Awards are no longer being granted from the Medtronic, Inc. – Kyphon Inc. 2002 Stock Plan.
(3)

Amounts disclosed do not include stock options, stock appreciation rights, restricted stock, performance-based restricted stock, restricted stock units, or other stock-based awards to acquire 16,060,563 Medtronic shares relating to former Covidien or Kyphon awards assumed in the acquisitions with a weighted average exercise price of $33.49.

(4)

Column (a) includes 47,197,286 shares issuable upon exercise of outstanding options, with a weighted average exercise price of $58.62 and the following equity awards which increase the number of shares in column (a) and decrease the number of shares in column (c) 8,809,454 restricted stock units in approved plans, 454,936 dividend equivalent units in approved plans, 120,084 shares issuable pursuant to a non-qualified employee stock ownership plan in approved plans, and 234,843 vested units or exercised shares deferred and not yet issued in approved plans.

(5)

Column (c) includes 21,681,468 shares available for issuance as of April 25, 2014 under the Medtronic plc Amended and Restated 2014 Employees Stock Purchase Plan and 41,071,681 shares available for issuance as of April 25, 2014 under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee represents and assists the Board of Directors in its oversight of the integrity of Medtronic’s financial reporting and compliance programs. In particular, the Audit Committee reviews the independence, qualifications and performance of Medtronic’s independent registered public accounting firm and the performance of its internal auditors. The Audit Committee also has responsibility for oversight of Medtronic’s compliance with legal and regulatory requirements. In this role, the Audit Committee, among other things, oversees Medtronic’s policies and programs reasonably designed to ensure that Medtronic’s relationships with, and payments to, health care providers are appropriate and lawful, and receives reports of Company and third-party reviews of such matters. As of the date of this report, the Audit Committee consisted of the five members listed below, each of whom is an independent director in accordance with the Securities and Exchange Commission (“SEC”) and New York Stock Exchange requirements and meets additional independence standards applicable to audit committee members. Shirley Ann Jackson, Ph.D., Scott C. Donnelly, Randall J. Hogan, III, Kendall J. Powell, Robert C. Pozen and each qualifies as an “audit committee financial expert” within the meaning of that term as defined by the SEC pursuant to Section 407 of the Sarbanes-Oxley Act of 2002.

Medtronic’s management is responsible for preparing Medtronic’s financial statements and the overall reporting process, including Medtronic’s system of internal controls. The Audit Committee is directly responsible for the compensation, appointment and oversight of Medtronic’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), that reports directly to the Audit Committee. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles in the United States (“U.S. GAAP”) and auditing the Company’s internal control over financial reporting. The Audit Committee also meets privately in separate executive sessions periodically with management, internal audit, compliance and representatives from Medtronic’s independent registered public accounting firm.

In this context, the Audit Committee has held discussions with management and PricewaterhouseCoopers. Management represented to the Audit Committee that Medtronic’s consolidated financial statements were prepared in accordance with U.S. GAAP, and the Audit Committee has reviewed and discussed the audited financial statements with management and PricewaterhouseCoopers.

PricewaterhouseCoopers has informed the Audit Committee that, in its opinion, the consolidated balance sheets and the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows that accompany Medtronic’s 2015 Annual Report present fairly, in all material respects, the financial position of Medtronic and its subsidiaries at April 24, 2015 and April 25, 2014 and the results of Medtronic’s operations and cash flows for each of the three fiscal years in the period ended April 24, 2015 are in conformity with U.S. GAAP.

The Audit Committee also has discussed with PricewaterhouseCoopers the matters required to be discussed by Auditing Standard No. 16 (Communications With Audit Committees), as amended, and requested any other relevant input from PricewaterhouseCoopers. PricewaterhouseCoopers provided to the Audit Committee, and the Audit Committee received, the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers’ communications with the audit committee concerning independence, and the Audit Committee discussed with PricewaterhouseCoopers their independence.

Based on the considerations above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements in Medtronic’s Annual Report on Form 10-K for fiscal year 2015 for filing with the SEC. The Audit Committee has recommended PricewaterhouseCoopers as Medtronic’s independent registered public accounting firm for fiscal year 2016 and that the Board of Directors submit this appointment to the Company’s shareholders for ratification at the Annual General Meeting. Audit and any permitted non-audit services provided to Medtronic by PricewaterhouseCoopers are pre-approved by the Audit Committee.

AUDIT COMMITTEE:

Shirley Ann Jackson, Ph.D., Chair	Kendall J. Powell
Scott C. Donnelly	Robert C. Pozen
Randall J. Hogan, III

64    Medtronic Proxy Statement and Notice of 2015 Annual General Meeting of Shareholders

AUDIT AND NON-AUDIT FEES

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers for the audit of Medtronic’s annual financial statements for the fiscal years ended April 25, 2014 and April 24, 2015, and fees for other services rendered by PricewaterhouseCoopers. One hundred percent (100%) of all audit, audit-related, tax and all other fees were approved by the Audit Committee.

	Fiscal 2014	Fiscal 2015
Audit Fees(1)	$6,749,000	$13,335,000
Audit-Related Fees(2)	320,000	4,175,000
Tax Fees(3)	538,000	3,229,000
All Other Fees(4)	439,000	211,000
(1)

Audit services consisted principally of domestic and international audits, statutory audits and assessment of internal control over financial reporting. The increase in audit fees related to recurring and one-time additional audit procedures in connection with the acquisition of Covidien in 2015.

(2)	Audit-related services consisted principally of services related to pre-acquisition due diligence, which increased in 2015 in connection with the acquisition of Covidien.
(3)	Tax related services consisted principally of services related to assistance with transfer pricing, tax compliance, tax planning, and assistance with tax audits.
(4)	Other service fees included independent review organization services pertaining to Corporate Integrity Agreements.

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PROPOSAL 2 — RATIFICATION OF INDEPENDENT AUDITOR AND AUTHORIZATION OF THE BOARD OF DIRECTORS, ACTING THROUGH THE AUDIT COMMITTEE, TO SET AUDITOR REMUNERATION

The Board of Director’s Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. The Audit Committee has recommended the re-appointment of PricewaterhouseCoopers LLP as our independent external auditor for the fiscal year ending April 29, 2016 and that the Board of Directors submit this appointment to the Company’s shareholders for ratification at the Annual General Meeting. PricewaterhouseCoopers LLP has been retained as our external auditor continuously since fiscal year 1963. The Audit Committee is responsible for the audit fee negotiations associated with the retention of PricewaterhouseCoopers. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of our independent external audit firm. Further, in conjunction with the mandated rotation of the auditing firm’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of PricewaterhouseCoopers’ new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of the PricewaterhouseCoopers to serve as the Company’s independent external auditor is in the best interests of the Company’s shareholders.

As required by the Audit Committee Charter and Irish law, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP for shareholders’ ratification at the Annual General Meeting and the authorization of the Board of Directors, acting through the Audit Committee, to set the auditor’s remuneration. If the shareholders do not so ratify, the Audit Committee will reconsider its selection.

The re-appointment of PricewaterhouseCoopers LLP as the independent external auditor of the Company for the fiscal year ending April 29, 2016 and the authorization of the Board of Directors, acting through the Audit Committee, to set the auditors’ remuneration is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the annual general meeting in order to be approved.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual General Meeting, will have the opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THIS APPOINTMENT AND THE AUTHORIZATION OF THE BOARD OF DIRECTORS, ACTING THROUGH THE AUDIT COMMITTEE, TO SET THE AUDITOR’S RENUMERATION.

Effect of Proposal

Even if the selection of PricewaterhouseCoopers LLP is ratified, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interest of the Company and its shareholders. The Audit Committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm next year, but is not bound by the shareholders’ vote.

66    Medtronic Proxy Statement and Notice of 2015 Annual General Meeting of Shareholders

PROPOSAL 3 — ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (“SAY-ON-PAY”)

Section 14A of the Exchange Act requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis (“CD&A”), tabular disclosures and related narrative of this proxy statement, a so-called “Say-on-Pay” vote. The Board of Directors has adopted a policy of providing for annual “Say-on-Pay” advisory votes. The next such advisory vote will occur at this Annual General Meeting of Shareholders.

As discussed in more detail in the CD&A, Medtronic’s Executive Compensation Program Philosophy is designed to attract, motivate and retain top talent; emphasize incentive compensation alignment with sustained profitable growth; align with shareholder interests by encouraging executive stock ownership and linking a meaningful portion of compensation to the value of Medtronic ordinary shares; favor moderate cash allowances instead of Company-provided perquisites; and discourage inappropriate risk taking.

All executive compensation elements are targeted within the median range of our competitive market, with actual compensation delivered based on Company and individual performance. Performance-based compensation constitutes 80% to 90% of NEO compensation, and long-term performance-based compensation constitutes 62% to 72% of NEO compensation. Fiscal year 2015 had strong financial results, and the Company’s top-line and bottom-line growth rates were within the target range of the potential performance payout. In light of these business results, the Company’s annual incentive plan and long-term performance plan paid out at 109.27% and 112.29% of targeted amounts, respectively.

In addition to aligning total compensation with Company performance, the Company has actively promoted an overall compensation philosophy that is in the best interests of the Company’s shareholders. For example, change-of-control agreements no longer include any excise tax gross-up provisions, and the Company does not provide excessive perquisites or benefits to our NEOs. Also, in furtherance of pay practices preferred by institutional shareholders, equity awards granted under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan that are replaced in connection with a change of control do not vest on the occurrence of a change of control and instead vest only if a participant is involuntarily terminated within a limited period following the change of control. The Company requires each executive to retain significant portions of his or her equity compensation awards and continues to follow a broad clawback policy that allows the Company to recapture equity compensation and other incentive awards paid to an executive who engages in misconduct.

Advisory approval of the compensation of our named executive officers is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the annual general meeting in order to be approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE FOLLOWING RESOLUTION:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation awarded to the named executive officers, as described in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in this proxy statement.”

Effect of Proposal

The Say-on-Pay resolution is non-binding. The approval or disapproval of this proposal by shareholders will not require the Board or the Compensation Committee to take any action regarding Medtronic’s executive compensation practices. The final decision on the compensation and benefits of our executive officers and on whether, and if so, how, to address shareholder disapproval remains with the Board and the Compensation Committee. The Board, however, values the opinions of our shareholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board will carefully consider the outcome of the advisory vote on executive compensation and shareholder opinions received from other communications when making future executive compensation decisions.

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PROPOSAL 4 — ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTES

Section 14A of the Exchange Act also requires that we provide our shareholders with the opportunity to vote on a non-binding advisory resolution to determine whether the advisory shareholder vote on executive compensation will occur every one, two, or three years.

After careful consideration of the various arguments supporting each frequency level, the Board has determined that an annual advisory vote on executive compensation is appropriate for Medtronic and its shareholders at this time.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A FREQUENCY OF “1 YEAR.”

The proxy card provides shareholders with four choices (every 1 YEAR, 2 YEARS, 3 YEARS, or ABSTAIN). Shareholders are not voting to approve or disapprove the Board’s recommendation.

The option, if any, among those choices that receives the affirmative vote of a majority of the votes cast in person or by proxy at the annual general meeting will be deemed to be the frequency preferred by our shareholders.

Effect of Proposal

The Say-on-Pay frequency vote is non-binding. The outcome of this vote will not require the Board or the Nominating and Corporate Governance Committee to take any action regarding the frequency of future Say-on-Pay votes. However, the Board and Nominating and Corporate Governance Committee value the opinions of the shareholders and will take into consideration the outcome of the vote when considering the frequency of future Say-on-Pay votes.

68    Medtronic Proxy Statement and Notice of 2015 Annual General Meeting of Shareholders

OTHER INFORMATION

Expenses of Solicitation

Medtronic will bear the costs of soliciting proxies, including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Directors, officers and regular employees of Medtronic, without extra compensation, may solicit proxies personally or by mail, telephone, email, fax, telex, telegraph or special letter.

We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $21,000 in the aggregate.

Shareholder Proposals and Director Nominations

In order for a shareholder proposal to be considered for inclusion in Medtronic’s proxy statement for the 2016 Annual General Meeting, the written proposal must be received by the Company Secretary at Medtronic’s registered office no later than June 24, 2016. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials.

Medtronic’s Articles of Association provide that a shareholder may present a proposal or nominee for director from the floor that is not included in the proxy statement if proper written notice is received by the Company Secretary at Medtronic’s registered office not less than 50 nor more than 90 days prior to the Annual General Meeting date. If less than 60 days’ notice of the meeting date is given, the submission will be considered timely if it is received by the close of the 10th day following the day on which notice of the meeting is given. Any such proposal or nomination must provide the information required by Medtronic’s Articles of Association and comply with any applicable laws and regulations. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, Medtronic may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such shareholder proposal.

All submissions to, or requests from, the Company Secretary should be made to Medtronic’s registered office at 20 on Hatch, Lower Hatch Street, Dublin 2, Ireland, Attn: Company Secretary.

Delivery of Documents to Shareholders Sharing an Address

The SEC has adopted rules regarding delivery of proxy statements and annual reports to shareholders sharing the same address. We may satisfy these delivery rules by delivering a single proxy statement and annual report to an address shared by two or more of our shareholders who are not participating in electronic proxy material delivery. This delivery method, referred to as “householding,” results in significant cost savings for us. In order to take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple shareholders who share an address unless Medtronic has received contrary instructions from one or more of the shareholders. Medtronic will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered. If shareholders receive one set of materials due to householding, they may revoke their consent for future mailings at any time by contacting Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Shareholders will be removed from the householding program within 30 days of their response, following which they will receive an individual copy of our proxy materials. If you are the beneficial owner, but not the record holder, of Medtronic ordinary shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

Other

Medtronic’s 2015 Annual Report, including financial statements, is being made available to shareholders of record as of October 12, 2015, together with the other proxy materials.

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OTHER INFORMATION

MEDTRONIC WILL FURNISH TO SHAREHOLDERS WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 24, 2015, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED TO: INVESTOR RELATIONS DEPARTMENT, MEDTRONIC, 710 MEDTRONIC PARKWAY, MINNEAPOLIS, MINNESOTA 55432.

The Board of Directors knows of no other matter to be presented at the Annual General Meeting. If any other business properly comes before the Annual General Meeting or any adjournment or postponement thereof, the proxies will vote on that business in accordance with their best judgment.

By Order of the Board of Directors,

Bradley E. Lerman

Company Secretary

MEDTRONIC plc

70    Medtronic Proxy Statement and Notice of 2015 Annual General Meeting of Shareholders

APPENDIX A

NON-GAAP RECONCILIATIONS

This proxy statement contains revenue growth rate on a comparable, constant currency basis and diluted EPS, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles (GAAP). The company’s definition of these non-GAAP measures may not be the same or similar to measures presented by other companies.

Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of aligning historical Covidien revenues to Medtronic’s fiscal calendar and excluding specified items that can be highly variable or difficult to predict. The company generally uses these non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Management believes that the resulting non-GAAP financial measures provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations and is useful for period over period comparisons of such operations. These non-GAAP financial measures reflect an additional way of viewing aspects of the company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Medtronic’s business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company’s reported results of operations, management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included below. Medtronic’s June 2, 2015 Fiscal Year 2015 Earnings Release also includes detailed information about the GAAP to Non-GAAP adjustments.

Comparable Constant Currency Growth Rate

Management believes that referring to comparable constant currency growth rates is a more useful way to evaluate the underlying performance of Medtronic’s sales. Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period.

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APPENDIX A

MEDTRONIC PLC

FISCAL YEAR RECONCILIATION OF REPORTED GROWTH TO COMPARABLE CONSTANT CURRENCY

GROWTH(1)

(Unaudited)

(in millions)

A	Medtronic As Reported Twelve Months Ended April 24, 2015	$20,261
B	Covidien As Reported Nine Months Ended December 26, 2014	8,108
C=A+B	FY15 Pro Forma Historical Revenue	28,369
D	Non-GAAP Adjustment(2)	(127)
E=C+D	FY15 Comparable Historical Revenue	28,242
F	Medtronic As Reported Twelve Months Ended April 25, 2014	17,005
G	Covidien As Reported Twelve Months Ended March 28, 2014	10,375
H=F+G	FY14 Pro Forma Historical Revenue	27,380
I	Non-GAAP Adjustment(3)	32
J=H+I	FY14 Comparable Historical Revenue	27,412
K=(A-F)/F	FY15 Reported Growth	19%
L	Currency Impact on Growth	(794)
M=(E-J-L)/J	Comparable Constant Currency Growth(1)	6%
(1)

Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period.

(2)	Represents the decrease in Covidien revenue for the nine months ended January 23, 2015 as compared to Covidien revenue for the nine months ended December 26, 2014.
(3)	Represents the increase (decrease) in Covidien revenue for the twelve months ended April 25, 2014 as compared to Covidien revenue for the twelve months ended March 28, 2014.

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APPENDIX A

MEDTRONIC PLC

NET INCOME AND DILUTED EPS GAAP TO NON-GAAP RECONCILIATION

(Unaudited)

(in millions)

	Fiscal year ended April 24, 2015				Fiscal year ended April 25, 2014
	Income from Operations Before Taxes	Net Income	Diluted EPS		Income from Operations Before Taxes	Net Income	Diluted EPS
GAAP	$3,486	$2,675	$2.41		$3,705	$3,065	$3.02
Impact of inventory step-up(1)	623	455	0.41		—	—
Impact of product technology upgrade commitment(2)	74	61	0.06		—	—
Special (gains) charges, net(3)	(38)	(23)	(0.02)		40	26	0.03
Restructuring charges, net(4)	252	180	0.16		88	60	0.06
Certain litigation charges, net(5)	42	27	0.02		770	701	0.69
Acquisition-related items(6)	550	433	0.39		117	79	0.08
Amortization of intangible assets(7)	733	538	0.49		349	230	0.23
Impact of acquisition on interest expense(8)	77	49	0.04		—	—
Certain tax adjustments(9)	—	349	0.31			(63)	(0.06)
Non-GAAP	$5,799	$4,744	$4.28	(10)	$5,069	$4,098	$4.04

Diluted EPS
Year over year percent change:
GAAP	(20%)
Non-GAAP	6%
(1)	To exclude amortization of step-up in preliminary fair value of inventory acquired in connection with the Covidien acquisition.
(2)	To exclude the probable and reasonably estimable commitment related to a CRHF global comprehensive program for home based monitors due to industry conversion from analog to digital technology.
(3)

To exclude charitable contributions made to the Medtronic Foundation. The fiscal year 2015 gain includes a gain on divestiture recognized in connection with the sale of a product line in the Surgical Technologies division and a gain recognized in connection with the sale of a certain equity method investment.

(4)	To exclude restructuring charges related to the restructuring initiatives in each respective fiscal year, net of reversals of excess restructuring reserves.
(5)

To exclude charges classified as certain litigation charges, net on the consolidated statement of income. The fiscal year 2014 charge includes a charge related to the global patent settlement agreement with Edwards Lifesciences Corporation.

(6)

To exclude charges classified as acquisition-related items on the consolidated statement of income. The fiscal year 2015 charge primarily includes transaction and integration-related costs incurred in connection with the Covidien acquisition.

(7)	To exclude amortization of intangible assets.
(8)

To exclude the incremental interest expense incurred to hold $17 billion of debt from December 10, 2014 through the end of the third quarter of fiscal year 2015. On December 10, 2014, Medtronic issued $17 billion of debt to finance, in part, the cash component of the Covidien acquisition consideration including the payment of certain transaction and financing expenses and for working capital and general corporate purposes, which may include repayment of indebtedness.

(9)

The fiscal year 2015 charge primarily relates to a tax expense for anticipated resolution of the Kyphon acquisition-related issues with the IRS; the fiscal year 2014 charge represents a tax benefit associated with the resolution of certain issues in the fourth quarter of fiscal year 2014 with the IRS.

(10)	The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.

Medtronic Proxy Statement and Notice of 2015 Annual General Meeting of Shareholders    A-3

APPENDIX A

Diluted Earnings Per Share (EPS)

Medtronic measures Earnings Per Share (EPS) performance using the same Non-GAAP EPS that is reported to investors through Medtronic’s Earnings Release. The following table details the GAAP to Non-GAAP EPS reconciliation.

Fiscal Year Ended

April 24, 2015

			Explanation of Non-Recurring Adjustments
Diluted EPS, as reported	$2.41
Significant Non-Recurring Adjustments
Impact of inventory step-up	0.41		Represents amortization of step-up in preliminary fair value of inventory acquired in connection with the Covidien acquisition.
Impact of product technology upgrade commitment	0.06		Represents the probable and reasonably estimable commitment related to a CRHF global comprehensive program for home based monitors due to industry conversion from analog to digital technology.
Special (gains) charges, net	(0.02)		Includes $64 million after-tax ($100 million pre-tax) charitable contribution made to the Medtronic Foundation, $25 million after-tax ($41 million pre-tax) gain on divestiture recognized in connection with the sale of a product line in the Surgical Technologies division and $62 million after-tax ($97 million pre-tax) net gain recognized in connection with the sale of a certain equity method investment.
Restructuring charges, net	0.16		Includes a $176 million after-tax ($248 million pre-tax) charge related to the fiscal year 2015 restructuring initiative and a $28 million after-tax ($38 million pre-tax) charge related to a continuation of our fourth quarter fiscal year 2014 restructuring initiative, partially offset by a $25 million after-tax ($34 million pre-tax) reversal of excess restructuring reserves.
Certain litigation charges, net	0.02		Relates to accounting charges for probable and reasonably estimable INFUSE product liability litigation of $24 million after-tax ($37 million pre-tax) and other matters litigation.
Acquisition-related items	0.39		Primarily includes transaction and integration-related costs incurred in connection with the Covidien acquisition (bridge financing fees, legal fees, and other transaction- related costs), of which $127 million after-tax ($189 million pre-tax) primarily relates to accelerated or incremental stock compensation expense incurred in the acquisition.
Amortization of intangible assets	0.49		To exclude amortization of intangible assets.
Impact of acquisition on interest expense	0.04		Represents the incremental interest expense incurred to hold $17 billion of debt from December 10, 2014 through the end of the third quarter of fiscal year 2015.
Certain tax adjustments	0.31		Primarily relates to a $329 million tax expense for anticipated resolution of the Kyphon acquisition-related issues with the IRS.
Non-GAAP diluted EPS	$4.28	(1)
(1)	The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.

In addition to the standard GAAP to Non-GAAP Earnings Per Share (EPS) adjustments, the Compensation Committee and Medtronic Management determined that the impact of the Covidien acquisition should be excluded from Non-GAAP diluted EPS results for the purposes of Fiscal Year 2015 Annual Incentive Plan (MIP) and Restricted Stock Unit performance threshold calculations. Excluding the impact of the Covidien acquisition ensures that Medtronic’s EPS based incentive plan results reflect actual operating performance versus the annual operating plan established at the start of Fiscal Year 2015.

A-4    Medtronic Proxy Statement and Notice of 2015 Annual General Meeting of Shareholders

APPENDIX A

The following table reconciles the adjustments to exclude the impact of Covidien from Medtronic’s operating results:

Adjustments to Exclude the Impact of the Fourth Quarter Fiscal Year 2015 Acquisition of Covidien plc

		Explanation of Adjustments
Diluted EPS, as reported	$4.28
Add Back Amortization	(0.49)	Amortization included in GAAP to Non-GAAP adjustments as a result of the Covidien acquisition.
Exclude Covidien Earnings	(0.21)	Covidien earnings included in Non-GAAP EPS impacting Medtronic’s Fourth Quarter of Fiscal Year 2015. Includes Covidien only net earnings with deal related Amortization
Adjust for Shares Outstanding	0.41	Impact of Medtronic plc shares at 1,109M and estimated legacy Medtronic shares at 998M
Net Interest Expense	0.11	Adjust for lower net interest expense that would have been realized without the impact related to the Covidien acquisition (interest expense on $17B debt issued to finance acquisition)
Tax Rate	(0.03)	Exclude tax rate benefits due to Covidien acquisition.
Non-GAAP diluted EPS Excluding Impact of Covidien Acquisition	$4.07

Medtronic Proxy Statement and Notice of 2015 Annual General Meeting of Shareholders    A-5

DELIVERY OF FUTURE ANNUAL MEETING MATERIALS

Medtronic offers shareholders the choice to receive future annual reports and proxy materials electronically over the Internet instead of receiving paper copies through the mail. This will allow us to conserve natural resources and save Medtronic printing and mailing costs. Whether you hold shares registered directly in your name, through a Medtronic stock plan, or through a broker or bank, you can enroll for future delivery of proxy statements and annual reports by following these easy steps:

†	Go to our website at www.medtronic.com;

†	Click on Investors;

†	In the Shareholder Services section, click on Electronic Delivery of Proxy Materials; and

†	Follow the prompts to submit your electronic consent.

Generally, brokers and banks offering this choice require that shareholders vote through the Internet in order to enroll. Street name shareholders whose broker or bank is not included in this website are encouraged to contact their broker or bank and ask about the availability of electronic delivery. As with all Internet usage, the user must pay all access fees and telephone charges. You may view this year’s proxy materials at www.medtronic.com/annualmeeting.

MEDTRONIC PLC

ATTN: RHONDA INGALSBE

710 MEDTRONIC PARKWAY

MS LC310

MINNEAPOLIS, MN 55432-5604

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EST on December 10, 2015 (or for shares held through the Medtronic PLC SIP and the Medtronic Puerto Rico Employees’ SIP, no later than 11:59 P.M., EST, on December 8, 2015). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EST on December 10, 2015 (or for shares held through the Medtronic PLC SIP and the Medtronic Puerto Rico Employees’ SIP, no later than 11:59 P.M., EST, on December 8, 2015). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION:

To vote and/or attend the meeting, go to “shareholder meeting registration” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M95407-P68975	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEDTRONIC PLC				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors to serve until the next Annual General Meeting of the Shareholders			☐	☐	☐

	Nominees:

	01)	Richard H. Anderson	08)	James T. Lenehan
	02)	Craig Arnold	09)	Elizabeth Nabel, M.D.
	03)	Scott C. Donnelly	10)	Denise M. O’Leary
	04)	Randall Hogan III	11)	Kendall J. Powell
	05)	Omar Ishrak	12)	Robert C. Pozen
	06)	Shirley A. Jackson, Ph.D.	13)	Preetha Reddy					For	Against	Abstain
	07)	Michael O. Leavitt

2.	To ratify the re-appointment of PricewaterhouseCoopers LLP as Medtronic’s independent auditor for fiscal year 2016 and authorize the Board of Directors, acting through the Audit Committee, to set its remuneration.								☐	☐	☐

3.	To approve in a non-binding advisory vote, named executive officer compensation (a “Say-on-Pay” vote).								☐	☐	☐

The Board of Directors recommends you vote 1 year on the following proposal:								1 Year	2 Years	3 Years	Abstain

4.	To approve, in a non-binding advisory vote, the frequency of Say-on-Pay votes.							☐	☐	☐	☐

NOTE: Such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.						☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date					Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M95408-P68975

MEDTRONIC PLC

Annual General Meeting of Shareholders

December 11, 2015, 9:00 AM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Bradley E. Lerman and Keyna P. Skeffington, each of c/o Medtronic plc, 20 Lower Hatch Street, Dublin 2, Ireland, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to attend, speak and to vote, as designated on the reverse side of this ballot, all of the Ordinary shares of MEDTRONIC PLC that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 9:00 AM Local Time, on December 11, 2015, at the Conrad Dublin Hotel, Earlsfort Terrace, Dublin 2, Ireland, and any adjournment or postponement thereof. You may vote at the Annual General Meeting of Shareholders if you were a shareholder of record at the close of business on October 12, 2015.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side